Execution Version

Published CUSIP Numbers: 16725MAK7 (Deal)
Term Loan: 16725MAL5
TERM LOAN AGREEMENT

Dated as of July 8, 2015
among

CHICAGO BRIDGE & IRON COMPANY N.V.,
as Guarantor,

CHICAGO BRIDGE & IRON COMPANY (DELAWARE),
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

The Other Lenders Party Hereto

BANK OF AMERICA MERRILL LYNCH
and
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Joint Lead Arrangers and Joint Bookrunners

CRÉDIT AGRICOLE CORPORATE, as Syndication Agent BNP PARIBAS SECURITIES CORP., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD and COMPASS BANK, as Co-Documentation Agents

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i

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(continued)

ii

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(continued)

iii

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(continued)

iv

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SCHEDULES

1.01A    Excluded Foreign Subsidiaries
1.01B    Material Subsidiaries
2.01    Commitments and Applicable Percentages
5.07    Litigation
5.08    Subsidiaries
5.09    Pensions and Post-Retirement Plans
5.17    Environmental Matters
7.01    Permitted Existing Indebtedness
7.03    Permitted Existing Liens
7.04    Permitted Existing Investments
7.05    Permitted Existing Contingent Obligations
7.12    Subsidiary Covenants
7.17    Permitted Restricted Payments
10.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS

Form of
A        Borrowing/Election Notice
B        Note
C        Compliance Certificate
D        Assignment and Assumption
E        Officer’s Certificate
F        Subsidiary Guaranty
G-1        Company’s US Counsel’s Opinion
G-2        Company’s Foreign Counsel’s Opinion
H-1–H-4    U.S. Tax Compliance Certificates

v
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TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT (“Agreement”) is entered into as of July 8, 2015 among CHICAGO BRIDGE & IRON COMPANY N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
The Loan Parties (as hereinafter defined) have requested that the Lenders make term loans to the Loan Parties in an aggregate principal amount of up to $500,000,000.00.
The Lenders have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accounting Change” has the meaning specified in Section 1.03.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.
“Act” has the meaning specified in Section 10.18.
“Adjusted Indebtedness” of a Person means, without duplication, such Person’s Indebtedness but excluding obligations with respect to (a) the undrawn portion of any Performance Letters of Credit (under and as defined in each of the Existing 2013 Revolving Credit Agreement and the Existing 2015 Revolving Credit Agreement), bank guarantees supporting obligations comparable to those supported by performance letters of credit and all reimbursement agreements related thereto and (b) liabilities of such Person or any of its Subsidiaries under any sale and leaseback transaction which do not create a liability on the consolidated balance sheet of such Person.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially a form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.05(b) hereof; provided, however, except as provided in Section 1.03, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.05(b) hereof.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (a) on or prior to the Closing Date, such Lender’s Commitment at such time and (b) thereafter, the outstanding principal amount of such Lender’s Loans at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth below:

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Applicable Rate
Pricing Level	Leverage Ratio	Eurodollar Rate +	Base Rate +
1	Less than 0.75 to 1.00	1.250%	0.250%
2	Less than 1.25 to 1.00 but greater than or equal to 0.75 to 1.00	1.375%	0.375%
3	Less than 2.00 to 1.00 but greater than or equal to 1.25 to 1.00	1.500%	0.500%
4	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	1.750%	0.750%
5	Greater than or equal to 2.50 to 1.00	2.000%	1.000%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective five (5) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c)(ii); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for the period from the Closing Date through and including the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c)(ii) for the period of four consecutive fiscal quarters ending June 30, 2015 shall be Pricing Level 3.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.08(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” mean each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Compass Bank, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as a joint lead arranger and joint bookrunner.
“Asset Sale” means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person) to any Person other than the Company or any of its wholly owned Subsidiaries other than (a) the sale of inventory in the ordinary course of business and (b) the sale or other disposition of any obsolete equipment disposed of in the ordinary course of business.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D

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or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means 11 U.S.C. § 101 et seq.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided that in no event shall such rate be less than 0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Pension Plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01 or by some or all of the Lenders pursuant to Section 2.12, as applicable.
“Borrowing/Election Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s Office is located, and in respect of any fundings, disbursements, settlements and payments in respect of any Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

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“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (c) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least Baa by Moody’s or at least BBB by S&P) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s (all such institutions being, “Qualified Institutions”); (d) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof; and (e) auction rate securities (long-term, variable rate bonds tied to short-term interest rates) that are rated Aaa by Moody’s or AAA by S&P.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more of the voting power of the then-outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company; or
(b)    the majority of the board of directors of the Company fails to consist of Continuing Directors; or
(c)    except as expressly permitted under the terms of this Agreement, the Company, the Borrower or any Subsidiary Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Company, the Borrower or any Subsidiary Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company, the Borrower or such Subsidiary Borrower, as applicable, is reclassified or changed into or exchanged for cash, securities or other property; or
(d)    except as otherwise expressly permitted under the terms of this Agreement, the Company shall cease to own and control, either directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Stock of each of the Subsidiary Guarantors or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Subsidiary Guarantors.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing-Date Incremental Loan” has the meaning specified in Section 2.12(a).
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, in each case, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Long-Term Lease Rentals for such period and (b) consolidated Interest Expense of the Company and its Subsidiaries (including capitalized interest and the interest component of Capitalized Leases) for such period.
“Consolidated Long-Term Lease Rentals” means, for any period, the sum of the minimum amount of rental and other obligations of the Company and its Subsidiaries required to be paid during such period under all leases of real or personal property (other than Capitalized Leases) having a term (including any required renewals or extensions or any renewals or extensions at the option of the lessor or lessee) of one year or more after the commencement of the initial term, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a) any extraordinary gain or loss (net of any tax effect), (b) cash distributions received by the Company or any Subsidiary from any Eligible Joint Venture and (c) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions.
“Consolidated Net Income Available for Fixed Charges” means, for any period, Consolidated Net Income plus, to the extent deducted in determining such Consolidated Net Income, (a) provisions for income taxes, (b) Consolidated Fixed Charges, (c) to the extent not already included in Consolidated Net Income, dividends and distributions actually received in cash during such period from Persons that are not Subsidiaries of the Company, (d) retention bonuses paid to officers, directors and employees of the Company and its Subsidiaries in connection with the Transaction not to exceed $25,000,000, (e) any charges, fees and expenses incurred in connection with the Transaction, the transactions related thereto, and any related issuance of Indebtedness or equity, whether or not successful, (f) charges, expenses and losses incurred in connection with restructuring and integration activities in connection with the Transaction, including in connection with closures of certain facilities and termination of leases, (g) non-cash compensation expenses for management or employees to the extent deducted in computing Consolidated Net Income, (h) expenses incurred in connection with the Shaw Acquisition and relating to termination and severance as to, or relocation of, officers, directors and employees not exceeding $110,000,000, and (i) equity earnings booked or recognized by the Company or any of its Subsidiaries from Eligible Joint Ventures not to exceed 15% (or such lower percentage as may be set forth in the Note Purchase Agreements) of EBITDA of the Company pursuant to clauses (a) through (i) of the definition thereof for such period.
“Consolidated Net Worth” means, at a particular date, all amounts which would be included under shareholders’ or members’ equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries plus any preferred stock of the Company to the extent that it has not been redeemed for indebtedness, as determined in accordance with Agreement Accounting Principles.

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“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.
“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.
“Continuing Director” means, with respect to any person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.
“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlling” and “Controlled” have meanings correlative thereto.

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“Controlled Group” means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.
“Customary Permitted Liens” means:
(a)    Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;
(b)    statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;
(c)    Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (i) all such Liens do not in the aggregate materially detract from the value of the Company’s or its Subsidiary’s assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (ii) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $5,000,000;
(d)    Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its respective Subsidiaries;
(e)    Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under Section 8.01(h) hereof; and

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(f)    any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a Solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the Law of the country where such Person is subject to home jurisdiction supervision if applicable Law requires that such appointment not be publicly disclosed, in any such case, so long as such ownership interest or where such action (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of

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attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.
“Designated Hedging Agreement” has the meaning specified in Section 11.07.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date.
“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary of the Company (a) that is organized under the laws of the United States, any state thereof or the District of Columbia and (b) substantially all of the operations of which are conducted within the United States.
“EBIT” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (a) Consolidated Net Income, plus (b) Interest Expense to the extent deducted in computing Consolidated Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, plus (d) any other non-recurring non-cash charges (excluding any such non-cash charges to the extent any such non-cash charge becomes, or is expected to become, a cash charge in a later period) to the extent deducted in computing Consolidated Net Income, plus (e) extraordinary losses incurred other than in the ordinary course of business to the extent deducted in computing Consolidated Net Income, minus (f) any non-recurring non-cash credits to the extent added in computing Consolidated Net Income, minus (g) extraordinary gains realized other than in the ordinary course of business to the extent added in computing Consolidated Net Income.

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“EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (a) EBIT, plus (b) depreciation expense to the extent deducted in computing Consolidated Net Income, plus (c) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Net Income, plus (d) non-cash compensation expenses for management or employees to the extent deducted in computing Consolidated Net Income, plus (e) to the extent not already included in Consolidated Net Income, dividends and distributions actually received in cash during such period from Persons that are not Subsidiaries of the Company, plus (f) retention bonuses paid to officers, directors and employees of the Company and its Subsidiaries in connection with the Transaction not to exceed $25,000,000, plus (g) any charges, fees and expenses incurred in connection with the Transaction, the transactions related thereto, and any related issuance of Indebtedness or equity, whether or not successful, plus (h) charges, expenses and losses incurred in connection with restructuring and integration activities in connection with the Transaction, including in connection with closures of certain facilities and termination of leases, plus (i) expenses incurred in connection with the Shaw Acquisition and relating to termination and severance as to, or relocation of, officers, directors and employees not exceeding $110,000,000, and plus (j) equity earnings booked or recognized by the Company or any of its Subsidiaries from Eligible Joint Ventures not to exceed 15% (or such lower percentage as may be set forth in the Note Purchase Agreements) of EBITDA of the Company pursuant to clauses (a) through (i) of this definition for such period.
“Eligible Assignee” means any Person that is primarily engaged in the business of commercial banking and that (a) is a Lender or an Affiliate of a Lender, (b) shall have senior unsecured long-term debt ratings which are rated at least BBB (or the equivalent) as publicly announced by S&P or Fitch Investors Services, Inc. or Baa2 (or the equivalent) as publicly announced by Moody’s or (c) shall otherwise be reasonably acceptable to the Administrative Agent.
“Eligible Joint Venture” means, at each time of determination, a joint venture of the Company or any of its Subsidiaries that has been designated as such to the Administrative Agent (a) for which annual unaudited financial statements and quarterly unaudited financial statements have been delivered to the Administrative Agent and the Lenders, in each case such financial statements prepared in accordance with GAAP and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (b) of which between a 20% and 50% interest in the profits or capital thereof is owned by the Company or one or more of its Subsidiaries, or the Company and one or more of its Subsidiaries, (c) for which the Eligible Joint Venture Leverage Ratio of such joint venture is less than 1.00 to 1.00, and (d) that is validly existing under the Laws of its jurisdiction of organization or formation (or equivalent); provided, however, that there may not be more than ten (10) designated Eligible Joint Ventures at any time.
“Eligible Joint Venture Consolidated Net Income” means, for any period, the net income (or deficit) of any joint venture of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a) any extraordinary gain or loss (net of any tax effect) and (b) net earnings of any Person (other than a Subsidiary) in which such joint venture or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by such joint venture or such Subsidiary in the form of cash distributions.

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“Eligible Joint Venture EBITDA” means, for any period, for any joint venture of the Company or any of its Subsidiaries, an amount equal to Eligible Joint Venture Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Eligible Joint Venture Consolidated Net Income: (i) Eligible Joint Venture Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such joint venture for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of such joint venture reducing such Eligible Joint Venture Consolidated Net Income which do not represent a cash item in such period or any future period, and minus (b) the following to the extent included in calculating such Eligible Joint Venture Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of such joint venture for such period and (ii) all non-cash items increasing Eligible Joint Venture Consolidated Net Income for such period.
“Eligible Joint Venture Interest Charges” means, for any period, for any joint venture of the Company or any of its Subsidiaries, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such joint venture in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such joint venture with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Eligible Joint Venture Leverage Ratio” means, as of any date of determination, for any joint venture of the Company, the ratio of (a) Indebtedness for such joint venture of the Company or any of its Subsidiaries, on a consolidated basis, to (b) Eligible Joint Venture EBITDA for the period of the four prior fiscal quarters ending on or most recently ended prior to such date.
“Environmental, Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that in no event shall such rate be less than 0%; provided, further that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; and provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary other than those listed as Foreign Subsidiaries on Schedule 1.01A.

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“Excluded Joint Venture” means a Subsidiary that is a joint venture or an unincorporated association that is not required to become a Guarantor pursuant to Section 6.13.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing 2012 Term Loan Credit Agreement” means that certain Term Loan Agreement dated as of December 21, 2012 by and among the Company, the Borrower, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Existing 2013 Revolving Credit Agreement” means that certain Credit Agreement dated as of October 28, 2013 by and among the Company, the Borrower and certain other Subsidiaries of the Company party thereto, as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

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“Existing 2015 Revolving Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of July 8, 2015 by and among the Company, the Borrower and certain other Subsidiaries of the Company party thereto, as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Facility” means (a) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the Total Outstandings.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the letter agreement, dated May 21, 2015, among the Company, the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Financial Officer” means any of the chief financial officer, principal accounting officer, treasurer or controller of the Company, acting singly.
“Foreign Employee Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its respective Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).
“Foreign Lender” means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Pension Plan” means any employee benefit plan as described in Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (a) is maintained or contributed to for the benefit of employees of the Company, any of its respective Subsidiaries or any member of its Controlled Group, (b) is not covered by ERISA

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pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.
“Foreign Subsidiary” means a Subsidiary of the Company which is not a Domestic Subsidiary.
“Freeport Joint Ventures” means the joint ventures related to the Freeport Liquefaction Project.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” has the meaning specified in Section 11.01(a).
“Guarantors” means, collectively, (a) the Subsidiary Guarantors, (b) the Company and (c) with respect to (i) Hedging Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Designated Hedging Agreements and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Hedging Obligations under Designated Hedging Agreements, the Borrower.
“Guaranty” means each of (a) the guaranty by the Company of all of the Obligations of the Borrower pursuant to Article XI of this Agreement and (b) the Subsidiary Guaranty, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, (a) at the time it enters into a Hedging Obligation not prohibited by this Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedging Obligation not prohibited by this Agreement, in each case, in its capacity as a party to such Hedging Obligation.

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“Hedging Arrangements” has the meaning specified in “Hedging Obligations” below.
“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions (“Hedging Arrangements”), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
“Incentive Arrangements” means any stock ownership, restricted stock, stock option, stock appreciation rights, “phantom” stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Company and its Subsidiaries.
“Incremental Effective Date” has the meaning specified in Section 2.12(d).
“Incremental Loan Notice” has the meaning specified in Section 2.12(b).
“Incremental Loans” has the meaning specified in Section 2.12(a).
“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than (i) accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, and (ii) purchase price adjustments, earnouts or other similar forms of contingent purchase prices), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to any letters of credit, bank guarantees and similar instruments, including, without limitation, Financial Letters of Credit and Performance Letters of Credit (in each case, under and as defined in each of the Existing 2013 Revolving Credit Agreement and the Existing 2015 Revolving Credit Agreement), and all reimbursement agreements related thereto, (h) Off-Balance Sheet Liabilities and (i) Disqualified Stock.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).

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“Information” has the meaning specified in Section 10.07.
“Initial Loan” has the meaning specified in Section 2.01.
“Interest Expense” means, for any period, the total gross interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, commitment and letter of credit fees, the discount or implied interest component of Off-Balance Sheet Liabilities, capitalized interest expense, pay-in-kind interest expense, amortization of debt documents and net payments (if any) pursuant to Hedging Arrangements relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date seven days, one month, two months, three months or six months thereafter (or, subject to the Administrative Agent’s receipt of all Lenders’ consent, another period so long as such period is not more than twelve (12) months), as selected by the Borrower in its Borrowing/Election Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all of the Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person; (b) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person; and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution actually invested by that Person to any other Person (but excluding

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any subsequent passive increases or accretions to the value of such initial capital contribution), including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” means the lending institutions listed on the signature pages of this Agreement as a Lender and their respective successors and assigns.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
“Leverage Ratio” has the meaning specified in Section 7.18(a).
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of an Initial Loan or an Incremental Loan. All Loans shall be denominated in Dollars.
“Loan Documents” means this Agreement, each Note, the Fee Letter and each Guaranty.
“Loan Parties” means, collectively, the Company, the Borrower and each Subsidiary Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margin Stock” shall have the meaning ascribed to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or results of operations of the Company, any other Borrower, or the Company and its Subsidiaries, taken as a whole, (b) the collective ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations; it being understood and agreed that the occurrence of a Product Liability Event shall not constitute

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an event which causes a “Material Adverse Effect” unless and until the aggregate amount of, or attributable to, Product Liability Events (to the extent not covered by third-party insurance as to which the insured does not dispute coverage) exceeds, during any period of twelve (12) consecutive months, the greater of (x) $20,000,000 and (y) 20% of EBITDA (for the then most recently completed period of four fiscal quarters of the Company).
“Material Indebtedness” is defined in Section 8.01(e).
“Material Subsidiary” means, without duplication, (a) each Subsidiary Borrower and (b) any Subsidiary that directly or indirectly owns or Controls any Subsidiary Borrower or other Material Subsidiary and (c) any other Subsidiary (i) the consolidated net revenues of which for the most recent fiscal year of the Company for which audited financial statements have been delivered pursuant to Section 6.01(b) were greater than five percent (5%) of the Company’s consolidated net revenues for such fiscal year or (ii) the consolidated assets of which as of the end of such fiscal year were greater than five percent (5%) of the Company’s consolidated assets as of such date; provided that if at any time the aggregate amount of the consolidated net revenues or consolidated assets of all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of the Company’s consolidated net revenues for any such fiscal year or twenty percent (20%) of the Company’s consolidated assets as of the end of any such fiscal year, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, (x) revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements and (y) revenues and assets of Excluded Joint Ventures shall be disregarded. The Material Subsidiaries on the Closing Date are identified in Schedule 1.01B hereto.
“Maturity Date” means July 8, 2020; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Maximum Accepted Incremental Participation” has the meaning specified in Section 2.12(b).
“Maximum Incremental Availability” has the meaning specified in Section 2.12(a).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a “Multiemployer Plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group.
“NEH” means Nuclear Energy Holdings, L.L.C., a Delaware limited liability company and wholly owned Subsidiary of the Company.
“Net Cash Proceeds” means, with respect to any Asset Sale or Sale and Leaseback Transaction by any Person, (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale or Sale and Leaseback

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Transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale or Sale and Leaseback Transaction), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or Sale and Leaseback Transaction, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale or Sale and Leaseback Transaction, and (iii) all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or Sale and Leaseback Transaction or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale or Sale and Leaseback Transaction (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale or Sale and Leaseback Transaction upon receipt of such cash payments by such Person or such Subsidiary.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.
“Note Purchase Agreements” means the 2012 Note Purchase Agreement and the 2015 Note Purchase Agreement.
“NPA Notes” means senior notes in an aggregate original principal amount of up to $1,100,000,000 issued by the Borrower pursuant to the Note Purchase Agreements as set forth therein.
“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing, by the Borrower or any of its Subsidiaries to the Administrative Agent, any Lender, the Arrangers, any Affiliate of the Administrative Agent or any Lender, any Indemnitee, of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document, but excludes Hedging Obligations.
“OFAC” means the Office of Foreign Assets Control.

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“Off-Balance Sheet Liabilities” of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called “synthetic lease” or “tax ownership operating lease” transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Acquisition” has the meaning specified in Section 7.06.

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“Permitted Existing Contingent Obligations” means the Contingent Obligations of the Company and its Subsidiaries identified as such on Schedule 7.05 to this Agreement.
“Permitted Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 7.01 to this Agreement.
“Permitted Existing Investments” means the Investments of the Company and its Subsidiaries identified as such on Schedule 7.04 to this Agreement.
“Permitted Existing Liens” means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 7.03 to this Agreement.
“Permitted Refinancing” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any refinancings, refundings, renewals or extensions thereof (the “Refinancing Indebtedness” thereof); provided that (a) at the time of such refinancing, refunding, renewal or extension, no Default has occurred and is continuing, (b) the amount of such Refinancing Indebtedness does not exceed the amount of such Refinanced Indebtedness except by an amount equal to customary underwriting discounts, fees or commissions, expenses and prepayment premium (if any) incurred in connection with such refinancing, refunding, renewal or extension, plus any existing commitments unutilized under such Refinanced Indebtedness and (c) such Refinancing Indebtedness (i) has a weighted average maturity (measured as of the date of such refinancing, refunding, renewal or extension) and a maturity no shorter than that of such Refinanced Indebtedness, (ii) is not secured by any property or any Lien other than that (if any) securing such Refinanced Indebtedness, (iii) is not guaranteed by or secured by any property of any guarantor or other obligor which is not also a guarantor or obligor of such Refinanced Indebtedness, (iv) if such Refinanced Indebtedness is subordinated in right of payment to the Obligations, is subordinated in right of payment to the Obligations on terms no less favorable to the Lenders than those contained in the documentation governing such Refinanced Indebtedness, (v) does not have covenants, events of default or other material terms, taken as a whole, that are less favorable to the Loans Parties than those of the Refinanced Indebtedness and (vi) has an interest rate not exceeding the then-applicable market interest rate.
“Permitted Sale and Leaseback Transactions” means (a)(i) any Sale and Leaseback Transaction of the Company’s administrative headquarters facility in The Woodlands, Texas and (ii) any Sale and Leaseback Transaction of all or any portion of the Company’s other property, in each case on terms acceptable to the Administrative Agent and only to the extent that the aggregate amount of Net Cash Proceeds from all such Permitted Sale and Leaseback Transactions is less than or equal to $50,000,000 and (b) any Sale and Leaseback Transaction of the Company’s facility in Plainfield, Illinois.
“Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is,

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or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning specified in Section 6.02.
“Product Liability Event” means, solely in connection with asbestos-related claims and litigation, (a) the entry of one or more final judgments or orders against the Company or any Subsidiary, or (b) the Company or any Subsidiary (i) enters into settlements for the payment of money or (ii) pays any legal expenses associated with such judgment, orders or settlements and any and all other aspects of any claims and litigation associated therewith, and with respect to such judgments or orders, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.
“Proposed New Lender” has the meaning specified in Section 2.12(f).
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Securitization Financing” means the securitization of accounts receivables or other working capital assets of the Company or any of its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole.
“Receivable(s)” means and includes all of the Company’s and its consolidated Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Securitization Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Recipient” means the Administrative Agent or any Lender, as applicable.
“Register” has the meaning specified in Section 10.06(c).

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“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Required Lenders” means, at any time, Lenders having Applicable Percentages representing more than 50% of the Total Outstandings of all Lenders. The Applicable Percentages of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

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“Responsible Officer” means a Managing Director of the Company, or such other Person as authorized by a Managing Director, acting singly; solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party; and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in such Person’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (b) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company or any of its Subsidiaries (other than Disqualified Stock), (c) any payment or prepayment of principal of, or interest (whether in cash or as payment-in-kind), premium, if any, fees or other charges with respect to, any Indebtedness subordinated to the Obligations, or any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than (i) the Obligations and (ii) any scheduled payments of principal of or interest with respect to Company’s Indebtedness issued pursuant to the Transaction Facilities, (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (e) any payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price.
“Sale and Leaseback Transaction” means any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (a) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (b) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

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“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Shaw Acquisition” means the acquisition of The Shaw Group Inc. by the Company (by means of a merger of a Subsidiary thereof with and into The Shaw Group Inc.) as of February 13, 2013 pursuant to the Transaction Agreement.
“Solvent” means, when used with respect to any Person, that at the time of determination:
(a)    the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and
(b)    it is then able and expects to be able to pay its debts as they mature; and
(c)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.21).
“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary thereof which the Company has determined in good faith to be customary in a Qualified Securitization Financing.
“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company (excluding NEH).

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“Subsidiary Borrower(s)” means, at any time, any Designated Borrower under and as defined in each of the Existing 2013 Revolving Credit Agreement and the Existing 2015 Revolving Credit Agreement (in each case, other than the Borrower).
“Subsidiary Guarantor(s)” means (a) each Subsidiary Borrower; (b) all of the Company’s Material Subsidiaries (other than any Excluded Foreign Subsidiary); (c) all Subsidiaries acquired or formed after the Closing Date which are Material Subsidiaries and which have or are required to have satisfied the provisions of Section 6.13(a); (d) all of the Company’s Subsidiaries which become Material Subsidiaries and which have satisfied or are required to have satisfied the provisions of Section 6.13(b); and (e) all other Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of Section 6.13(c) or Section 7.15, in each case with respect to clauses (a) through (e) above, and together with their respective successors and assigns.
“Subsidiary Guaranty” means that certain Subsidiary Guaranty, dated as of the date hereof executed by each Subsidiary Guarantor and any and all supplements and joinders thereto executed from time to time by each additional Subsidiary Guarantor in favor of the Administrative Agent in substantially the form of Exhibit F attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Substantial Portion” means, with respect to the consolidated assets of the Company and its Subsidiaries, assets which (a) represent more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) are responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.
“Supplement” is defined in Section 6.13(a).
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Event” means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (c) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (e) any event or

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condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (g) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.
“Threshold Amount” means an amount equal to the lesser of (a) $75,000,000 and (b) the equivalent threshold amount set forth in the Note Purchase Agreements (or any related document thereto).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Transaction” means the Shaw Acquisition, the payment of fees and expenses in connection therewith, any issuance by the Company of its common equity to consummate the Transaction or refinance any debt issued to consummate the Transaction, and any combination of the issuance and placement of the NPA Notes or amendment of the 2012 Note Purchase Agreement, the entering into and funding of the Existing 2012 Term Loan Credit Agreement, the entering into and funding of the Existing 2013 Revolving Credit Agreement, the entering into and funding of the Existing 2015 Revolving Credit Agreement and the entering into and funding under the credit facility established under this Agreement.
“Transaction Agreement” means that certain transaction agreement dated as of July 30, 2012 by and among the Company, Crystal Merger Subsidiary Inc. and The Shaw Group Inc.
“Transaction Facilities” means the Facility, the Existing 2012 Term Loan Credit Agreement, the Existing 2013 Revolving Credit Agreement, the Existing 2015 Revolving Credit Agreement and the issuance of the NPA Notes pursuant to the Note Purchase Agreements.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Withholding Agent” means any Loan Party and the Administrative Agent.
“2012 Note Purchase Agreement” means that certain Note Purchase and Guarantee Agreement dated as of December 27, 2012, among the Initial Borrower, the Company and the institutional investors named therein, as amended, restated, amended and restated, supplemented or otherwise modified.

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“2015 Note Purchase Agreement” means that certain Note Purchase and Guarantee Agreement, among the Initial Borrower, the Company and the institutional investors named therein, as amended, restated, amended and restated, supplemented or otherwise modified.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Company’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition

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shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”, as defined therein.
1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
1.06    Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Company determines, the Company shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such schedule or representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such schedule or representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

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ARTICLE II
THE COMMITMENTS AND BORROWINGS
2.01    Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower, in Dollars, on the Closing Date in an amount not to exceed the amount of such Lender’s Applicable Percentage of the Facility on such date (each such loan, an “Initial Loan”). Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Borrowing/Election Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing/Election Notice. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $4,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing/Election Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the Borrower. If the Borrower fails to specify a Type of Loan in a Borrowing/Election Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Borrowing/Election Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Borrowing/Election Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans, as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Borrowing/Election Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the

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books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Facility.
2.03    Prepayments.
(a)    The Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Borrowings that are prepaid may not be reborrowed.
2.04    Reduction of Commitments. The Aggregate Commitments shall be automatically and permanently reduced to zero on the Closing Date.
2.05    Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of the Loans in consecutive quarterly installments equal to $18,750,000. The first such installment shall be paid on or before June 30, 2017, and the remaining installments shall be paid on or before the last day of each March, June,

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September and December thereafter; provided that if any such payment would fall on a day other than a Business Day, the payment shall be made on the immediately preceding Business Day. The final installment shall be payable on the Maturity Date and shall be equal to the aggregate Outstanding Amount of the Loans on the Maturity Date.
2.06    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    During the occurrence and continuance of an Event of Default, upon the request of the Required Lenders, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that during the continuation of an Event of Default under Section 8.01(a)(i) such interest rate shall be automatically applicable without any action of the Required Lenders.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
2.07    Fees.
(a)    The Company shall pay to each Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(b)    The Company and the Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.08    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one

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day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.06(b) or under Article VIII. The Company’s and the Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.09    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
2.10    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the

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Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to the date of payment to the Administrative Agent, at the interest rate applicable to Base Rate Loans.

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A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.11    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment of consideration for executing any amendment, waiver or consent in connection with this Agreement so long as such consideration has been offered to all consenting Lenders or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).

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Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.12    Incremental Loans.
(a)    Request for Incremental Loans. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company (on behalf of itself and the Borrower) may, as of and from time to time after the Closing Date, request that additional term Loans (“Incremental Loans”) in an aggregate principal amount not in excess of $200,000,000.00 (the “Maximum Incremental Availability”) be made under this Agreement; provided that to the extent any Incremental Loan is made on the Closing Date (each such loan, a “Closing-Date Incremental Loan”), the Maximum Incremental Availability will be reduced by the aggregate principal amount of such Closing-Date Incremental Loans; provided, further, that any such request shall be in a minimum amount of $50,000,000 and in increments of $5,000,000 in excess thereof (or, if less, the entire remaining unused Maximum Incremental Availability). The Borrower may make a maximum of one such request each calendar year. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Provide Incremental Loan. In the event of a request by the Borrower pursuant to subsection (a) above, each of the Lenders shall be given the opportunity to participate in the requested Borrowing. No Lender shall have any obligation to make any Incremental Loans. Each Lender shall notify the Administrative Agent within the time period specified by the Borrower pursuant to paragraph (a) above of the maximum amount of Incremental Loans it is willing to lend in connection with such request by the Borrower (such maximum amount, its “Maximum Accepted Incremental Participation,” and any such notice to the Administrative Agent being herein a “Incremental Loan Notice”). Any Lender not responding within such time period shall be deemed to have declined to provide such requested Incremental Loans.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. In the event that the sum of all Maximum Accepted Incremental Participations set forth in such Incremental Loan Notices is less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Administrative Agent of any Eligible Assignee that shall have agreed to become a “Lender” party hereto (a “Proposed New Lender”) in connection with such request for Incremental Loans pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. Any Proposed New Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Incremental Loan Notices, then the Company shall be deemed to have reduced the amount of its requested Incremental Loans to the aggregate amount set forth in the Incremental Loan Notices. In the event that the sum of all Maximum Accepted Incremental Participations set forth in such Incremental Loan Notices exceeds the amount requested by the

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Company, the Administrative Agent and each Arranger shall have the right, in consultation with the Company, to allocate the amount of Incremental Loans necessary to meet the Company’s requested amount of Incremental Loans.
(d)    Effective Date and Allocations. If Incremental Loans are provided in accordance with this Section, the Administrative Agent and the Company shall determine the proposed date of borrowing of such Incremental Loans (the “Incremental Effective Date”) and the final allocation of such Incremental Loans. The Administrative Agent shall promptly notify the Borrower and the Lenders of the amount of each Lender’s and each Proposed New Lender’s respective Incremental Loans and the Incremental Effective Date.
(e)    Conditions to Effectiveness of Incremental Loans. As a condition precedent to the making of such Incremental Loans, the Borrower shall deliver to the Administrative Agent (i) a consent and reaffirmation certificate of each Loan Party dated as of the Incremental Effective Date signed by a Responsible Officer of such Loan Party, (ii) in the case of the Company, a certification that, before and after giving effect to such Incremental Loans, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Incremental Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.12, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) both before and after giving effect to such Incremental Loans, no Default exists, and (iii) if requested by the Administrative Agent, supplemental opinions from counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent. The Borrower shall prepay any Loans outstanding on the Incremental Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section. If any fee shall be charged by the Lenders in connection with any such Incremental Loans, such fee shall be in accordance with then-prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Company.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.11 or 10.01 to the contrary.
2.13    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

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(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments or the Applicable Percentages. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no

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change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If an applicable Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by the applicable Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If an applicable Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the applicable Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Withholding Agent shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within thirty (30) after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall as soon as practicable deliver to the Administrative Agent or the Administrative Agent shall as soon as practicable deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

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(e)    Status of Lenders; Tax Documentation. (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals (or copies sent by fax or email and meeting IRS requirements) of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of originals (or copies sent by fax or email and meeting IRS requirements) as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals (or copies sent by fax or email and meeting IRS requirements) of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form), as

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applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals (or copies sent by fax or email and meeting IRS requirements) of IRS Form W-8ECI (or any successor form);
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals (or copies sent by fax or email and meeting IRS requirements) of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form), as applicable; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals (or copies sent by fax or email and meeting IRS requirements) of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of originals (or copies sent by fax or email and meeting IRS requirements) as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals (or copies sent by fax or email and meeting IRS requirements) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

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3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a)(i) the Administrative Agent determines that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the affected Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of,

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conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

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(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional costs shall be due and payable fifteen (15) days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

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(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if such Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

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3.07    Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT
4.01    Conditions of Initial Advance. The obligation of each Lender to make its Loans on the Closing Date hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement and the Subsidiary Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
(ii)    Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company and the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Company and the Borrower is duly organized or formed, is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;
(v)    written opinions of the Chief Legal Officer of the Borrower, of the Company’s Dutch counsel, and of the Borrower’s outside counsels, addressed to the Administrative Agent and the Lenders, in substantially the forms attached hereto as Exhibit G-1 (for US opinions) and Exhibit G-2 (for foreign opinions), respectively;
(vi)    a certificate signed by a Responsible Officer of the Company certifying that (A) the representations and warranties of the Borrower contained in Article V are true and correct in all material respects (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (B) on and as of the Closing Date, no Default exists, or would result from the making of the Loans hereunder; and (C) all consents, licenses

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and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been obtained, and such consents, licenses and approvals are in full force and effect;
(vii)    the Administrative Agent shall have received a Borrowing/Election Notice in accordance with the requirements hereof;
(viii)    evidence that a payment of $275,000,000 shall be made, or shall have been made, to the outstanding principal amount of loans under the Existing 2012 Term Loan Credit Agreement; and
(ix)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(b)    Any fees required to be paid on or before the Closing Date shall have been paid.
(c)    The Loan Parties shall have provided the documentation and other information to the Administrative Agent and the Lenders that are required under applicable “know-your-customer” rules and regulations, including the Act, and requested by the Administrative Agent or any Lender, at least five Business Days prior to the Closing Date.
(d)    Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants as follows to each Lender and the Administrative Agent on and as of the Closing Date, each other day of the making of a Borrowing and each other date on which the representations and warranties in this Article are required to be made pursuant to the terms of this Agreement or any other Loan Document:
5.01    Organization; Corporate Powers. The Company and each of its Subsidiaries (a) is a corporation, limited liability company or partnership that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material

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Adverse Effect, and (c) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.
5.02    Authority, Execution and Delivery; Loan Documents.
(a)    Power and Authority. Each of the Loan Parties has the requisite power and authority (i) to execute, deliver and perform each of the Loan Documents which are to be executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Loan Documents which must be filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.
(b)    Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents as required by this Agreement or otherwise and to which any Loan Party is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the applicable Loan Parties, and such approvals have not been rescinded.
(c)    Loan Documents. (i) Each of the Loan Documents to which the Company or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally), is in full force and effect and (ii) no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents delivered to the Administrative Agent pursuant to Section 4.01 without the prior written consent of the Required Lenders, and the Company and its Subsidiaries have, and, to the best of the Company’s and its Subsidiaries’ knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.
5.03    No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which each of the Loan Parties is a party do not and will not (a) conflict with the certificate or articles of incorporation or by-laws of such Loan Party, (b) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any such Loan Party, or require termination of any Contractual Obligation, (c) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or any of its Subsidiaries, other than Liens permitted or created by the Loan Documents, or (d) require any approval of any Loan Party’s Board of Directors or shareholders except such as have been obtained. The execution, delivery and performance of each of the Loan Documents to which the Company or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

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5.04    No Material Adverse Change. Since December 31, 2014, there has occurred no change in the business, properties, condition (financial or otherwise), performance or results of operations of the Company, any other Borrower or the Company and its Subsidiaries taken as a whole, or any other event which has had or could reasonably be expected to have a Material Adverse Effect.
5.05    Financial Statements.
(a)    Pro Forma Financials. The combined pro forma balance sheet, income statements and statements of cash flow of the Company and its Subsidiaries, copies of which have been delivered to the Administrative Agent on or before the Closing Date, present on a pro forma basis the financial condition of the Company and such Subsidiaries as of such date, and demonstrate that the Company and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions expressed in the pro forma financials referenced in this Section 5.05(a) were prepared in good faith and represent management’s opinion based on the information available to the Company at the time so furnished and, since the preparation thereof, there has occurred no change in the business, financial condition, operations, or prospects of the Company or any of its Subsidiaries, or the Company and its Subsidiaries taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect.
(b)    Audited Financial Statements. Complete and accurate copies of the audited financial statements and the audit reports related thereto of the Company and its consolidated Subsidiaries as at December 31, 2014 have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
(c)    Interim Financial Statements. Complete and accurate copies of the unaudited financial statements of the Company and its consolidated Subsidiaries as at March 31, 2015 have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to normal year-end audit adjustments.

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5.06    Payment of Taxes. All material tax returns and reports of the Company and its Subsidiaries required to be filed have been timely (taking into account any applicable extensions) filed, and all material taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Company has no knowledge of any proposed tax assessment against it or any of its Subsidiaries that, if successfully imposed, will have a Material Adverse Effect.
5.07    Litigation; Loss Contingencies and Violations. Other than as identified on Schedule 5.07, there is no action, suit, proceeding, arbitration or, to the Company’s knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any property of any of them, including, without limitation, any such actions, suits, proceedings, arbitrations and investigations disclosed in the Company’s SEC Forms 10-K and 10-Q (the “Disclosed Litigation”), which (a) challenges the validity or the enforceability of any material provision of the Loan Documents or (b) has or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company prepared and delivered pursuant to Section 6.01(a) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable Requirements of Law which violation could reasonably be expected to have a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.
5.08    Subsidiaries. As of the date hereof, Schedule 5.08 to this Agreement (a) contains a description of the corporate structure of the Company, its Subsidiaries and any other Person in which the Company or any of its Subsidiaries holds an Equity Interest; and (b) accurately sets forth (i) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Company and the direct and indirect Subsidiaries of the Company are qualified to transact business as a foreign corporation, (ii) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Company’s Foreign Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (iii) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Company and each of its Subsidiaries in any Person. As of the date hereof, except as disclosed on Schedule 5.08, none of the issued and outstanding Capital Stock of the Company’s Foreign Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.
5.09    ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived except as set forth on Schedule 5.09. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the

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present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment. Each Plan, Foreign Employee Benefit Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount except as set forth on Schedule 5.09. With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. Except as set forth on Schedule 5.09, neither the Company nor any other member of the Controlled Group has taken or failed to take any action, nor has any event occurred, with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) which action, inaction or event could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. For purposes of this Section 5.09, “material” means any amount, noncompliance or other basis for liability which could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 5.09, in excess of $20,000,000.
5.10    Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Company and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Company and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

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5.11    Securities Activities. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12    Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice or has knowledge that (a) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (b) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
5.13    Compliance with Laws. The Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.14    Assets and Properties. The Company and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.03. Substantially all of the assets and properties owned by, leased to or used by the Company and/or each such Subsidiary of the Company are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that could reasonably be expected to have a Material Adverse Effect.
5.15    Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.
5.16    Insurance. The insurance policies and programs in effect with respect to the respective properties, assets, liabilities and business of the Company and its Subsidiaries reflect coverage that is reasonably consistent with prudent industry practice.
5.17    Environmental Matters.
(a)    Environmental Representations. Except as disclosed on Schedule 5.17 to this Agreement:

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(i)    the operations of the Company and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;
(ii)    the Company and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;
(iii)    neither the Company, any of its Subsidiaries nor any of their respective present property or operations, or, to the Company’s or any of its Subsidiaries’ knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Company or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;
(iv)    there is not now, nor to the Company’s or any of its Subsidiaries’ knowledge has there ever been, on or in the property of the Company or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and
(v)    neither the Company nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.
(b)    Materiality. For purposes of this Section 5.17 “material” means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000.
5.18    Benefits. Each of the Company and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and the Company acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.
5.19    Solvency. The Company and its Subsidiaries taken as a whole are Solvent.
5.20    OFAC. No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in

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any other manner that will result in any violation by any Person (including any Lender, any Arranger or the Administrative Agent) of Sanctions.
5.21    PATRIOT Act. Each of the Loan Parties and their respective Subsidiaries are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Act.
5.22    Senior Indebtedness. The Obligations are “Designated Senior Debt”, “Senior Debt”, “Senior Indebtedness”, “Guarantor Senior Debt” or “Senior Financing” (or any comparable term) under, and as defined in, any indenture, instrument or document governing any Indebtedness of any Loan Party subordinated to the Obligations.
5.23    Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE VI
AFFIRMATIVE COVENANTS
The Company covenants and agrees that on and after the Closing Date, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations to the extent no claim giving rise thereto has been asserted), unless the Required Lenders shall otherwise give prior written consent:
6.01    Financial Report. The Company shall furnish to the Administrative Agent (for delivery to each of the Lenders):
(a)    Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of each of (i) the first three quarterly periods of each of its fiscal years, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then-current fiscal year to the end of such fiscal quarter, certified by a Financial Officer of the Company on behalf of the Company and its Subsidiaries as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments and the absence of footnotes and (ii) each quarterly period of its fiscal year, a report relating to the asbestos litigation described in Schedule 5.17, and any other Product Liability Events, for such quarter, such report being in form and substance satisfactory to the Administrative Agent and in any event describing (x) any final judgments or orders (whether monetary or non-monetary) entered against the Company or any Subsidiary and (y) any settlements for the payment of money entered into by the Company or any Subsidiary.

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(b)    Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.18 and (ii) an audit report on the consolidated financial statements (but not the consolidating financial statements or schedules) listed in clause (i) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants, and (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof.
(c)    Officer’s Certificate. Together with each delivery of any financial statement (i) pursuant to clauses (i) or (ii) of Section 6.01(a), an Officer’s Certificate of the Company, substantially in the form of Exhibit E attached hereto and made a part hereof, stating that as of the date of such Officer’s Certificate no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof and (ii) pursuant to clauses (a) and (b) of this Section 6.01, a Compliance Certificate signed by a Responsible Officer, which demonstrates compliance with the tests contained in Section 7.18, and which calculates the Applicable Rate.
(d)    Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than one hundred twenty (120) days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2016, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Company and its Subsidiaries for the upcoming three (3) fiscal years prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.
6.02    Notices. The Company shall:
(a)    Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller, chief legal officer or general counsel of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Event of Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.01(e), or (iii) that any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred, the Company shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (A) the nature and period of existence of

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any such claimed default, Default, Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Company has taken, is taking and proposes to take with respect thereto.
(b)    Lawsuits.
(i)    Promptly upon the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 5.07, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company’s reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $30,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and
(ii)    Promptly upon the Company or any of its Subsidiaries obtaining knowledge of any material adverse developments with respect to any of the Disclosed Litigation, which Disclosed Litigation exposes, in the Company’s reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $10,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and
(iii)    In addition to the requirements set forth in Sections 6.02(b)(i) and (ii), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any Disclosed Litigation or any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.
(c)    ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company’s expense, the following information and notices as soon as reasonably possible, and in any event:
(i)    (a) within ten (10) Business Days after the Company obtains knowledge that a Termination Event has occurred, a written statement of a Financial Officer of the Company describing such Termination Event and the action, if any, which the Company has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company or any of its Subsidiaries to liability in excess of $5,000,000, a written statement of a Financial Officer

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or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;
(ii)    within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Company or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received; and
(iii)    within ten (10) Business Days after the Company or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.
For purposes of this Section 6.01(c), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Company or any member of the Controlled Group or such Subsidiary is the plan sponsor.
(d)    Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults or amortization events (including any accompanying officer’s certificate) delivered by or on behalf of the Company to the holders of Material Indebtedness pursuant to the terms of the agreements governing such Material Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Company from the holders of Material Indebtedness regarding potential or actual defaults pursuant to the terms of such Material Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company or any of its Subsidiaries.
(e)    Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Company to their securities holders or filed with the SEC by the Company, (ii) all press releases made available generally by the Company or any of the Company’s Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary and (iii) all notifications received from the SEC by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

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(f)    Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000.
(g)    Other Information. Promptly upon receiving a request therefor from the Administrative Agent (acting on its own behalf or at the request of any Lender), prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(e)(i) or (iii) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the

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Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”
6.03    Existence, Etc. The Company shall and, except as permitted pursuant to Section 7.08, shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.
6.04    Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.
6.05    Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.
6.06    Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (a) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.03) upon any of the Company’s or such Subsidiary’s property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

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6.07    Insurance. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice as determined by the Company.
6.08    Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine their respective financial and accounting records and other material data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested (provided that an officer of the Company or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion). The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If an Event of Default has occurred and is continuing, the Company, upon the Administrative Agent’s request, shall turn over copies of any such records to the Administrative Agent or its representatives.
6.09    ERISA Compliance. The Company shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $50,000,000 or except as set forth on Schedule 5.09.
6.10    Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.10 shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.
6.11    Environmental Compliance. The Company and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $50,000,000.

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6.12    Use of Proceeds. The Borrower shall use the proceeds of the Loans to provide funds for general corporate purposes of the Company and its Subsidiaries, including, without limitation, the making of a $275,000,000 payment to the outstanding principal amount of loans under the Existing 2012 Term Loan Credit Agreement, for working capital purposes and to finance Permitted Acquisitions and the payment of fees, expenses and compensation in connection therewith. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock in violation of any applicable legal and regulatory requirements including, without limitation, Regulations T, U, and X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder, or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.06.
6.13    Subsidiary Guarantors.
(a)    New Subsidiaries. The Company shall cause each Subsidiary acquired or formed after the Closing Date that is, at any time, a Material Subsidiary, and each other Subsidiary as is necessary to remain in compliance with the terms of Section 7.15, to deliver to the Administrative Agent an executed supplement to the Subsidiary Guaranty in the form of the supplement attached thereto (a “Supplement”) to become a Subsidiary Guarantor and, if requested by the Administrative Agent or delivered under any other Transaction Facility (or any Permitted Refinancing thereof), appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof or if otherwise necessary to remain in compliance with Section 7.15, but in any event within thirty (30) days (or such later date as the Administrative Agent may agree) of such creation, acquisition or capitalization.
(b)    Additional Material Subsidiaries. If any consolidated Subsidiary of the Company (other than a newly acquired or formed Subsidiary to the extent addressed in Section 6.13(a)) becomes a Material Subsidiary (other than an Excluded Foreign Subsidiary), the Company shall cause any such Material Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and, if requested by the Administrative Agent or delivered under any other Transaction Facility (or any Permitted Refinancing thereof), appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days (or such later date as the Administrative Agent may agree) following the date on which such consolidated Subsidiary became a Material Subsidiary.
(c)    Other Required Guarantors. If at any time any Subsidiary of the Company which is not a Subsidiary Guarantor guaranties any Indebtedness of the Company other than the Indebtedness hereunder, the Company shall cause such Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and, if requested by the Administrative Agent or delivered under any other Transaction Facility (or any Permitted Refinancing thereof), appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent concurrently with the delivery of the guaranty of such other Indebtedness.

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(d)    Additional Excluded Foreign Subsidiaries. In the event any Subsidiary otherwise required to become a Guarantor under paragraphs (a), (b) or (c) above would cause the Company adverse tax consequences if it were to become a Guarantor or is restricted from becoming a Guarantor as a result of domestic laws or otherwise, the Administrative Agent may, in its discretion, permit such Subsidiary to be treated as an Excluded Foreign Subsidiary, and, accordingly, such Subsidiary would not be required to become a Guarantor.
(e)    Joint Ventures. Notwithstanding anything to the contrary contained in any Loan Document, (i) in the event any Subsidiary otherwise required to become a Guarantor under this Section 6.13 is a joint venture or unincorporated association, and such Subsidiary’s becoming a Subsidiary Guarantor shall be restricted by such Subsidiary’s constitutive documents, the Obligations guaranteed by such Subsidiary shall not be required to exceed the amount that may be so guaranteed pursuant to such constitutive documents, (ii) the Freeport Joint Ventures shall not be required to become Subsidiary Guarantors, and (iii) in no event shall such Subsidiary be required to exceed the amount that may be so Guaranteed under applicable Requirements of Law (including, without limitation, the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act), multiplied by the percentage of such Subsidiary’s outstanding Capital Stock or interest in the profits owned, in each case, by the Company or any of its other Subsidiaries.
6.14    Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $50,000,000.
6.15    Anti-Corruption Laws. The Company and its Subsidiaries shall conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations to the extent no claim giving rise thereto has been asserted), the Company shall not (excluding Sections 7.01 and 7.05 which, for the avoidance of doubt, shall not apply to the Company in any respect), nor shall it permit any Subsidiary to, directly or indirectly:

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7.01    Subsidiary Indebtedness. None of the Company’s Subsidiaries shall create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)    Indebtedness of the Borrower under this Agreement and the Subsidiaries under the Subsidiary Guaranty;
(b)    Indebtedness in respect of guaranties executed by any Subsidiary Guarantor with respect to any Indebtedness of the Company, provided that such Indebtedness is not incurred by the Company in violation of this Agreement;
(c)    Indebtedness in respect of obligations secured by Customary Permitted Liens;
(d)    Indebtedness constituting Contingent Obligations permitted by Section 7.05;
(e)    Unsecured Indebtedness arising from loans from (i) any Subsidiary to any wholly owned Subsidiary, (ii) the Company to any wholly owned Subsidiary, (iii) Lealand Finance Company B.V. to any Subsidiary (other than any Subsidiary Guarantor) in an aggregate outstanding principal amount not to exceed $100,000,000 at any time and (iv) any one or more Subsidiary Guarantors to Horton CBI, Limited in an aggregate outstanding principal amount not to exceed $100,000,000; provided that if any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness may only be due to a Subsidiary Guarantor and shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent;
(f)    Indebtedness in respect of Hedging Obligations which are not prohibited under Section 7.13;
(g)    Indebtedness with respect to surety, appeal and performance bonds and Performance Letters of Credit (under and as defined in each of the Existing 2013 Revolving Credit Agreement and the Existing 2015 Revolving Credit Agreement) obtained by any of the Company’s Subsidiaries in the ordinary course of business;
(h)    Indebtedness evidenced by letters of credit, bank guarantees or other similar instruments in an aggregate face amount not to exceed at any time $150,000,000 issued in the ordinary course of business to secure obligations of the Company and its Subsidiaries under workers’ compensation and other social security programs, and Contingent Obligations with respect to any such permitted letters of credit, bank guarantees or other similar instruments;
(i)    (i) Permitted Existing Indebtedness and (ii) other Indebtedness, in addition to that referred to elsewhere in this Section 7.01, incurred by the Company’s Subsidiaries, provided that no Default or Event of Default shall have occurred and be continuing at the date of such incurrence or would result therefrom, and provided further that the aggregate outstanding amount of all Indebtedness incurred by the Company’s Subsidiaries under this clause (i)(ii) shall not at any time exceed $100,000,000;
(j)    Indebtedness of The Shaw Group Inc. or any of its Subsidiaries existing on the Closing Date and permitted under the Transaction Agreement;

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(k)    Indebtedness of the Borrower and any Subsidiary Guarantor in respect of (i) the Existing 2012 Term Loan Credit Agreement, (ii) the Existing 2013 Revolving Credit Agreement) and (iii) the Existing 2015 Revolving Credit Agreement (and any Permitted Refinancing in each case thereof), so long as such Indebtedness is not senior to the Obligations in right of payment and is not guaranteed by any Subsidiary that is not a Subsidiary Guarantor;
(l)    Indebtedness of any Subsidiary Guarantor in respect of the NPA Notes (and any Permitted Refinancing thereof), so long as such Indebtedness is not senior to the Obligations in right of payment and is not guaranteed by any Subsidiary that is not a Subsidiary Guarantor; and
(m)    Unsecured Indebtedness incurred by the Borrower or any Subsidiary Guarantor and owing to a joint venture in which the Borrower or any Subsidiary Guarantor owns any interest.
7.02    Sales of Assets. Neither the Company nor any of its Subsidiaries shall consummate any Asset Sale, except:
(a)    sales of inventory in the ordinary course of business;
(b)    the Disposition in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Company’s or its Subsidiaries’ businesses;
(c)    Dispositions of assets between the Company and any wholly owned Subsidiary of the Company, or between wholly owned Subsidiaries of the Company not otherwise prohibited by this Agreement;
(d)    the Permitted Sale and Leaseback Transactions; and
(e)    other leases, sales or other Dispositions of assets if such transaction (i) is for consideration consisting at least eighty percent (80%) of cash, (ii) is for not less than fair market value (as determined in good faith by the Company’s board of directors), and (iii) involves assets that, together with all other assets of the Company and its Subsidiaries previously leased, sold or disposed of (other than pursuant to clauses (a) through (d) above) as permitted by this Section 7.02 (x) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the assets of the Company and its Subsidiaries and (y) since the Closing Date do not exceed fifteen percent (15%) of consolidated tangible assets of the Company and its Subsidiaries, in each case when combined with all such other transactions during such period (each such transaction being valued at book value).
7.03    Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:
(a)    Liens, if any, created by the Loan Documents or otherwise securing the Obligations;
(b)    Customary Permitted Liens;

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(c)    other Liens, including Permitted Existing Liens, (a) securing Indebtedness of the Company (other than Indebtedness of the Company owed to any Subsidiary) and/or (b) securing Indebtedness of the Company’s Subsidiaries as permitted pursuant to Section 7.01 and in an aggregate outstanding amount not to exceed five percent (5%) of consolidated tangible assets of the Company and its Subsidiaries at any time;
(d)    Liens on the assets of The Shaw Group Inc. and its Subsidiaries, existing on the Closing Date and permitted under the Transaction Agreement, provided that such Liens extend only to such assets or proceeds thereof and were not incurred in contemplation of the Shaw Acquisition;
(e)    as long as the obligations under this Agreement are secured equally and ratably by the same collateral subject to such Liens, Liens securing the other Transaction Facilities (and any Permitted Refinancing thereof);
(f)    Liens on pledged cash of the Company and its Subsidiaries required for notional cash pooling arrangements in the ordinary course of business; and
(g)    Liens on accounts receivables and related assets of the Company pursuant to a Qualified Securitization Financing; provided, however, that the aggregate principal amount of Indebtedness so secured under all Qualified Securitization Financings shall not exceed $250,000,000 at any one time outstanding.
In addition, neither the Company nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent as collateral for the Obligations; provided that (x) any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) incurred in compliance with the terms of this Agreement may prohibit the creation of a Lien in favor of the Administrative Agent and the Lenders on the items of property obtained with the proceeds of such Indebtedness and (y) the Transaction Facilities (and any Permitted Refinancing thereof) may prohibit the creation of a Lien in favor of the Administrative Agent and the Lenders unless such Indebtedness is secured equally and ratably with the Obligations.
7.04    Investments. Except to the extent permitted pursuant to Section 7.06, neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:
(a)    Investments in cash and Cash Equivalents;
(b)    Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;
(c)    Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

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(d)    Investments consisting of deposit accounts maintained by the Company and its Subsidiaries;
(e)    Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.02;
(f)    Investments in any consolidated Subsidiaries;
(g)    Investments in joint ventures (other than Subsidiaries) and nonconsolidated Subsidiaries in an aggregate amount not to exceed $200,000,000;
(h)    Investments constituting Permitted Acquisitions;
(i)    Investments constituting Indebtedness permitted by Section 7.01 or Contingent Obligations permitted by Section 7.05;
(j)    Investments in addition to those referred to elsewhere in this Section 7.04 in an aggregate amount not to exceed ten percent (10%) of consolidated tangible assets of the Company and its Subsidiaries at any time; and
(k)    Investments of The Shaw Group Inc. and its Subsidiaries on the Closing Date and permitted under the Transaction Agreement.
7.05    Contingent Obligations. None of the Company’s Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (a) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (b) Permitted Existing Contingent Obligations; (c) Contingent Obligations (i) incurred by any Subsidiary of the Company to support the performance of bids, tenders, sales or contracts (other than for the repayment of borrowed money) of any other Subsidiary of the Company or, solely to the extent of its relative ownership interest therein, any Person (other than a wholly owned Subsidiary of the Company) in which such Subsidiary has a joint interest or other ownership interest, in each case in the ordinary course of business, and, in the case of joint ventures or other ownership interests, the Contingent Obligation in respect thereof is in an aggregate amount not to exceed $30,000,000, and (ii) with respect to surety, appeal and performance bonds obtained by the Company or any Subsidiary (provided that the Indebtedness with respect thereto is permitted pursuant to Section 7.01) or, solely to the extent of its relative ownership interest therein, any Person (other than a wholly owned Subsidiary of the Company) in which such Subsidiary has a joint interest or other ownership interest, in each case in the ordinary course of business and, in the case of joint ventures or other ownership interests, the Contingent Obligation in respect thereof is in an aggregate amount not to exceed $30,000,000; (d) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty; and (e) Contingent Obligations in respect of the Transaction Facilities and Contingent Obligations of The Shaw Group Inc. and its Subsidiaries existing on the Closing Date and permitted under the Transaction Agreement.
7.06    Conduct of Business; Subsidiaries; Permitted Acquisitions. Neither the Company nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the Closing Date and any business or activities which are substantially similar, related or incidental thereto or logical extensions thereof. The Company

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shall not create, acquire or capitalize any Subsidiary after the Closing Date unless (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (y) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (z) after such creation, acquisition or capitalization the Company and such Subsidiary shall be in compliance with the terms of Section 6.13 and Section 7.16. Neither the Company nor its Subsidiaries shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):
(a)    as of the date of consummation of such Acquisition (before and after taking into account such Acquisition), all representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Event of Default under this Agreement;
(b)    prior to the consummation of any such Permitted Acquisition, the Company shall provide written notification to the Administrative Agent of all pro forma adjustments to EBITDA to be made in connection with such Acquisition;
(c)    the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company’s board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;
(d)    the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Company and its Subsidiaries on the Closing Date;
(e)    prior to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.01 in connection therewith, the Company shall deliver to the Administrative Agent and the Lenders a certificate from one of the Responsible Officers, demonstrating, on a pro forma basis using unadjusted historical audited or reviewed unaudited financial statements obtained from the seller(s) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.18 and not otherwise in an Event of Default; and
(f)    without the prior written consent of the Required Lenders, (i) the purchase price for the Acquisition (including, without limitation or duplication, cash, Capital Stock, Restricted Payments and Indebtedness assumed) shall not exceed 10% of Consolidated Net Worth as of the Company’s most recently ended fiscal year prior to such Acquisition and (ii) the aggregate of the purchase price for all Acquisitions (including, without limitation or duplication, cash, Capital Stock, Restricted Payments and Indebtedness assumed) otherwise permitted hereunder shall not exceed $400,000,000 from and after the Closing Date.

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7.07    Transactions with Shareholders and Affiliates. Other than transactions otherwise permitted by Section 7.04, neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to any holder or holders of any of the Equity Interests of the Company, or with any Affiliate of the Company which is not its Subsidiary of the Company, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that could reasonably be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate.
7.08    Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company’s consolidated business or property (each such transaction a “Fundamental Change”), whether now or hereafter acquired, except (a) Fundamental Changes permitted under Sections 7.02, 7.04 or 7.07, (b) a Subsidiary of the Company may be merged into or consolidated with the Company (in which case the Company shall be the surviving corporation) or any wholly owned Subsidiary of the Company provided the Company owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, (c) any liquidation of any Subsidiary of the Company, into the Company or another Subsidiary of the Company, as applicable, and (d) any Subsidiary may dissolve, liquidate or wind-up its affairs at any time if such dissolution, liquidation or winding up is not disadvantageous to the Administrative Agent or any Lender in any material respect.
7.09    Sales and Leasebacks. Neither the Company nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any Sale and Leaseback Transaction (other than the Permitted Sale and Leaseback Transactions and sale and leaseback obligations of The Shaw Group Inc. and its Subsidiaries existing on the Closing Date and permitted under the Transaction Agreement), unless the sale involved is not prohibited under Section 7.02, the lease involved is not prohibited under Section 7.01 and any related Investment is not prohibited under Section 7.04.
7.10    Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock in violation of any applicable legal and regulatory requirements including, without limitation, Regulations T, U and X, the Securities Act of 1933, and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
7.11    ERISA. The Company shall not:
(a)    permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

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(b)    terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Company or any Controlled Group member under Title IV of ERISA;
(c)    fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or
(d)    permit any unfunded liabilities with respect to any Foreign Pension Plan;
except, in each case, as set forth on Schedule 5.09 or except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $50,000,000.
7.12    Subsidiary Covenants. Except as set forth on Schedule 7.12, and except for any (a) encumbrance or restriction binding upon The Shaw Group Inc. and its Subsidiaries existing on the Closing Date and permitted under the Transaction Agreement, (b) encumbrance or restriction contained in any of the Transaction Facilities (or any amendments or Permitted Refinancings thereof, provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing), (c) customary provisions restricting subletting, assignment of any lease or assignment of any agreement entered into in the ordinary course of business, (d) customary restrictions and conditions contained in any agreement relating to a sale or disposition not prohibited by Section 7.02, or (e) any agreement in effect at the time a Subsidiary becomes a Subsidiary, so long as it was not entered into in connection with or in contemplation of such Person becoming a Subsidiary, the Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock or redemption of its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary, or merge, consolidate with or liquidate into the Company or any other Subsidiary.
7.13    Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any Hedging Arrangements evidencing Hedging Obligations, other than Hedging Arrangements entered into by the Company or its Subsidiaries pursuant to which the Company or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and which are non-speculative in nature.
7.14    Issuance of Disqualified Stock. From and after the Closing Date, neither the Company, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock

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7.15    Non-Guarantor Subsidiaries. The Company will not at any time permit the sum of the consolidated assets of all of the Company’s Subsidiaries which are not Subsidiary Guarantors (the non-guarantor Subsidiaries being referred to collectively as the “Non-Obligor Subsidiaries”) to exceed twenty percent (20%) of the Company’s and its Subsidiaries consolidated assets. For the avoidance of doubt, Excluded Joint Ventures shall be disregarded for purposes of this Section 7.15.
7.16    Intercompany Indebtedness. The Company shall not create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness arising from loans from any Subsidiary to the Company unless (a) such Indebtedness is unsecured and (b) such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent.
7.17    Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, declare, make or pay any Restricted Payments in excess of $250,000,000 in the aggregate during any period of twelve (12) consecutive months, other than (a) permitted Restricted Payments listed on Schedule 7.17, (b) payments and prepayments of debt permitted by Section 7.01(j), (c) payments and prepayments of the Transaction Facilities, (d) any Subsidiary may declare and pay dividends ratably with respect to its Equity Interests and (e) other Restricted Payments so long as when each such Restricted Payment is made, on a pro forma basis, the Leverage Ratio of the Company and its Subsidiaries for the most recently-ended period of four-fiscal quarters shall be less than 1.50 to 1.00.
7.18    Financial Covenants.
(a)    Maximum Leverage Ratio. The Company shall not permit the ratio (the “Leverage Ratio”) of (i) all Adjusted Indebtedness of the Company and its Subsidiaries as of any date of determination (but excluding any Indebtedness permitted under Section 7.01(m)) to (ii) EBITDA for the most recently-ended period of four-fiscal quarters for which financial statements were required to be delivered (commencing with the fiscal quarter ended as of September 30, 2015) to be greater than 3.00 to 1.00. The Leverage Ratio (including for purposes of determining the Applicable Rate) shall be calculated as of the last day of each fiscal quarter based upon (A) for Adjusted Indebtedness, Adjusted Indebtedness as of the last day of each such fiscal quarter and (B) for EBITDA, the actual amount for the four quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company’s reasonable judgment and satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 7.06(b).
(b)    Minimum Fixed Charge Coverage Ratio. The Company and its consolidated Subsidiaries shall maintain a ratio, without duplication, of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges of at least 1.75 to 1.00 for the most recently-ended period of four fiscal quarters for which financial statements were required to be delivered, commencing with the fiscal quarter ended as of September 30, 2015 through the Maturity Date. If, during the period for which Consolidated Net Income Available for Fixed Charges and Consolidated Fixed Charges are being calculated, the Company or any Subsidiary has acquired any Person (or the assets thereof) resulting in such Person becoming or otherwise resulting in a Subsidiary, compliance with this Section 7.18(b) shall be determined by calculating Consolidated Net Income

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Available for Fixed Charges and Consolidated Fixed Charges on a pro forma basis as if such Subsidiary had become such a Subsidiary on the first day of such period and any Indebtedness incurred in connection therewith was incurred on such date.
(c)    Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time after the Closing Date to be less than the greater of (a) the sum of (i) 75% of the actual net worth of the Company and its Subsidiaries on a consolidated basis as of September 30, 2013 plus (ii) fifty percent (50%) of the sum of Consolidated Net Income (if positive) earned in each fiscal quarter, commencing with the fiscal quarter ending on December 31, 2013, and (b) the minimum amount of Consolidated Net Worth that the Company shall be required to maintain under any instrument, agreement or indenture pertaining to any Material Indebtedness.
7.19    Sanctions. The Borrower shall not, directly or, to its knowledge, indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to the Company, any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
7.20    Anti-Corruption Laws. The Borrower shall not, directly or, to its knowledge, indirectly, use the proceeds of any Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:
(a)    Failure to Make Payments When Due. The Company or the Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.
(b)    Breach of Certain Covenants. The Company shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under Sections 6.01, 6.03, 6.08, 6.13, or Article VII.
(c)    Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or the Borrower to the Administrative Agent or any Lender herein or by the Company or the Borrower or any of the Company’s Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

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(d)    Other Defaults. The Company or the Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by subsections (a), (b) or (c) of this Section 8.01), or the Company or the Borrower or any of the Company’s Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.
(e)    Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure or other Events of Default under this subsection (e) exists has an aggregate outstanding principal amount equal to or in excess of the Threshold Amount (such Indebtedness being “Material Indebtedness”); or any breach, default or event of default (including any termination event, amortization event, liquidation event or event of like import arising under any agreement or instrument giving rise to any Off-Balance Sheet Liabilities) shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Company offer to redeem or purchase such Indebtedness or other required repurchase or early amortization of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption, purchase, early amortization or repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, amortized or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc.
(i)    An involuntary case shall be commenced against the Company or any of the Company’s Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company’s Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.
(ii)    A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company’s Subsidiaries or over all or a substantial part of the property of the Company or any of the Company’s Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company’s Subsidiaries or of all or a substantial part of the property of the Company or any of the Company’s Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company’s Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

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(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company’s Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, except for any proceeding to wind up the Toronto office of the business sold pursuant to the E&C Sale (as defined in the Transaction Agreement) (to the extent bankruptcy has been initiated by The Shaw Group prior to the Closing Date), (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.
(h)    Judgments and Attachments. Any money judgment(s), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.
(i)    Dissolution. Any order, judgment or decree shall be entered against the Company or any Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.
(j)    Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Company or any of the Company’s Subsidiaries party thereto seeks to repudiate its obligations thereunder.
(k)    Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company to liability in excess of the Threshold Amount, except as set forth on Schedule 5.09.
(l)    Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of the Threshold Amount.

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(m)    Change of Control. A Change of Control shall occur.
(n)    Environmental Matters. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation (other than in connection with a Product Liability Event) pertaining to (i) the Release by the Company or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Company or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Company to liability individually or in the aggregate in excess of the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage).
(o)    Guarantor Revocation. Any Guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.
An Event of Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 8.02.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the obligation of each Lender to make Loans to be terminated, whereupon such obligations shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.13 and except as otherwise set forth herein, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative

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Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders pursuant to Section 10.04 or otherwise and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Hedging Obligations under Designated Hedging Agreements, ratably among the Lenders and the Hedge Banks, in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;
provided that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank, as the case may be. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except as set forth in Section 9.06 with respect to appointing a successor Administrative Agent as described in such Section. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the

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Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation

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Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Notwithstanding anything herein to the contrary, (i) so long as no Event of Default has occurred and is continuing, each such successor Administrative Agent shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed and (ii) whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and appoint a successor; provided that, so long as no Event of Default has occurred and is continuing, each such successor Administrative Agent shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

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9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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9.10    Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Hedge Bank) irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
9.11    Hedge Obligations. Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 8.03 or any Guaranty by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations except to the extent expressly provided herein and unless the Administrative Agent has received written notice of such Hedging Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations in the case of a termination pursuant to Section 11.06.
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender subject to the last paragraph of such Section;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

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(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (except with respect to any modifications of the provisions relating to amounts, timing or application of optional prepayments of Loans and other Obligations, which modification shall require only the approval of the Required Lenders);
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(g)    release any Guarantor from its respective Guaranty or release all or substantially all of the value of any Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
and, provided, further, that (i)  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary the Administrative Agent, the Company and the Borrower may amend, modify or supplement this Agreement or any other Loan Document (x) to effect the provisions of Section 2.12 or (y) to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes,

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and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least two Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within two Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or any other Loan Party, or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement

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from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(d)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing/Election Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the

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Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section.

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(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent or Related Party thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent or Related Party) such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Outstandings at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent or Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

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(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except pursuant to a transaction involving the Borrower permitted under this Agreement) without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees that are Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

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(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned

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by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the

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documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), including to any Federal Reserve Bank or central bank in connection with pledges permitted under Section 10.06(e), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the

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exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.12(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company which such Person has no reason to believe has any confidentiality or fiduciary obligation to the Company or its Subsidiaries with respect to such Information. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for

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further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

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10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If a Lender (an “Affected Lender”) shall have: (a) become a Defaulting Lender or a Non-Consenting Lender, (b) requested any payments such that the Borrower is entitled to replace such Lender pursuant to the provisions of Section 3.06 or (c) delivered a notice pursuant to Sections 3.02 or 3.03(b) claiming that such Lender is unable to extend Eurodollar Rate Loans for reasons not generally applicable to other Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws;
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

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(f)    the case of any such assignment resulting from a claim under Sections 3.02 or 3.03(b), the applicable assignee shall not, at the time of such assignment, be subject to such Sections 3.02 or 3.03(b), as applicable.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after demand from the Administrative Agent or the Company for such Affected Lender to execute and deliver the same.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)    WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (ii) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those

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obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger, nor any Lender has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing/Election Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; and provided, further, without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

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10.19    Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
10.20    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty, by any Specified Loan Party, becomes effective with respect to any Swap Obligation hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.20 shall remain in full force and effect until the Obligations (other than contingent indemnity obligations for which no claim is pending) have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
ARTICLE XI
GUARANTY
11.01    Guaranty.
(a)    For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to the Borrower, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations of the Borrower to the Administrative Agent, the Lenders, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and all Hedging Obligations of the Borrower owing to any Lender or any Affiliate of any Lender under any Designated Hedging Agreement (collectively, the “Guaranteed Obligations”); provided that Guaranteed Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
(b)    Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. The Company, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of the Company hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Company hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Company hereby irrevocably

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agree that the Obligations of the Company under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the Company under this Guaranty not constituting a fraudulent transfer or conveyance. The Company hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty, the Company will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.
11.02    Waivers; Subordination of Subrogation.
(a)    Waivers. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on the Borrower or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof; provided that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrower.
(b)    Subordination of Subrogation. Until the Guaranteed Obligations have been indefeasibly paid in full in cash, the Company (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Administrative Agent now has or may hereafter have against the Borrower, any other Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person. Should the Company have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Company hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Company may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. The Company acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and shall not limit or otherwise affect the Company’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.02.
11.03    Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (c) any

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waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this Guaranty; (g) any change in the ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any other Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against the Borrower, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this Section 11.03. It is agreed that the Company’s liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that each Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Obligations in the manner agreed upon between the Borrower and the Administrative Agent and the Lenders.
11.04    Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of the Borrower guaranteed under this Article XI may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.02 hereof for purposes of this Article XI, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Borrower or otherwise) preventing such declaration as against the Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Company for purposes of this Article XI.
11.05    Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshal any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent,

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which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or any other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
11.06    Termination Date. This Guaranty is a continuing guaranty and shall remain in effect until the later of (a) the date upon which no Commitment hereunder, Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations to the extent no claim giving rise thereto has been asserted) and (b) the date on which all of the Guaranteed Obligations have been paid in full in cash, subject to the proviso in Section 11.01(a).
11.07    Subordination of Intercompany Indebtedness. The Company agrees that any and all claims the Company against any other Loan Party with respect to any “Intercompany Indebtedness” (as hereinafter defined) shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Arrangements entered into with the Lenders or any of their Affiliates (“Designated Hedging Agreements”); provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing the Company may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from another Loan Party to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Company to ask, demand, sue for, take or receive any payment from any other Loan Party, all rights, liens and security interests of the Company, whether now or hereafter arising and howsoever existing, in any assets of any other Loan Party shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. The Company shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Designated Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Designated Hedging Agreement have been terminated. If all or any part of the assets of any Loan Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Loan Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Loan Party is dissolved or if substantially all of the assets of any such Loan Party are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any such Loan Party to the Company (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under Designated Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Company

67688554_7

upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Designated Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document and or Designated Hedging Agreements, the Company shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and such Hedging Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Company where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Company as the property of the holders of the Obligations and such Hedging Obligations. If the Company fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Company agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or any Designated Hedging Agreement have been terminated, the Company will not assign or transfer to any Person (other than the Administrative Agent) any claim the Company has or may have against any other Loan Party.
[Remainder Of This Page Intentionally Blank]

67688554_7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
CHICAGO BRIDGE & IRON COMPANY N.V., as the Company
By: CHICAGO BRIDGE & IRON COMPANY B.V., its Managing Director

By: /s/ Michael S. Taff
Name: Michael S. Taff
Title: Director

CHICAGO BRIDGE & IRON COMPANY (DELAWARE), as the Borrower

By: /s/ Michael S. Taff
Name: Michael S. Taff
Title: Authorized Signatory

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Stuart Bonomo
Name: Stuart Bonomo
Title: Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By: /s/ Page Dillenhunt
Name: Page Dillenhunt
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

COMPASS BANK, as a Lender

By: /s/ Khoa Duong
Name: Khoa Duong
Title: Vice President

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By: /s/ Mark Maloney
Name: Mark Maloney
Title: Authorized Signatory

BANK OF THE WEST, as a Lender

By: /s/ Mark Sunderland
Name: Mark Sunderland
Title: Sr. Relationship Manager & Vice President

BNP PARIBAS, as a Lender

By:/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By: /s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

BANK OF MONTREAL, as a Lender

By: /s/ Michael Gift
Name: Michael Gift
Title: Vice President

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Wadie Christopher Habiby
Name: Wadie Christopher Habiby
Title: Vice President, Corporate Banking

FIFTH THIRD BANK, as a Lender

By: /s/ Mike Glifford
Name: Mike Glifford
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

LLOYDS BANK PLC, as a Lender

By: /s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President – P003

By: /s/ Dennis McClellan
Name: Dennis McClellan
Title: Assistance Vice President – M040

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

THE BANK OF EAST ASIA, LIMITED, NEW YORK BRANCH, as a Lender

By: /s/ James Hua
Name: James Hua
Title: SVP

By: /s/ Kitty Sin
Name: Kitty Sin
Title: SVP

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a Lender

By: /s/ Glen Binder
Name: Glen Binder
Title: Vice President

By: /s/ Francesco Di Mario
Name: Francesco Di Mario
Title: First Vice President & Head of Credit

REGIONS BANK, as a Lender

By: /s/ Joey Powell
Name: Joey Powell
Title: Senior Vice President

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

RIYAD BANK, HOUSTON AGENCY, as a Lender

By: /s/ Michael Meiss
Name: Michael Meiss
Title: General Manager

By: /s/ Paul N. Travis
Name: Paul N. Travis
Title: Vice President & Head of Corporate Finance

NATIONAL BANK OF KUWAIT, S.A.K., as a Lender

By: /s/ Wendy Wanninger
Name: Wendy Wanninger
Title: Executive Manager

By: /s/ Michael McHugh
Name: Michael McHugh
Title: Executive Manager

HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY, as a Lender

By: /s/ Ryan Wang
Name: Ryan Wang
Title: Vice President & General Manager

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

THE STANDARD BANK OF SOUTH AFRICA LIMITED, as a Lender

By: /s/ Ziyaad Soreng
Name: Ziyaad Soreng
Title: Executive VP, Mining, Energy and Infrastructure Finance

FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender

By: /s/ Bill Wang
Name: Bill Wang
Title: Senior Vice President & General Manager

SUNTRUST BANK, as a Lender

By: /s/ Garrett O’Malley
Name: Garrett O’Malley
Title: Director

BOKF, NA DBA BANK OF TEXAS, as a Lender

By: /s/ Marian Livingston
Name: Marian Livingston
Title: Senior Vice President

CITIBANK, N.A., as a Lender

By: /s/ Brian Reed
Name: Brian Reed
Title: Managing Director

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

ING BANK N.V., DUBLIN BRANCH, as a Lender

By: /s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

By: /s/ Shaun Hawley
Name: Shaun Hawley
Title: Vice President

MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

DBS BANK LTD., as a Lender

By: /s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

STANDARD CHARTERED BANK, as a Lender

By: /s/ Rodrigo Gonzalez
Name: Rodrigo Gonzalez
Title: Executive Director Capital Markets

By: /s/ Hsing H. Huang
Name: Hsing H. Huang

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

Title: Associate Director Standard Chartered Bank     NY

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender

By: /s/ Julien Tizorin
Name: Julien Tizorin
Title: Director

By: /s/ Thomas Petz
Name: Thomas Petz
Title: Director

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Michael Grad
Name: Michael Grad
Title: Director

ARAB BANKING CORPORATION (B.S.C.), as a Lender

By: /s/ Lana Chervonskava
Name: Lana Chervonskaya
Title: VP Relationship Manager

By: /s/ Bayo Gbowu
Name: Bayo Gbowu
Title: VP Relationship Manager

SANTANDER BANK, N.A., as a Lender

By: /s/ John W. Deegan
Name: John W. Deegan
Title: Exec. Director

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

NBAD AMERICAS N.V., as a Lender

By: /s/ David Young
Name: David Young

By: /s/ William F. Ghazar
Name: William F. Ghazar
Title: Executive Director, Head of Client
Relationships

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Keith Burson
Name: Keith Burson
Title: Vice President

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Kaitlin Bellon
Name: Kaitlin Bellon
Title: Vice President

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES, as a Lender

By: /s/ Edward Chen
Name: Edward Chen
Title: SVP & General Manager

Chicago Bridge & Iron Company
2015 Term Loan Agreement
Signature Page

EXHIBIT A

FORM OF BORROWING/ELECTION NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement, dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Borrower hereby requests (select one):

A Borrowing of Loans	A conversion or continuation of Loans
1.    On      (a Business Day).
2.    In the amount of     .
3.    Comprised of         .

        [Type of Loan requested]
4.    For Eurodollar Rate Loans: with an Interest Period of      months.
CHICAGO BRIDGE & IRON COMPANY (DELAWARE), as the Borrower
By:
Name:
Title:

A-1
Form of Borrowing/Election Notice

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan, as the case may be, until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars and in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
This Note may not be assigned except in accordance with the terms of Section 10.06 of the Agreement.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement, dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of the Company, and that, in such capacity, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Company has delivered the year-end audited financial statements required by Section 6.01(b) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Company has delivered the unaudited financial statements required by Section 6.01(a) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with Agreement Accounting Principles as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition of the Company during the accounting period covered by such financial statements.
3.    The financial covenant analyses and information set forth on Schedules 1, 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as

Form of Compliance Certificate

of             ,         .
CHICAGO BRIDGE & IRON COMPANY N.V.

By:	Chicago Bridge & Iron Company B.V., its Managing Director

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.18 (a) – Maximum Leverage Ratio.

A.	Adjusted Indebtedness at Statement Date: $

B.	EBITDA (see Schedule 2) for four consecutive fiscal quarters
ending on above date (“Subject Period”):    $

C.	Leverage Ratio (Line I.A ÷ Line I.B): to 1.00

Maximum permitted:	3.00 to 1.00

II.	Section 7.18(b) – Minimum Fixed Charge Coverage Ratio.

A.	Consolidated Net Income Available for Fixed Charges:
1.    Consolidated Net Income for Subject Period:    $
2.    Provision for income taxes for Subject Period:    $
3.    Consolidated Fixed Charges for Subject Period:    $
4.    Dividends and distributions received in cash during Subject
Period:                $
5.    Retention bonuses paid to officers, directors and employees of the Company and its Subsidiaries in connection with the
Transaction (not to exceed $25,000,000) for Subject Period:    $
6.    Fees, charges and expenses incurred in connection with the
Transaction, the transactions related thereto, and any related issuance of Indebtedness or equity, whether or not
successful, for Subject Period:    $

Form of Compliance Certificate

7.    Restructuring and integration charges, fees and expenses
incurred in connection with the Transaction during Subject
Period:                $
8.    Non-cash compensation expenses for management or
employees for Subject Period:    $
9.    Expenses incurred in connection with the Shaw Acquisition
and relating to termination and severance as to, or relocation of, officers, directors and employees (not exceeding
$110,000,000) for Subject Period:    $
10.    Equity earnings booked or recognized by the Company or
any of its Subsidiaries from Eligible Joint Ventures
for Subject Period:1        $
11.    Consolidated Net Income Available for Fixed Charges
(Lines II.A1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10)
for Subject Period:        $

B.	Consolidated Fixed Charges for Subject Period: $
1.    Consolidated Long-Term Lease Rentals for Subject Period:    $
2.    Consolidated Interest Expense for the Subject Period:    $
3.    Consolidated Fixed Charges for Subject Period
(Lines II.B1 + 2):            $

C.	Fixed Charge Coverage Ratio (Line II.A11 ÷ Line II.B3): to 1.00

Minimum required:	1.75 to 1.00

III.	Section 7.18 (c) – Minimum Consolidated Net Worth.

A.	Consolidated Net Worth at Statement Date: $

B.	75% of the actual net worth of the Company and its Subsidiaries

Form of Compliance Certificate

as of September 30, 2013:        $

C.	50% the sum of Consolidated Net Income (if positive) earned in each fiscal quarter, commencing with the fiscal quarter ending on
December 31, 2013:            $

D.	Minimum Consolidated Net Worth (Lines III.B + III.C): $

E.	Minimum amount of Consolidated Net Worth that the Company
shall be required to maintain under any instrument, agreement or
indenture pertaining to any Material Indebtedness:    $

F.	Greater of Line III.D and Line III.E $

G.	Excess (deficient) for covenant compliance (Line III.A – III.F): $

1 Not to exceed 15% (or such lower percentage as may be set forth in the Note Purchase Agreements) of EBITDA of the Company pursuant to clauses (a) through (i) of the definition thereof for the period of twelve (12) prior consecutive months.

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
EBITDA
(in accordance with the definition of EBITDA
as set forth in the Agreement)

EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
(i)(1) Consolidated Net Income
(2) + Interest Expense
(3) + charges against income for foreign, federal, state and local taxes to the extent deducted
(4) + non-recurring non-cash charges (excluding any charge that becomes, or is expected to become, a cash charge) to the extent deducted
(5) + extraordinary losses to the extent deducted
(6) - non-recurring non-cash credits to the extent added
(7) - extraordinary gains to the extent added
(ii) + depreciation expense to the extent deducted
(iii) + amortization expense to the extent deducted

Form of Compliance Certificate

(iv) + non-cash compensation expenses for management or employees to the extent deducted
(v) + to the extent not already included, dividends distributions actually received in cash received from Persons other than Subsidiaries
(vi) + retention bonuses paid in connection with the Transaction not to exceed $25,000,000
(vii) + charges, fees and expenses incurred in connection with the Transaction, the transactions related thereto, and any related issuance of Indebtedness or equity, whether or not successful
(viii) + charges, fees and expenses incurred in connection with restructuring and integration activities in connection with the Transaction, including in connection with the closures of certain facilities and termination of leases

Form of Compliance Certificate

(ix) + expenses incurred in connection with the Shaw Acquisition and relating to termination and severance as to, or relocation of, officers, directors and employees not exceeding $110,000,000
(x) + [2]equity earnings booked or recognized by the Company or any of its Subsidiaries from Eligible Joint Ventures
= Consolidated EBITDA

2 Not to exceed 15% (or such lower percentage as may be set forth in the Note Purchase Agreements) of EBITDA of the Company pursuant to clauses (a) through (i) of this definition for the period of twelve (12) prior consecutive months.

Form of Compliance Certificate

SCHEDULE 3
Eligible Joint Ventures

[INCLUDE LISTING OF ELIGIBLE JOINT VENTURES]

Form of Compliance Certificate

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower:    Chicago Bridge & Iron Company (Delaware) (the “Borrower”)

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Term Loan Agreement, dated as of July 8, 2015, among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment for all Lenders[7]	Amount of CommitmentAssigned	Percentage Assigned of Commitment[8]	CUSIP Number

		$________________	$_________	____________%
		$________________	$_________	____________%
		$________________	$_________	____________%
[7.    Trade Date:    __________________]

5 List each Assignor, as appropriate.
6 List each Assignee and, if available, its market entity identifier, as appropriate.
7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]10

[NAME OF ASSIGNOR]

By: _____________________________
Title:

[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE[S]11

[NAME OF ASSIGNEE]

By: _____________________________
Title:

[NAME OF ASSIGNEE]

By: _____________________________
Title:

10 Add additional signature blocks as needed.
11 Add additional signature blocks as needed.

Form of Assignment and Assumption

[Consented to and]12 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

[Consented to:]13

[CHICAGO BRIDGE & IRON COMPANY N.V.

By:    Chicago Bridge & Iron Company B.V., its
Managing Director

By: _________________________________
Title:]

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest,

Form of Assignment and Assumption

fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE
Reference is made to that certain Term Loan Agreement, dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Officer’s Certificate (the “Certificate”) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The undersigned, in [his/her] capacity as an Authorized Officer of the Company not in any personal capacity, certifies on behalf of the Company that as of the date hereof, to [his/her] knowledge, after diligent inquiry of all relevant persons at the Company and its respective Subsidiaries:
[There exists no Default or Event of Default.]
[The following is a list of each Default or Event of Default that exists, and in each case the nature and status thereof:]
[Signature Page Follows]

E - 1
Form of Officer’s Certificate
68173153_2

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered by a proper and duly authorized officer as of the day and year first above written.
CHICAGO BRIDGE & IRON COMPANY N.V.

By:	Chicago Bridge & Iron Company B.V., its Managing Director

By:
Title:

E - 2
Form of Officer’s Certificate
68173153_2

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY
[See Attached]

F - 1
Form of Subsidiary Guaranty

SUBSIDIARY GUARANTY
THIS SUBSIDIARY GUARANTY (this “Guaranty”) is made as of the 8th day of July, 2015, by CHICAGO BRIDGE & IRON COMPANY, a Delaware corporation, CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation, and the undersigned Subsidiaries (collectively, the “Initial Guarantors” and, along with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent under (and as defined in) the Credit Agreement referred to below.

WITNESSETH:
WHEREAS, CHICAGO BRIDGE & IRON COMPANY N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the “Company”), CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation, (the “Borrower”), the institutions from time to time parties thereto as lenders (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), have entered into a certain Term Loan Agreement dated as of July 8, 2015 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;

WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all “Obligations” (as defined in the Credit Agreement), including, without limitation, all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents, and all Hedging Obligations to which any Lender shall be a counterparty (each a “Designated Hedging Agreement”); and
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrower under the Credit Agreement and the other Loan Documents and all Hedging Obligations under any Designated Hedging Agreements;
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I.        Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
SECTION II.        Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan) that:

Form of Subsidiary Guaranty

(a)
It is a corporation, partnership limited liability company or establishment (or for certain entities organized under the laws of Liechtenstein, a legal entity in the form of “Anstalt” under the laws of Liechtenstein) duly and properly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all requisite authority to conduct its business as a foreign person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

(b)
It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)
Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by‑laws, limited liability company or partnership agreement (as applicable) or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, (ii) or conflict with or constitute a default thereunder, except such interference or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien in, of or on its property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations (other than contingent Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.
SECTION III.    The Guaranty.
(a)    For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make Loans to the Borrower, the Guarantors hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration

Form of Subsidiary Guaranty

or otherwise, and at all times thereafter, of any and all existing and future Obligations of the Borrower to the Administrative Agent, the Lenders, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and all Hedging Obligations of the Borrower owing to any Lender or any Affiliate of any Lender under any Designated Hedging Agreement (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations.
(b)    Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.
SECTION IV.    Waivers; Subordination of Subrogation.
(a)    Waivers. Each Guarantor waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice of notices delivered or demand made on the Borrower or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof; provided, that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with any Guarantor their assessments of the financial condition of the Borrower.
(b)    Subordination of Subrogation. Until the Guaranteed Obligations have been indefeasibly paid in full in cash, each Guarantor (i) shall have no right of subrogation with respect

Form of Subsidiary Guaranty

to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Administrative Agent now has or may hereafter have against the Borrower, any other Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and shall not limit or otherwise affect any Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section IV.
SECTION V.    Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of each Guarantor and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any other Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against the Borrower, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that each Guarantor’s liability hereunder is several and independent

Form of Subsidiary Guaranty

of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that each Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Obligations in the manner agreed upon between the Borrower and the Administrative Agent and the Lenders.
SECTION VI.    Acceleration. Each Guarantor agrees that, as between such Guarantor on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of the Borrower guaranteed under this Guaranty may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.02 of the Credit Agreement for purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrower or otherwise) preventing such declaration as against such Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by each Guarantor for purposes of this Guaranty.
SECTION VII.    Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations. If any Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Guarantor or any other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, each Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
SECTION VIII.    Termination Date. This Guaranty is a continuing guaranty and shall remain in effect until the later of (a) the Facility Termination Date, and (b) the date on which all of the Guaranteed Obligations have been paid in full in cash, subject to the proviso in Section IV(a). For purposes of this Guaranty, “Facility Termination Date” shall mean the date upon which no Commitment, Loan or other Obligation under the Credit Agreement shall remain unpaid or unsatisfied (other than contingent Obligations to the extent no claim giving rise thereto has been asserted).
SECTION IX.    Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 10.02 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Section 10.02.

Form of Subsidiary Guaranty

        Notice Address for Guarantors:
c/o Chicago Bridge & Iron Company
        One CB&I Plaza
2103 Research Forest Drive
The Woodlands, TX 77380
Attn: Ronald Ballschmiede, Managing Director & Chief Financial
Officer
Fax: (832) 513-1092
SECTION X.        No Waivers. No failure or delay by the Administrative Agent or any holders of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Designated Hedging Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION XI.    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the holders of Guaranteed Obligations and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section XI shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Designated Hedging Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
SECTION XII.    Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement).
SECTION XIII.    GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION XIV.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

Form of Subsidiary Guaranty

(a)     EXCLUSIVE JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ARTICLE XV OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(d)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

Form of Subsidiary Guaranty

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(e)    ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS GUARANTY AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION XIV, WITH ITS COUNSEL.
SECTION XV.    Taxes, Expenses of Enforcement, etc.
(a)    Taxes.
(i)    Any and all payments by any of the Guarantors hereunder (whether in respect of principal, interest, fees or otherwise) shall be subject to Section 3.01 of the Credit Agreement as if such payments were made by the Borrower, mutatis mutandis.
(ii)    Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section XV(a) shall survive the payment in full of all Guaranteed Obligations and the termination of this Guaranty.
(b)    Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the holders of Obligations for any out‑of‑pocket expenses (including fees, charges and disbursements of any counsel for the Administrative Agent and the holders of Obligations) in accordance with Section 10.04(a) of the Credit Agreement.
SECTION XVI.    Setoff. Each Guarantor agrees to the terms of Section 10.08 of the Credit Agreement, which is incorporated herein by reference, as if it were an original party thereto.
SECTION XVII.    Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the holders of Obligations or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any holder of Obligations or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such holder of Obligations or the Administrative Agent shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which such holder of Obligations or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to such Guarantor.

Form of Subsidiary Guaranty

SECTION XVIII.    Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION XIX.    Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any holder of Obligations or the Administrative Agent.
SECTION XX.    Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
SECTION XXI.    Keepwell. Each Loan Party that is a Qualified ECP Guarantor, at the time the guaranty hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section XXI voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Facility Termination Date (as defined in Section VIII). Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION XXIII.    Limitations for the Liechtenstein Guarantor. The amounts payable according to the terms of this Guaranty by a Guarantor incorporated under the laws of Liechtenstein (a “Liechtenstein Guarantor) are limited as follows:
If a payment in fulfillment of the Guaranteed Obligations would, at the time payment is due, not be permitted under Art. 545 (2) of the Liechtenstein Company Act (Personen- und Gesellschaftsrecht) or similar provisions prohibiting capital repayment or restricting profit

Form of Subsidiary Guaranty

distributions, then such Guaranteed Obligations and payment amounts are limited to the amount permitted to be paid in accordance with such provisions.
Such limited amount shall, however, at no time be less than the distributable net assets (verfügbarer Reingewinn) available for distribution to the shareholders of the respective Liechtenstein Guarantor in accordance with Art. 545 (2) of the Liechtenstein Company Act (Personen- und Gesellschaftsrecht) and the provisions of its articles of association and by-laws (net of taxes, if applicable) at any time payment under or pursuant to this Guaranty is requested from the respective Liechtenstein Guarantor (from time to time each a “Minimum Guaranty Amount”).
The limitations set out herein (as may apply) shall not (generally or definitively) free the Liechtenstein Guarantor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefore until such times as payment is again possible in accordance with the above mentioned limitations.
In order to allow the Lenders to obtain a maximum benefit under and of this Guaranty, the Liechtenstein Guarantor undertakes to promptly implement all such measures and/or to promptly procure the fulfillment of all prerequisites allowing it to make the (requested) payment(s) hereunder, including the following:
preparation of an audited interim balance sheet (geprüfter Zwischenabschluss) of the Liechtenstein Guarantor;
confirmation of the auditors of the relevant Liechtenstein Guarantor that the relevant Minimum Guaranty Amount represents (the maximum of) freely distributable profits (verfügbarer Reingewinn);
approval by a shareholder(s) meeting (Gründerrechtversammlung) of the Liechtenstein Guarantor of the (resulting) profit distribution in the amount of the Minimum Guarantee Amount; and
all such other measures necessary or useful to allow the Liechtenstein Guarantor to make the payments agreed hereunder with a minimum of limitation, including the conversion of unnecessary restricted reserves into distributable reserves.
For the avoidance of doubt, the limitations hereinbefore referred to shall not lead to an obligation of the Liechtenstein Guarantor to decrease its statutory capital (Anstaltskapital) or statutory reserves (statutarischer Reservefonds).

[Signature pages follow]

Form of Subsidiary Guaranty

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

CHICAGO BRIDGE & IRON COMPANY, a Delaware corporation

By: __________________________
Name: Michael S. Taff
Title: Authorized Signatory
CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By: __________________________
Name: Michael S. Taff
Title: Authorized Signatory
CB&I TYLER COMPANY

By: __________________________
Name:    Luciano Reyes
Title: Treasurer
CB&I INC.

By: __________________________
Name: Michael S. Taff
Title: Authorized Signatory

CHICAGO BRIDGE & IRON COMPANY, an Illinois corporation

By: __________________________
Name: Luciano Reyes
Title: Treasurer
A&B BUILDERS, LTD.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

Form of Subsidiary Guaranty

ASIA PACIFIC SUPPLY COMPANY

By: __________________________
Name: Luciano Reyes
Title: Treasurer
CBI AMERICAS LTD.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

CSA TRADING COMPANY, LTD.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

CB&I WOODLANDS L.L.C.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

CBI COMPANY LTD.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

CENTRAL TRADING COMPANY, LTD.

By: __________________________
Name: Luciano Reyes
Title: Treasurer

CONSTRUCTORS INTERNATIONAL, L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer

Form of Subsidiary Guaranty

HBI HOLDINGS, L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer

HOWE-BAKER INTERNATIONAL, L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer
HOWE-BAKER ENGINEERS, LTD.

By: __________________________
Name: Luciano Reyes
Title: Treasurer
HOWE-BAKER HOLDINGS, L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer
HOWE-BAKER MANAGEMENT, L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer
HOWE-BAKER INTERNATIONAL MANAGEMENT L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer
MATRIX ENGINEERING, LTD.

By: __________________________
Name: Luciano Reyes
Title: Treasurer

Form of Subsidiary Guaranty

MATRIX MANAGEMENT SERVICES, L.L.C.

By: __________________________
Name: Luciano Reyes
Title: Treasurer
OCEANIC CONTRACTORS, INC.

By: __________________________
Name: Luciano Reyes
Title: Treasurer

CBI VENEZOLANA, S.A.

By: __________________________
Name: Rui Orlando Gomes
Title: Treasurer

CBI MONTAJES DE CHILE LIMITADA

By: __________________________
Name: Rui Orlando Gomes
Title: Director/Legal Representative

CB&I EUROPE B.V.

By: __________________________
Name: Raymond Buckley
Title: Director
CBI EASTERN ANSTALT

By: __________________________
Name: Raymond Buckley
Title: Director

Form of Subsidiary Guaranty

CBI LUXEMBOURG S.a.r.L.

By: __________________________
Name: Sergio Lopez
Title: Director
CB&I POWER COMPANY B.V. (f/k/a CMP HOLDINGS B.V.)
By: __________________________
Name: Raymond Buckley
Title: Director

Executed by CBI Constructors Pty Ltd ACN 000 612 411 in accordance with section 127 of the Corporations Act 2001:

Director/company secretary	Director
Ian Michael Bendesh	Ross Adame
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

CBI ENGINEERING AND CONSTRUCTION CONSULTANT (SHANGHAI) CO. LTD.

By: __________________________
Name: Raymond Buckley
Title: Chairman
CBI (PHILIPPINES), INC.

By: __________________________
Name: Peter K. Bennett
Title: President

CBI OVERSEAS, LLC

By: __________________________
Name: Walter Browning
Title: Secretary

Form of Subsidiary Guaranty

CBI CONSTRUCTORS (PNG) PTY. LIMITED

By: __________________________
Name: Peter K. Bennett
Title: Director
CBI CONSTRUCTORS LIMITED

By: __________________________
Name: Kevin J. Forder
Title: Authorized Signatory

CBI HOLDINGS (U.K.) LIMITED

By: __________________________
Name: Kevin J. Forder
Title: Director

CB&I UK LIMITED

By: __________________________
Name: Richard E. Chandler, Jr.
Title: Director
CB&I LUMMUS CREST LTD.

By: __________________________
Name: L.T.M. Kester
Title: Managing Director
CB&I MALTA LIMITED

By: __________________________
Name: L.T.M. Kester
Title: Director

Form of Subsidiary Guaranty

LUTECH RESOURCES LIMITED

By: __________________________
Name: L.T.M. Kester
Title: Director
NETHERLANDS OPERATING COMPANY B.V.

By: __________________________
Name: Imre A. Csoti
Title: Director
CB&I NEDERLAND B.V.
By: __________________________
Name: Imre A. Csoti
Title: Director

ARABIAN GULF MATERIAL SUPPLY COMPANY, LTD.

By: __________________________
Name: Geoffrey R. Loft
Title: Director

PACIFIC RIM MATERIAL SUPPLY COMPANY, LTD.

By: __________________________
Name: Geoffrey R. Loft
Title: Director

SOUTHERN TROPIC MATERIAL SUPPLY COMPANY, LTD.

By: __________________________
Name: Geoffrey R. Loft
Title: Director

CHICAGO BRIDGE & IRON (ANTILLES) N.V.
By: __________________________
Name: Douglas Arthur Willard
Title: Managing Director

Form of Subsidiary Guaranty

LUMMUS TECHNOLOGY HEAT TRANSFER B.V.

By: __________________________
Name: Richard E. Chandler, Jr.
Title: Director
LEALAND FINANCE COMPANY B.V.

By: __________________________
Name: Michael S. Taff
Title: Managing Director

CB&I FINANCE COMPANY LIMITED
By: __________________________
Name: Kevin J. Forder
Title: Director

CB&I OIL & GAS EUROPE B.V.

By: __________________________
Name: Michael S. Taff
Title: Managing Director

CBI COLOMBIANA S.A.

By: __________________________
Name: Michael S. Taff
Title: Director

CHICAGO BRIGE & IRON COMPANY B.V.

By: __________________________
Name: Michael S. Taff
Title: Managing Director

LUMMUS INTERNATIONAL CORPORATION

By: __________________________

Form of Subsidiary Guaranty

Name: John R. Albanese, Jr.
Title: Vice President- Finance – Treasurer
HUA LU ENGINEERING CO., LTD.

By: __________________________
Name: John R. Albanese, Jr.
Title: Director
CB&I TECHNOLOGY VENTURES, INC.
(f/k/a LUMMUS CATALYST COMPANY LTD.)

By: __________________________
Name: John R. Albanese, Jr.
Title: Vice President & Treasurer

LUMMUS OVERSEAS CORPORATION

By: __________________________
Name: John R. Albanese, Jr.
Title: Vice President & Treasurer

CATALYTIC DISTILLATION TECHNOLOGIES

By: __________________________
Name: John R. Albanese, Jr.
Title: Management Committee Member
LUMMUS TECHNOLOGY, INC.

By: __________________________
Name: John R. Albanese, Jr.
Title: CFO & Treasurer

CBI SERVICES, INC.

By: __________________________
Name: Michael S. Taff
Title: Authorized Signatory

Form of Subsidiary Guaranty

WOODLANDS INTERNATIONAL INSURANCE COMPANY LIMITED

By: __________________________
Name: Robert Havlick
Title: Director

CBI HUNGARY HOLDING LIMITED LIABILITY COMPANY

By: __________________________
Name: Sergio Lopez
Title: Managing Director
LUMMUS NOVOLEN TECHNOLOGY GMBH

By: __________________________
Name: Godofredo Follmer
Title: Managing Director

CB&I LUMMUS GMBH

By: __________________________
Name: Andreas Schwarzhaupt
Title: Managing Director

CB&I S.R.O.

By: __________________________
Name: Jiri Gregor
Title: Managing Director

CBI PERUANA S.A.C.

By: __________________________
Name: Peter Rano
Title: General Manager

HORTON CBI LIMITED

By: __________________________

Form of Subsidiary Guaranty

Name: Marc R. Beauregard
Title: President

CB&I (NIGERIA) LIMITED

By: __________________________
Name: Douglas Arthur Willard
Title: Director

CB&I SINGAPORE PTE LTD.

By: __________________________
Name: Michael S. Taff
Title: Director

SHAW NORTH CAROLINA, INC.
By: __________________________
Name: Luciano Reyes
Title: Director

SHAW ALLOY PIPING PRODUCTS, LLC
By: __________________________
Name: Luciano Reyes
Title: Manager
SHAW SUNLAND FABRICATORS, LLC
By: __________________________
Name: Luciano Reyes
Title: Manager

CB&I CONTRACTOR’S INC. (f/k/a SHAW CONSTRUCTORS, INC.)
By: __________________________
Name: Luciano Reyes
Title: Director

Form of Subsidiary Guaranty

CB&I STONE & WEBSTER CONSTRUCTION, INC.
(f/k/a STONE & WEBSTER CONSTRUCTION, INC.)
By: __________________________
Name: Luciano Reyes
Title: Director
CB&I STONE & WEBSTER, INC. (f/k/a STONE & WEBSTER, INC.)
By: __________________________
Name: Luciano Reyes
Title: Director

CB&I STONE & WEBSTER ASIA, INC. (f/k/a STONE & WEBSTER ASIA, INC.)
By: __________________________
Name: Luciano Reyes
Title: Director
CB&I ENVIRONMENTAL & INFRASTRUCTURE, INC. (f/k/a SHAW ENVIRONMENTAL, INC.)
By: __________________________
Name: Luciano Reyes
Title: Director

SHAW OVERSEAS (FAR EAST), LTD.
By: __________________________
Name: Sergio Lopez
Title: Director

THE SHAW GROUP INC.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

Form of Subsidiary Guaranty

LUMMUS GASIFICATION TECHNOLOGY LICENSING COMPANY
By: __________________________
Name: John R. Albanese, Jr.
Title: Director

CB&I LAURENS, INC.
By: __________________________
Name: Sergio Lopez
Title: Vice President - Tax

CB&I GOVERNMENT SOLUTIONS, INC.
By: __________________________
Name: Luciano Reyes
Title: Director

SHAW SSS FABRICATORS, INC.
By: __________________________
Name: Luciano Reyes
Title: Treasurer

Form of Subsidiary Guaranty

ANNEX I
Form of SUPPLEMENT TO SUBSIDIARY GUARANTY

[_________] [__], 20[__]
Bank of America, N.A., as Administrative Agent
[Address of Administrative Agent]

Attention: [_________]
Ladies and Gentlemen:

Reference is hereby made to the Guaranty (the “Guaranty”) made as of the 8th day of July, 2015 by CHICAGO BRIDGE & IRON COMPANY, a Delaware corporation, CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation and the undersigned Subsidiaries (the “Initial Guarantors” and along with any additional Subsidiaries which become parties to such Guaranty by executing a Supplement thereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section II of the Guaranty are true and correct in all respects as of the date hereof. [Notwithstanding any other provision herein or in the Guaranty to the contrary, the liability of the New Guarantor under the Guaranty shall not exceed [the amount that may be guaranteed under applicable Requirements of Law (including without limitation the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act) multiplied by the percentage of Guarantor’s outstanding Capital Stock or interest in the profits owned, in each case, by the Company and its Subsidiaries.]]16

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Supplement to Subsidiary Guaranty counterpart to the Guaranty as of this ___ day of _________, ____.

[NAME OF NEW GUARANTOR]

By: ____________________________________
Name: __________________________________
Title: __________________________________

16 To be included for Joint Ventures (See Section 6.13(e) of Credit Agreement).

F - 1
Form of Subsidiary Guaranty

EXHIBIT G-1

FORM OF
COMPANY’S US COUNSEL’S OPINION
On file with the Administrative Agent

G - 1
Company’s US Counsel’s Opinion

EXHIBIT G-2

FORM OF
COMPANY’S FOREIGN COUNSEL’S OPINION
On file with the Administrative Agent

G-2
Company’s Foreign Counsel’s Opinion

EXHIBIT H-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Agreement dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or any successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or any successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 8, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or any successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or any successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

SCHEDULE 1.01A
EXCLUDED FOREIGN SUBSIDIARIES
EXCLUDED FOREIGN SUBSIDIARIES:

CBI Venezolana, S.A.	Venezuela
CBI Montajes de Chile Limitada	Chile
Horton CBI, Limited	Canada
CB&I (Europe) B.V.	Netherlands
CBI Eastern Anstalt	Liechtenstein
CBI Luxembourg S.a.r.l.	Luxembourg
CMP Holdings B.V.	Netherlands
CBI Constructors Pty, Ltd.	Australia
CBI Engineering and Construction Consultant (Shanghai) Co. Ltd.	Shanghai
CBI (Philippines), Inc.	Philippines
CB&I Nederland B.V.	Netherlands
CBI Constructors Limited	United Kingdom
CB&I Holdings (UK) Limited	United Kingdom
CB&I UK Limited	United Kingdom
Arabian Gulf Material Supply Company, Ltd.	Cayman Islands
CB&I (Nigeria) Limited	Nigeria
Pacific Rim Material Supply Company, Ltd.	Cayman Islands
Southern Tropic Material Supply Company, Ltd.	Cayman Islands
Lummus Technology Heat Transfer B.V.	Netherlands
Lealand Finance Company B.V.	Netherlands
CB&I Singapore PTE Ltd.	Singapore
CB&I Oil & Gas Europe B.V.	Netherlands
CBI Colombiana S.A.	Columbia
Chicago Bridge & Iron (Antilles) N.V.	Netherland Antilles
Woodlands International Insurance Company Limited	Ireland
Lummus Novolen Technology GmbH	Germany
CB&I Lummus GmbH	Germany
Hua Lu Engineering Co., Ltd.	China
CB&I Lummus Crest Ltd.	United Kingdom
CB&I Malta Limited	Malta
Lutech Resources Limited	United Kingdom
Netherlands Operating Company B.V.	Netherlands
CB&I s.r.o.	Czech Republic
CBI Peruana S.A.C.	Peru
CBI Hungary Holding Limited Liability Company	Hungary
CBI Constructors (PNG) Pty. Limited	Papa New Guinea
CB&I Finance Company Limited	Ireland
Shaw Overseas (Far East) LTD	Cayman Islands

SCHEDULE 1.01B
MATERIAL SUBSIDIARIES
MATERIAL SUBSIDIARIES:

Chicago Bridge & Iron Company	Delaware
CB&I Inc.	Texas
CBI Services, Inc.	Delaware
Chicago Bridge & Iron Company (Delaware)	Delaware
Chicago Bridge & Iron Company B.V.	Netherlands
CBI Americas Ltd.	Delaware
CB&I Woodlands L.L.C.	Delaware
Chicago Bridge & Iron Company	Illinois
Asia Pacific Supply Co.	Delaware
CBI Company Ltd.	Delaware
Central Trading Company Ltd.	Delaware
CSA Trading Company, Ltd.	Delaware
Lummus Technology Inc.	Delaware
CBI Overseas, LLC	Delaware
A&B Builders, Ltd.	Illinois
Constructors International, L.L.C.	Delaware
HBI Holdings, L.L.C.	Delaware
Howe-Baker International, L.L.C.	Delaware
Howe-Baker Engineers, Ltd.	Texas
Howe-Baker Holdings, L.L.C.	Delaware
Howe-Baker Management, L.L.C.	Delaware
Howe-Baker International Management, L.L.C.	Delaware
Matrix Engineering, Ltd.	Texas
Matrix Management Services, L.L.C.	Delaware
Oceanic Contractors, Inc.	Illinois
CBI Venezolana, S.A.	Venezuela
CBI Montajes de Chile Limitada	Chile
Horton CBI, Limited	Canada
CB&I (Europe) B.V.	Netherlands
CBI Eastern Anstalt	Liechtenstein
CBI Luxembourg S.a.r.l.	Luxembourg
CMP Holdings B.V.	Netherlands
CBI Constructors Pty, Ltd.	Australia
CBI Engineering and Construction Consultant (Shanghai) Co. Ltd.	Shanghai
CBI (Philippines), Inc.	Philippines
CB&I Nederland B.V.	Netherlands
CBI Constructors Limited	United Kingdom
CB&I Holdings (UK) Limited	United Kingdom
CB&I UK Limited	United Kingdom

Arabian Gulf Material Supply Company, Ltd.	Cayman Islands
CB&I (Nigeria) Limited	Nigeria
Pacific Rim Material Supply Company, Ltd.	Cayman Islands
Southern Tropic Material Supply Company, Ltd.	Cayman Islands
Lummus Technology Heat Transfer B.V.	Netherlands
Lealand Finance Company B.V.	Netherlands
CB&I Singapore PTE Ltd.	Singapore
CB&I Oil & Gas Europe B.V.	Netherlands
CBI Colombiana S.A.	Columbia
Chicago Bridge & Iron (Antilles) N.V.	Netherland Antilles
Woodlands International Insurance Company Limited	Ireland
Lummus Novolen Technology GmbH	Germany
CB&I Lummus GmbH	Germany
Lummus International Corporation	Delaware
Hua Lu Engineering Co., Ltd.	China
Lummus Catalyst Company Ltd.	Delaware
Lummus Overseas Corporation	Delaware
CB&I Lummus Crest Ltd.	United Kingdom
CB&I Malta Limited	Malta
Lutech Resources Limited	United Kingdom
Netherlands Operating Company B.V.	Netherlands
CB&I s.r.o.	Czech Republic
CBI Peruana S.A.C.	Peru
CBI Hungary Holding Limited Liability Company	Hungary
CBI Constructors (PNG) Pty. Limited	Papa New Guinea
Catalytic Distillation Technologies	Texas
CB&I Tyler Company	Delaware
CB&I Finance Company Limited	Ireland
Shaw Alloy Piping Products, LLC	Louisiana
CB&I Walker LA, LLC	Louisiana
The Shaw Group, Inc.	Louisiana
CB&I Shaw Constructors, Inc.	Louisiana
CB&I Stone & Webster Construction, Inc.	Louisiana
CB&I Environmental & Infrastructure, Inc.	Louisiana
CB&I Stone & Webster, Inc.	Louisiana
CB&I Stone & Webster Asia, Inc.	Louisiana
Shaw Overseas (Far East) LTD	Cayman Islands
CB&I North Carolina, Inc.	North Carolina
CB&I Technology Ventures, Inc.	Delaware
Lummus Gasification Technology Licensing Company	Delaware
CB&I Laurens, Inc.	South Carolina
CB&I Government Solutions, Inc.	Louisiana
Shaw SSS Fabricators, Inc.	Louisiana

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$32,500,000.00	6.500000000%
Crédit Agricole Corporate and Investment Bank	$32,500,000.00	6.500000000%
BBVA Compass	$27,500,000.00	5.500000000%
The Bank of Tokyo-Misubishi UFJ, Ltd.	$27,500,000.00	5.500000000%
Bank of Montreal	$20,000,000.00	4.000000000%
HSBC Bank USA, N.A.	$20,000,000.00	4.000000000%
Fifth Third Bank	$20,000,000.00	4.000000000%
Sumitomo Mitsui Banking Corporation	$20,000,000.00	4.000000000%
Lloyds Bank PLC	$20,000,000.00	4.000000000%
The Bank of East Asia, Limited, New York Branch	$20,000,000.00	4.000000000%
Bank of the West	$17,500,000.00	3.500000000%
Intesa SanPaolo S.P.A., New York Branch	$17,500,000.00	3.500000000%
Regions Bank	$15,000,000.00	3.000000000%
Riyad Bank, Houston Agency	$15,000,000.00	3.000000000%
National Bank of Kuwait, S.A.K.	$15,000,000.00	3.000000000%
Hua Nan Commercial Bank, Ltd. New York Agency	$15,000,000.00	3.000000000%
The Standard Bank of South Africa Limited	$15,000,000.00	3.000000000%
First Commercial Bank, Ltd., New York Branch	$15,000,000.00	3.000000000%
SunTrust Bank	$12,500,000.00	2.500000000%
BNP Paribas	$10,000,000.00	2.000000000%
BOKF, NA DBA Bank of Texas	$10,000,000.00	2.000000000%
Citibank, N.A.	$10,000,000.00	2.000000000%
ING Bank N.V., Dublin Branch	$10,000,000.00	2.000000000%
Mizuho Bank, Ltd.	$10,000,000.00	2.000000000%

Lender	Commitment	Applicable Percentage
DBS Bank Ltd.	$10,000,000.00	2.000000000%
Standard Chartered Bank	$10,000,000.00	2.000000000%
Unicredit Bank AG, New York Branch	$10,000,000.00	2.000000000%
The Bank of Nova Scotia	$10,000,000.00	2.000000000%
Arab Banking Corporation (B.S.C.)	$7,500,000.00	1.500000000%
Santander Bank, N.A.	$5,000,000.00	1.000000000%
NBAD Americas N.V.	$5,000,000.00	1.000000000%
The Northern Trust Company	$5,000,000.00	1.000000000%
Amegy Bank National Association	$5,000,000.00	1.000000000%
E.Sun Commercial Bank, Ltd., Los Angeles	$5,000,000.00	1.000000000%
Total	$500,000,000.00	100.000000000%

SCHEDULE 5.07
LITIGATION
General—We have been and may from time to time be named as a defendant in legal actions claiming damages in connection with engineering and construction projects, technology licenses, other services we provide, and other matters. These are typically claims that arise in the normal course of business, including employment-related claims and contractual disputes or claims for personal injury or property damage which occur in connection with services performed relating to project or construction sites. Contractual disputes normally involve claims relating to the timely completion of projects, performance of equipment or technologies, design or other engineering services or project construction services provided by us. We do not believe that any of our pending contractual, employment-related personal injury or property damage claims and disputes will have a material adverse effect on our future results of operations, financial position or cash flow. See Note 15 for additional discussion of claims associated with our projects.
Asbestos Litigation—We are a defendant in lawsuits wherein plaintiffs allege exposure to asbestos due to work we may have performed at various locations. We have never been a manufacturer, distributor or supplier of asbestos products. Over the past several decades and through March 31, 2015, we have been named a defendant in lawsuits alleging exposure to asbestos involving approximately 5,700 plaintiffs and, of those claims, approximately 1,700 claims were pending and 4,000 have been closed through dismissals or settlements. Over the past several decades and through March 31, 2015, the claims alleging exposure to asbestos that have been resolved have been dismissed or settled for an average settlement amount of approximately two thousand dollars per claim. We review each case on its own merits and make accruals based upon the probability of loss and our estimates of the amount of liability and related expenses, if any. While we have seen an increase in the number of recent filings, especially in one specific venue, we do not believe that the increase or any unresolved asserted claims will have a material adverse effect on our future results of operations, financial position or cash flow, and at March 31, 2015 , we had approximately $5.2 million accrued for liability and related expenses. With respect to unasserted asbestos claims, we cannot identify a population of potential claimants with sufficient certainty to determine the probability of a loss and to make a reasonable estimate of liability, if any. While we continue to pursue recovery for recognized and unrecognized contingent losses through insurance, indemnification arrangements or other sources, we are unable to quantify the amount, if any, that we may expect to recover because of the variability in coverage amounts, limitations and deductibles, or the viability of carriers, with respect to our insurance policies for the years in question.

SCHEDULE 5.08
SUBSIDIARIES
See attached.

Entity Name	Domestic Jurisdiction	Owner Name	Security Name	Balance	Percent Owned
850 PINE STREET INC.	Delaware	CB&I Tyler Company	Common Shares	1,000.000000	100.000000
A & B Builders, Ltd. (MANAGED BY MATRIX MANAGEMENT SERVICES, L.L.C.)	Texas	Matrix Engineering, Ltd. (MANAGED BY HOWE-BAKER INTERNATIONAL MANAGEMENT, L.L.C.)	Percentage Ownership Interest	99.000000	99.000000
A & B Builders, Ltd. (MANAGED BY MATRIX MANAGEMENT SERVICES, L.L.C.)	Texas	Matrix Management Services, L.L.C.	Percentage Ownership Interest	1.000000	1.000000
Accelerated Remediation Company, A Portage Shaw LLC	New Mexico	CB&I Federal Services LLC	Percentage Ownership Interest	49.000000	49.000000
Accelerated Remediation Company, A Portage Shaw LLC	New Mexico	Portage, Inc.	Percentage Ownership Interest	51.000000	51.000000
Aiton & Co Limited	England & Wales	Shaw Group UK Limited	Common Shares	1.000000	100.000000
American Plastic Pipe and Supply, L.L.C.	Louisiana	EMCON/OWT, Inc.	Percentage Ownership Interest	100.000000	100.000000
Arabian CBI Ltd.	Saudi Arabia	Alfadl, Abdullah Ibrahim A.	Common Shares	30.000000	7.500000
Arabian CBI Ltd.	Saudi Arabia	Alfadl, Saleh Abdullah	Common Shares	70.000000	17.500000
Arabian CBI Ltd.	Saudi Arabia	Chicago Bridge & Iron Company B.V.	Common Shares	300.000000	75.000000
Arabian CBI Tank Manufacturing Company Ltd.	Saudi Arabia	Chicago Bridge & Iron Company B.V.	Common Shares	300.000000	75.000000
Arabian CBI Tank Manufacturing Company Ltd.	Saudi Arabia	Commercial & Industrial Services Co. Ltd.	Common Shares	100.000000	25.000000
Arabian Gulf Material Supply Company, Ltd.	Cayman Islands	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	2.000000	100.000000
Arlington Avenue E Venture, LLC	Delaware	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Asia Pacific Supply Co.	Delaware	Chicago Bridge & Iron Company	Common Shares	100.000000	100.000000
Atlantic Contingency Constructors II, LLC	Delaware	AECOM Government Services, Inc.	Percentage Ownership Interest	40.000000	40.000000
Atlantic Contingency Constructors II, LLC	Delaware	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	60.000000	60.000000
Atlantic Contingency Constructors, LLC	Louisiana	AECOM Government Services, Inc.	Percentage Ownership Interest	40.000000	40.000000
Atlantic Contingency Constructors, LLC	Louisiana	CB&I Federal Services LLC	Percentage Ownership Interest	60.000000	60.000000
Atlantis Contractors Inc.	Delaware	Chicago Bridge & Iron Company	Common Shares	100.000000	100.000000
Babcock & Wilcox Shaw Remediation LLC	Delaware	Babcock & Wilcox Technical Services Group, Inc.	Percentage Ownership Interest	70.000000	70.000000
Babcock & Wilcox Shaw Remediation LLC	Delaware	CB&I Federal Services LLC	Percentage Ownership Interest	30.000000	30.000000
Bellefontaine Gas Producers, LLC	Delaware	DTE Biomass Energy, Inc.	Percentage Ownership Interest	50.000000	50.000000
Bellefontaine Gas Producers, LLC	Delaware	EMCON/OWT, Inc.	Percentage Ownership Interest	50.000000	50.000000
Benicia North Gateway II, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Black & Veatch/Shaw/Dvirka and Bartilucci, a Joint Venture	Unknown	Black & Veatch New York, LLP	Percentage Ownership Interest	34.800000	34.800000

Black & Veatch/Shaw/Dvirka and Bartilucci, a Joint Venture	Unknown	Dvirka and Bartilucci Consulting Engineers	Percentage Ownership Interest	32.600000	32.600000
Black & Veatch/Shaw/Dvirka and Bartilucci, a Joint Venture	Unknown	Shaw Environmental & Infrastructure Engineering of New York, P.C.	Percentage Ownership Interest	32.600000	32.600000
Camden Road Venture, LLC	Delaware	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Cape Steel Material Supply Company, Ltd.	Cayman Islands	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	2.000000	100.000000
CB&I (Nigeria) Limited	Nigeria	CB&I Europe B.V.	Common Shares	1.000000	0.000020
CB&I (Nigeria) Limited	Nigeria	Chicago Bridge & Iron Company B.V.	Common Shares	4,999,999.000000	99.999980
CB&I AREVA MOX Services, LLC	South Carolina	AREVA NC INC	Percentage Ownership Interest	30.000000	30.000000
CB&I AREVA MOX Services, LLC	South Carolina	CB&I Project Services Group, LLC	Percentage Ownership Interest	70.000000	70.000000
CB&I Brazil Holdings, Inc.	Louisiana	CB&I International, Inc.	Common Shares	100.000000	100.000000
CB&I Cairo, L.L.C.	Egypt	CB&I Nederland B.V.	Common Shares	14,405.000000	10.000000
CB&I Cairo, L.L.C.	Egypt	CB&I Oil & Gas Europe B.V.	Common Shares	129,645.000000	90.000000
CB&I Clearfield, Inc.	Delaware	The Shaw Group Inc.	Common Shares	10,000,000.000000	100.000000
CB&I Coastal Planning & Engineering, Inc.	Florida	CB&I Government Solutions, Inc.	Common Shares	1,135,593.000000	100.000000
CB&I Coastal, Inc.	Louisiana	CB&I Government Solutions, Inc.	Common Shares	1,000.000000	100.000000
CB&I Cojafex B.V.	The Netherlands	The Shaw Group Inc.	Common Shares	4.000000	100.000000
CB&I Constructors Limited	United Kingdom	CB&I Holdings (UK) Limited	Common Shares	163,536.000000	100.000000
CB&I Contractors, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	100.000000	100.000000
CB&I E & I Investment Holdings, Inc.	Louisiana	CB&I Government Solutions, Inc.	Common Shares	1,000.000000	100.000000
CB&I El Dorado, Inc.	Arkansas	The Shaw Group Inc.	Common Shares	520.000000	100.000000
CB&I Energy Services, LLC	Louisiana	CB&I Maintenance, Inc.	Percentage Ownership Interest	100.000000	100.000000
CB&I Engineering and Construction Consultant (Shanghai) Co. Ltd.	Shanghai	CB&I Europe B.V.	Capital Contributions	140,000.000000	100.000000
CB&I Environmental & Infrastructure Massachusetts, Inc.	Louisiana	CB&I Government Solutions, Inc.	Common Shares	1,000.000000	100.000000
CB&I Environmental & Infrastructure, Inc.	Louisiana	CB&I Government Solutions, Inc.	Common Shares	1,000.000000	100.000000
CB&I Environmental Liability Solutions, L.L.C.	Louisiana	CB&I E & I Investment Holdings, Inc.	Percentage Ownership Interest	100.000000	100.000000
CB&I Europe B.V.	The Netherlands	CB&I Power Company B.V.	Common Shares	40.000000	100.000000
CB&I Fabrication, LLC	Louisiana	The Shaw Group Inc.	Percentage Ownership Interest	100.000000	100.000000
CB&I Federal Services LLC	Louisiana	CB&I Government Solutions, Inc.	Percentage Ownership Interest	100.000000	100.000000
CB&I Finance Company Limited	Dublin	Chicago Bridge & Iron Company B.V.	Common Shares	2.000000	100.000000
CB&I Global Operations International, Pte. Ltd.	Singapore	CB&I Singapore Pte. Ltd.	Ordinary Shares	1.000000	100.000000
CB&I Global Operations US Pte. Ltd.	Singapore	CB&I Singapore Pte. Ltd.	Common Shares	9.000000	90.000000
CB&I Global Operations US Pte. Ltd.	Singapore	Chicago Bridge & Iron Company	Common Shares	1.000000	10.000000

CB&I Global, L.L.C.	Delaware	Shaw Overseas (Far East) Ltd.	Percentage Ownership Interest	100.000000	100.000000
CB&I Government Solutions, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
CB&I Holdings (UK) Limited	United Kingdom	Chicago Bridge & Iron Company B.V.	Common Shares	1,000,001.000000	100.000000
CB&I Holdings (UK) Limited	United Kingdom	Chicago Bridge & Iron Company B.V.	Ordinary	180,600,000.000000	60.670247
CB&I Holdings B.V.	The Netherlands	Chicago Bridge & Iron Company N.V.	Registered Shares	1,800,000.000000	100.000000
CB&I HOUSTON 06 LLC	Delaware	CB&I UK LIMITED	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON 08 LLC	Delaware	CB&I UK LIMITED	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON 09 LLC	Delaware	CB&I Tyler Company	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON 10 LLC	Delaware	CB&I UK LIMITED	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON 11 LLC	Delaware	CB&I Tyler Company	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON 12 LLC	Delaware	CB&I UK LIMITED	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON 13 LLC	Delaware	CB&I UK LIMITED	Percentage Ownership Interest	100.000000	100.000000
CB&I HOUSTON LLC	Delaware	CB&I UK LIMITED	Percentage Ownership Interest	100.000000	100.000000
CB&I Hungary Holding Limited Liabiltiy Company (CBI Hungary Kft.)	Hungary	Chicago Bridge & Iron (Antilles) N. V.	Registered Capital	14,500.000000	96.666667
CB&I Hungary Holding Limited Liabiltiy Company (CBI Hungary Kft.)	Hungary	Chicago Bridge & Iron Company B.V.	Registered Capital	500.000000	3.333333
CB&I Inc.	Texas	Chicago Bridge & Iron Company	Common Shares	1,000,000.000000	100.000000
CB&I India Private Limited	India	CB&I Oil & Gas Europe B.V.	Registered Shares	21,139,708.000000	98.969328
CB&I India Private Limited	India	Chicago Bridge & Iron Company B.V.	Registered Shares	220,150.000000	1.030672
CB&I International, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
CB&I Korea Limited	Korea	CB&I Oil & Gas Europe B.V.	Ordinary Shares	50,000.000000	100.000000
CB&I Lake Charles, L.L.C.	Louisiana	The Shaw Group Inc.	Percentage Ownership Interest	100.000000	100.000000
CB&I Laurens, Inc.	South Carolina	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
CB&I London	London	CB&I Paddington Limited	Membership Units	1.000000	100.000000
CB&I Lummus Crest Ltd.	England	CB&I Nederland B.V.	Common Shares	1,000.000000	100.000000
CB&I Lummus Deutschland GmbH	GERMANY	CB&I Lummus GmbH	Capitalization in Dollars	50,000.000000	100.000000
CB&I Lummus GmbH	GERMANY	CB&I Oil & Gas Europe B.V.	Capitalization in DM	2,600,000.000000	100.000000
CB&I Lummus Ltda.	Brazil	Lummus International Corporation	Capitalization in Rs	2.000000	0.000003
CB&I Lummus Ltda.	Brazil	Lummus Technology Inc.	Capitalization in Rs	59,300,417.000000	99.999997
CB&I Maintenance, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	10,000.000000	100.000000
CB&I Malta Limited	Malta	CB&I Nederland B.V.	Common Shares	1.000000	0.001000
CB&I Malta Limited	Malta	CB&I Oil & Gas Europe B.V.	Common Shares	99,999.000000	99.999000
CB&I Matamoros, S. de R. L. de C.V.	Matamoros, Tamauilipas - Mexico	CB&I Rio Grande Holdings, L.L.C.	Percentage Ownership Interest	1.000000	1.000000

CB&I Matamoros, S. de R. L. de C.V.	Matamoros, Tamauilipas - Mexico	CB&I Rio Grande Valley Fabrication & Manufacturing, L.L.C.	Percentage Ownership Interest	99.000000	99.000000
CB&I Mauritius	Mauritius	CB&I Oil & Gas Europe B.V.	Common Shares	10.000000	100.000000
CB&I Meio Ambiente e Infraestructura LTDA.	Brazil	CB&I Coastal Planning & Engineering, Inc.	Quota	2,048,827.000000	42.714588
CB&I Meio Ambiente e Infraestructura LTDA.	Brazil	Shaw GBB, LLC	Quota	2,747,724.000000	57.285412
CB&I Middle East Holding, Inc.	Cayman Islands	CB&I International, Inc.	Common Shares	100.000000	100.000000
CB&I Mozambique Limitada	Mozambique	CB&I Mauritius	Capitalization in MT	15,468,700.000000	99.000314
CB&I Mozambique Limitada	Mozambique	CBI Constructors FZE	Capitalization in MT	156,200.000000	0.999686
CB&I Nederland B.V.	The Netherlands	CB&I Oil & Gas Europe B.V.	Common Shares	54,454.000000	100.000000
CB&I North Carolina, Inc.	North Carolina	CB&I Stone & Webster, Inc.	Common Shares	330.000000	100.000000
CB&I Nuclear Technology Solutions, L.L.C.	Delaware	S C Woods, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
CB&I Offshore Services, Inc.	Louisiana	CB&I Energy Services, LLC	Common Shares	1,500.000000	100.000000
CB&I Oil & Gas Europe B.V.	The Netherlands	Chicago Bridge & Iron Company B.V.	Common Shares	225.000000	100.000000
CB&I Paddington Limited	London	CB&I Tyler Company	Common Shares	3,589,077.000000	100.000000
CB&I Power Company B.V.	The Netherlands	Chicago Bridge & Iron Company B.V.	Common Shares	42,889,195.000000	100.000000
CB&I Power International, Inc.	Louisiana	CB&I International, Inc.	Common Shares	1,000.000000	100.000000
CB&I Power Limited	England & Wales	Shaw Group UK Holdings	Common Shares	1.000000	100.000000
CB&I Power, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
CB&I Project Services Group, LLC	Delaware	CB&I Stone & Webster, Inc.	Percentage Ownership Interest	100.000000	100.000000
CB&I Rio Grande Holdings, L.L.C.	Louisiana	CB&I Rio Grande Valley Fabrication & Manufacturing, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
CB&I Rio Grande Valley Fabrication & Manufacturing, L.L.C.	Louisiana	Shaw Power Services, LLC	Percentage Ownership Interest	100.000000	100.000000
CB&I Rusland B.V.	The Netherlands	CB&I Oil & Gas Europe B.V.	Common Shares	18,000.000000	100.000000
CB&I s.r.o.	Czech Republic	CB&I Oil & Gas Europe B.V.	Common Shares	100,000.000000	100.000000
CB&I Singapore Pte. Ltd.	Singapore	CB&I Oil & Gas Europe B.V.	Capitalization in SGD	527,802.000000	100.000000
CB&I Stone & Webster Asia, Inc.	Louisiana	CB&I Stone & Webster, Inc.	Common Shares	1,000.000000	100.000000
CB&I Stone & Webster Construction, Inc.	Louisiana	CB&I Stone & Webster, Inc.	Common Shares	1,000.000000	100.000000
CB&I Stone & Webster International, Inc.	Delaware	CB&I Stone & Webster, Inc.	Common Shares	1,000.000000	100.000000
CB&I Stone & Webster Massachusetts, Inc.	Massachusetts	CB&I Stone & Webster, Inc.	Common Shares	1,000.000000	100.000000
CB&I Stone & Webster Michigan, Inc.	Michigan	CB&I Stone & Webster, Inc.	Common Shares	1,000.000000	100.000000
CB&I Stone & Webster, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
CB&I Sustainable Design Solutions of Illinois, LLC	Illinois	CB&I Federal Services LLC	Percentage Ownership Interest	33.330000	33.330000
CB&I Sustainable Design Solutions of Illinois, LLC	Illinois	Donovan, Tom	Percentage Ownership Interest	33.330000	33.330000
CB&I Sustainable Design Solutions of Illinois, LLC	Illinois	Peirce, Kevin	Percentage Ownership Interest	33.330000	33.330000
CB&I Technology Ventures, Inc.	Delaware	Lummus Technology Inc.	Common Shares	100.000000	100.000000

CB&I Tyler Company	Delaware	CB&I WOODLANDS LLC	Preferred Shares	10.000000	100.000000
CB&I Tyler Company	Delaware	Chicago Bridge & Iron Company	Common Shares	1,000.000000	100.000000
CB&I UK LIMITED	London	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	1.000000	0.000001
CB&I UK LIMITED	London	Chicago Bridge & Iron Company B.V.	Ordinary	155,600,000.000000	100.000000
CB&I Walker LA, L.L.C.	Louisiana	CB&I Fabrication, LLC	Percentage Ownership Interest	100.000000	100.000000
CB&I WOODLANDS LLC	Delaware	CB&I Tyler Company	Percentage Ownership Interest	100.000000	100.000000
CB&I/EBS JV, A JOINT VENTURE	Unknown	CB&I Government Solutions, Inc.	Percentage Ownership Interest	60.000000	60.000000
CB&I/EBS JV, A JOINT VENTURE	Unknown	Environmental Building Strategies, LLC ("EBS")	Percentage Ownership Interest	40.000000	40.000000
CBI (Malaysia) Sdn. Bhd.	Malaysia	Bin Ali, Datuk Abdullah	Common Shares	421,000.000000	25.149343
CBI (Malaysia) Sdn. Bhd.	Malaysia	Bin Ali, Haji Sulaiman	Common Shares	140,000.000000	8.363202
CBI (Malaysia) Sdn. Bhd.	Malaysia	Chicago Bridge & Iron Company B.V.	Common Shares	1,065,000.000000	63.620072
CBI (Malaysia) Sdn. Bhd.	Malaysia	Nee, James Lee Key	Common Shares	30,000.000000	1.792115
CBI (Philippines) Inc.	Philippines	Badong, Orlando B.	Common Shares	1.000000	0.000083
CBI (Philippines) Inc.	Philippines	Bennett, Peter K.	Common Shares	1.000000	0.000083
CBI (Philippines) Inc.	Philippines	Chicago Bridge & Iron Company B.V.	Common Shares	1,199,993.000000	99.999417
CBI (Philippines) Inc.	Philippines	Dizon, Rommel N.	Common Shares	1.000000	0.000083
CBI (Philippines) Inc.	Philippines	Loft, Geoffrey Ronald	Common Shares	1.000000	0.000083
CBI (Philippines) Inc.	Philippines	Santos, Leonila M.	Common Shares	1.000000	0.000083
CBI (Philippines) Inc.	Philippines	Uy, Romulo J.	Common Shares	1.000000	0.000083
CBI (Philippines) Inc.	Philippines	Willard, Douglas Arthur	Common Shares	1.000000	0.000083
CBI (Thailand) Limited	Bangkok Metropolis, Thailand	CBIT I, LLC	Common Shares	499,998.000000	49.999800
CBI (Thailand) Limited	Bangkok Metropolis, Thailand	CBIT II, LLC	Common Shares	1.000000	0.000100
CBI (Thailand) Limited	Bangkok Metropolis, Thailand	CBIT III, LLC	Common Shares	1.000000	0.000100
CBI (Thailand) Limited	Bangkok Metropolis, Thailand	CBIT IV, LLC	Common Shares	1.000000	0.000100
CBI (Thailand) Limited	Bangkok Metropolis, Thailand	Chicago Bridge & Iron Company B.V.	Common Shares	499,998.000000	49.999800
CBI (Thailand) Limited	Bangkok Metropolis, Thailand	Han, Pin-Chung	Common Shares	1.000000	0.000100
CBI Americas Ltd.	Delaware	Chicago Bridge & Iron Company	Common Shares	10,000.000000	100.000000
CBI Aruba N.V.	ARUBA	Chicago Bridge & Iron Company B.V.	Common Shares	100.000000	100.000000
CBI Bahamas Limited	Bahamas	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	5,000.000000	100.000000
CBI Caribe, Ltd.	Delaware	Chicago Bridge & Iron Company	Common Shares	2,128.000000	60.800000
CBI Colombiana S.A.	Cartagena	Calcedo, Jaime Eduardo Trujillo	Common Shares	0.001000	0.000000
CBI Colombiana S.A.	Cartagena	Carvajal, Martha Tatiana Garces	Common Shares	0.001000	0.000000
CBI Colombiana S.A.	Cartagena	CBI Bahamas Limited	Common Shares	8,499,349.000000	5.000008
CBI Colombiana S.A.	Cartagena	Chicago Bridge & Iron Company B.V.	Common Shares	161,487,351.997000	94.999992
CBI Colombiana S.A.	Cartagena	Montgomery, Clare	Common Shares	0.001000	0.000000

CBI Company Ltd.	Delaware	Chicago Bridge & Iron Company	Common Shares	5,310.000000	100.000000
CBI Constructors (PNG) Pty. Limited	Papua New Guinea	CBI Constructors Pty. Ltd.	Common Shares	100,000.000000	100.000000
CBI Constructors FZE	Dubai	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	1.000000	100.000000
CBI Constructors Pty. Ltd.	New South Wales	Chicago Bridge & Iron Company B.V.	Common Shares	302,623.000000	100.000000
CBI Constructors S.A. (Proprietary) Limited	South Africa	Chicago Bridge & Iron Company B.V.	Common Shares	263,000.000000	100.000000
CBI Costa Rica, S.A.	Costa Rica	CB&I Power Company B.V.	Common Shares	1.000000	0.050000
CBI Costa Rica, S.A.	Costa Rica	Chicago Bridge & Iron Company B.V.	Common Shares	1,999.000000	99.950000
CBI de Nicaragua, Sociedad Anónima	Nicaragua	CBI Caribe, Ltd.	Common Shares	1.000000	0.100000
CBI de Nicaragua, Sociedad Anónima	Nicaragua	CBI Company Ltd.	Common Shares	998.000000	99.800000
CBI de Nicaragua, Sociedad Anónima	Nicaragua	Chicago Bridge & Iron Company	Common Shares	1.000000	0.100000
CBI de Venezuela, C. A.	Venezuela	Chicago Bridge & Iron Company	Common Shares	25,050.000000	1.000000
CBI Dominicana, SRL	Dominican Republic	Browning, Walter G.	Ordinary Shares	1.000000	0.014493
CBI Dominicana, SRL	Dominican Republic	Canals, Cesar E.	Ordinary Shares	1.000000	0.014493
CBI Dominicana, SRL	Dominican Republic	Chicago Bridge & Iron Company B.V.	Ordinary Shares	6,894.000000	99.913043
CBI Dominicana, SRL	Dominican Republic	Lopez, Sergio	Ordinary Shares	1.000000	0.014493
CBI Dominicana, SRL	Dominican Republic	Novak, Timothy	Ordinary Shares	1.000000	0.014493
CBI Dominicana, SRL	Dominican Republic	Rector, Ronald B.	Ordinary Shares	1.000000	0.014493
CBI Dominicana, SRL	Dominican Republic	Schmidt, Kenneth L.	Ordinary Shares	1.000000	0.014493
CBI Eastern Anstalt	Vaduz, Liechtenstein	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	1.000000	100.000000
CBI Jamaica Limited	JAMAICA	Chicago Bridge & Iron Company B.V.	Common Shares	5,000.000000	100.000000
CBI Luxembourg S.a.r.l.	Luxembourg	Chicago Bridge & Iron Company B.V.	Common Shares	800.000000	100.000000
CBI Montajes de Chile Limitada	Chile	Chicago Bridge & Iron (Antilles) N. V.	Class A Common Shares	10.000000	1.000000
CBI Montajes de Chile Limitada	Chile	Chicago Bridge & Iron Company B.V.	Class A Common Shares	990.000000	99.000000
CBI Panama, S.A.	Panama	Chicago Bridge & Iron Company B.V.	Common Shares	1,000.000000	100.000000
CBI Peruana SAC	Peru	Chicago Bridge & Iron Company B.V.	Common Shares	144,680,806.000000	99.999999
CBI Peruana SAC	Peru	Rano, Peter Robert	Common Shares	1.000000	0.000001
CBI Services, Inc.	Delaware	Chicago Bridge & Iron Company	Common Shares	11,000.000000	100.000000
CBI Services, Inc.	Delaware	Horton CBI, Limited	Preferred Shares	22,202.000000	100.000000
CBI Services, Inc.	Delaware	Horton CBI, Limited	Preferred Shares Series B	8,000.000000	100.000000
CBI Venezolana, S. A.	Venezuela	Chicago Bridge & Iron Company B.V.	Common Shares	25,524,836.000000	100.000000
CBIT I, LLC	Delaware	Chicago Bridge & Iron Company B.V.	Percentage Ownership Interest	49.000000	49.000000
CBIT I, LLC	Delaware	Lopez, Sergio	Percentage Ownership Interest	26.000000	26.000000
CBIT I, LLC	Delaware	Reyes, Luciano	Percentage Ownership Interest	25.000000	25.000000
CBIT II, LLC	Delaware	Chicago Bridge & Iron Company B.V.	Percentage Ownership Interest	49.000000	49.000000
CBIT II, LLC	Delaware	Lopez, Sergio	Percentage Ownership Interest	26.000000	26.000000
CBIT II, LLC	Delaware	Reyes, Luciano	Percentage Ownership Interest	25.000000	25.000000

CBIT III, LLC	Delaware	Chicago Bridge & Iron Company B.V.	Percentage Ownership Interest	49.000000	49.000000
CBIT III, LLC	Delaware	Lopez, Sergio	Percentage Ownership Interest	26.000000	26.000000
CBIT III, LLC	Delaware	Reyes, Luciano	Percentage Ownership Interest	25.000000	25.000000
CBIT IV, LLC	Delaware	Chicago Bridge & Iron Company B.V.	Percentage Ownership Interest	49.000000	49.000000
CBIT IV, LLC	Delaware	Lopez, Sergio	Percentage Ownership Interest	26.000000	26.000000
CBIT IV, LLC	Delaware	Reyes, Luciano	Percentage Ownership Interest	25.000000	25.000000
CCS Netherlands B.V.	The Netherlands	CB&I Oil & Gas Europe B.V.	Common Shares	100,000.000000	33.333333
CCS Netherlands B.V.	The Netherlands	Chiyoda Corporation	Common Shares	100,000.000000	33.333333
CCS Netherlands B.V.	The Netherlands	Saipem International N.V.	Common Shares	100,000.000000	33.333333
CDTECH International, LLC	Delaware	Catalytic Distillation Technologies	Common Shares	1,000.000000	100.000000
CELS Administrative Services, L.L.C.	Missouri	CB&I Environmental Liability Solutions, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Central Trading Company, Ltd.	Delaware	Chicago Bridge & Iron Company	Common Shares	1,000.000000	100.000000
Chemical Research & Licensing, LLC	Texas	Lummus Technology Inc.	Membership Units	1.000000	100.000000
Chevron Lummus Global L.L.C.	Delaware	CB&I Technology Ventures, Inc.	Percentage Ownership Interest	50.000000	50.000000
Chicago Bridge & Iron (Antilles) N. V.	Curacao	Chicago Bridge & Iron Company B.V.	Common Shares	6,000.000000	100.000000
Chicago Bridge & Iron Company	Delaware	CB&I Holdings B.V.	Common Shares	100.000000	100.000000
Chicago Bridge & Iron Company	Illinois	Chicago Bridge & Iron Company	Common Shares	1,000.000000	100.000000
Chicago Bridge & Iron Company & Co. L.L.C.	Oman	Al Bussaidy, Sayyid Slaem Musallam Ali	Common Shares	45,000.000000	30.000000
Chicago Bridge & Iron Company & Co. L.L.C.	Oman	Chicago Bridge & Iron Company B.V.	Common Shares	105,000.000000	70.000000
Chicago Bridge & Iron Company (Delaware)	Delaware	Chicago Bridge & Iron Company	Common Shares	1,000.000000	100.000000
Chicago Bridge & Iron Company (Egypt) LLC	Giza	Chicago Bridge & Iron Company B.V.	Common Shares	1,600.000000	80.000000
Chicago Bridge & Iron Company (Egypt) LLC	Giza	Marco, Basil	Common Shares	200.000000	10.000000
Chicago Bridge & Iron Company (Egypt) LLC	Giza	Nassar, Mike	Common Shares	200.000000	10.000000
Chicago Bridge & Iron Company B.V.	The Netherlands	Lealand Finance Company B.V.	Common Shares	50.000000	100.000000
Chicago Bridge de México, S.A. de C.V.	Mexico	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	1.000000	0.100000
Chicago Bridge de México, S.A. de C.V.	Mexico	Chicago Bridge & Iron Company B.V.	Common Shares	999.000000	99.900000
Chicago Bridge Servicios Petroleros S.A.	Bolivia	CB&I Europe B.V.	Ordinary Shares	1.000000	2.857143
Chicago Bridge Servicios Petroleros S.A.	Bolivia	CB&I Power Company B.V.	Ordinary Shares	1.000000	2.857143
Chicago Bridge Servicios Petroleros S.A.	Bolivia	Chicago Bridge & Iron Company B.V.	Ordinary Shares	33.000000	94.285714

Chicago Bridge Uruguay S.A.	Uruguay	Chicago Bridge & Iron Company B.V.	Common Shares	262,500.000000	100.000000
CLG Technical Services LLC	Delaware	Chevron Lummus Global L.L.C.	Common Shares	10.000000	100.000000
Coastal Estuary Services, L.L.C.	Louisiana	CB&I Government Solutions, Inc.	Percentage Ownership Interest	50.100000	50.100000
Coastal Estuary Services, L.L.C.	Louisiana	CH2M Hill, Inc.	Percentage Ownership Interest	49.900000	49.900000
Coastal Planning & Engineering of North Carolina, Inc.	North Carolina	Jarrett, James	Common Shares	240.000000	24.000000
Coastal Planning & Engineering of North Carolina, Inc.	North Carolina	Roberts, Robert A.	Common Shares	250.000000	25.000000
Coastal Planning & Engineering of North Carolina, Inc.	North Carolina	Thomson, Gordon	Common Shares	250.000000	25.000000
Coastal Planning & Engineering of NY, P.C.	New York	Campbell, Thomas	Common Shares	100.000000	50.000000
Coastal Planning & Engineering of NY, P.C.	New York	Pierro, Thomas P	Common Shares	100.000000	50.000000
Constructora C.B.I. Limitada	Chile	CBI Company Ltd.	Common Shares	202,950.000000	99.000000
Constructora C.B.I. Limitada	Chile	Chicago Bridge & Iron Company	Common Shares	2,050.000000	1.000000
Constructors International, L.L.C.	Delaware	Howe-Baker International, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Convey All Bulk, L.L.C.	Alabama	Cowles, Murphy, Glover & Associates, LLP	Percentage Ownership Interest	50.000000	50.000000
Convey All Bulk, L.L.C.	Alabama	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	50.000000	50.000000
CSA Trading Company Ltd.	Delaware	Chicago Bridge & Iron Company	Common Shares	10,000.000000	100.000000
Disaster Response Solutions, L.L.C.	Delaware	Black & Veatch Special Projects Inc.	Percentage Ownership Interest	25.000000	25.000000
Disaster Response Solutions, L.L.C.	Delaware	Kellogg Brown & Root Services, Inc.	Percentage Ownership Interest	19.500000	19.500000
Disaster Response Solutions, L.L.C.	Delaware	Michael Baker Jr., Inc.	Percentage Ownership Interest	25.500000	25.500000
Disaster Response Solutions, L.L.C.	Delaware	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	30.000000	30.000000
EDS Equipment Company, LLC	Delaware	Shaw Transmission & Distribution Services, Inc.	Percentage Ownership Interest	100.000000	100.000000
EMCON/OWT, Inc.	Louisiana	CB&I Government Solutions, Inc.	Common Shares	100.000000	100.000000
Emergency Response Services, LLC	Delaware	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	50.000000	50.000000
Emergency Response Services, LLC	Delaware	URS Group, Inc.	Percentage Ownership Interest	50.000000	50.000000
Environmental Solutions (Cayman) Ltd.	Cayman Islands	Environmental Solutions Holding Ltd.	Common Shares	100.000000	100.000000
Environmental Solutions Holding Ltd.	Cayman Islands	Shaw Home Louisiana, Inc.	Common Shares	100.000000	100.000000
Environmental Solutions Ltd.	Cayman Islands	Environmental Solutions (Cayman) Ltd.	Common Shares	100.000000	100.000000
Environmental Solutions of Ecuador S.A. Envisolutec	Ecuador	Environmental Solutions Ltd.	Percentage Ownership Interest	99.875000	99.875000
Environmental Solutions of Ecuador S.A. Envisolutec	Ecuador	Giroux, Larry	Percentage Ownership Interest	0.125000	0.125000

ES3 – EBSE Shaw Spool Solutions Fabricacao de Sistemas de Tubulacao Ltda.	Brazil	CB&I Brazil Holdings, Inc.	Percentage Ownership Interest	50.000000	50.000000
ES3 – EBSE Shaw Spool Solutions Fabricacao de Sistemas de Tubulacao Ltda.	Brazil	Empresa Brasileira de Solda Electrica S.A.	Percentage Ownership Interest	50.000000	50.000000
Federal Services International, Inc.	Louisiana	CB&I Federal Services LLC	Common Shares	1,000.000000	100.000000
Fibre Making Processes, Inc.	Illinois	Chicago Bridge & Iron Company	Common Shares	750.000000	100.000000
Field Services, LLC	Louisiana	CB&I Stone & Webster, Inc.	Percentage Ownership Interest	100.000000	100.000000
Findlay Inn Limited Partnership	Unknown	CB&I Government Solutions, Inc.	Percentage Ownership Interest	100.000000	100.000000
GFM Real Estate LLC	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
GHG Solutions, LLC	Louisiana	CB&I Government Solutions, Inc.	Percentage Ownership Interest	100.000000	100.000000
Great Southwest Parkway Venture, LLC	Delaware	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
HAKS Stone & Webster Joint Venture	Unknown	Haks Engineers, Architects and Land Surveyors, PC	Percentage Ownership Interest	50.000000	50.000000
HAKS Stone & Webster Joint Venture	Unknown	Stone & Webster Engineering New York, P.C.	Percentage Ownership Interest	50.000000	50.000000
HBI Holdings, LLC	Delaware	Howe-Baker International Management, LLC	Percentage Ownership Interest	100.000000	100.000000
High Desert Support Services, LLC	Delaware	CB&I Federal Services LLC	Percentage Ownership Interest	60.000000	60.000000
High Desert Support Services, LLC	Delaware	ITT Systems Corporation	Percentage Ownership Interest	40.000000	40.000000
Highland Trading Company, Ltd.	Cayman Islands	Chicago Bridge & Iron Company	Common Shares	2.000000	100.000000
HNTB-CPE, A Joint Venture, L.L.C.	Louisiana	HNTB Corporation	Percentage Ownership Interest	50.000000	50.000000
HNTB-CPE, A Joint Venture, L.L.C.	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	50.000000	50.000000
Holding Manufacturas Shaw South America, C.A.	Venezuela	CB&I International, Inc.	Percentage Ownership Interest	50.000000	50.000000
Holding Manufacturas Shaw South America, C.A.	Venezuela	Manufacturas Shaw South America, C.A.	Percentage Ownership Interest	50.000000	50.000000
Horton CBI, Limited	Alberta	Chasin, Phil	Common Shares	1.000000	0.001539
Horton CBI, Limited	Alberta	Chicago Bridge & Iron Company B.V.	Common Shares	64,965.000000	99.978455
Horton CBI, Limited	Alberta	Inman, William	Common Shares	13.000000	0.020006
Howe-Baker Eastern Limited	United Kingdom	Chicago Bridge & Iron Company B.V.	Common Shares	1.000000	100.000000
Howe-Baker Engineers, Ltd.	Texas	Howe-Baker Holdings, L.L.C.	Percentage Ownership Interest	99.000000	99.000000
Howe-Baker Engineers, Ltd.	Texas	Howe-Baker Management, L.L.C.	Percentage Ownership Interest	1.000000	1.000000
Howe-Baker Holdings, L.L.C.	Delaware	Howe-Baker International, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Howe-Baker International Management, LLC	Delaware	Howe-Baker International, L.L.C.	Percentage Ownership Interest	100.000000	100.000000

Howe-Baker International, L.L.C.	Delaware	CB&I Inc.	Percentage Ownership Interest	100.000000	100.000000
Howe-Baker Management, L.L.C.	Delaware	Howe-Baker Holdings, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Hua Lu Engineering Co., Ltd.	China	Lummus Technology Inc.	Membership Units	50.000000	50.000000
Hua Lu Engineering Co., Ltd.	China	SINOPEC (China Petrochemical International Company)	Membership Units	50.000000	50.000000
Integrated Site Solutions, L.L.C.	Michigan	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
International Consultants, L.L.C.	Louisiana	CB&I Stone & Webster, Inc.	Percentage Ownership Interest	100.000000	100.000000
International Process Supply Company, Ltd	Cayman Islands	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	50,000.000000	100.000000
IOP Services	England	CB&I Oil & Gas Europe B.V.	Common Shares	1,000.000000	100.000000
Jenny/Stone & Webster/URS, Joint Venture	Unknown	Jenny Engineering Corporation	Percentage Ownership Interest	33.330000	33.330000
Jenny/Stone & Webster/URS, Joint Venture	Unknown	Stone & Webster Engineering New York, P.C.	Percentage Ownership Interest	33.330000	33.330000
Jenny/Stone & Webster/URS, Joint Venture	Unknown	URS Corporation – New York	Percentage Ownership Interest	33.330000	33.330000
Jernee Mill Road, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Kato Road II, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
KB Home/Shaw Louisiana LLC	Delaware	KB Home New Orleans, Inc.	Percentage Ownership Interest	50.000000	50.000000
KB Home/Shaw Louisiana LLC	Delaware	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	50.000000	50.000000
KBR-CFS Logistic Services, LLC	Delaware	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	50.000000	50.000000
Kings Bay Support Services, LLC	Delaware	CB&I Federal Services LLC	Percentage Ownership Interest	65.000000	65.000000
Kings Bay Support Services, LLC	Delaware	CSC Applied Technologies LLC	Percentage Ownership Interest	35.000000	35.000000
KIP I, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
LandBank Properties, L.L.C.	Louisiana	The LandBank Group, Inc.	Percentage Ownership Interest	100.000000	100.000000
Lealand Finance Company B.V.	The Netherlands	Chicago Bridge & Iron Company N.V.	Common Shares	40.000000	100.000000
LFG Specialties, L.L.C.	Louisiana	EMCON/OWT, Inc.	Percentage Ownership Interest	100.000000	100.000000
Lone Star Risk Corporation	Texas	Chicago Bridge & Iron Company	Common Shares	250,000.000000	100.000000
Lummus Alireza Ltd Co	Saudi Arabia	Alireza, Alawi Mahmood	Common Shares	735.000000	2.100000
Lummus Alireza Ltd Co	Saudi Arabia	Alireza, Yousuf	Common Shares	735.000000	2.100000
Lummus Alireza Ltd Co	Saudi Arabia	CB&I Nederland B.V.	Common Shares	33,530.000000	95.800000
Lummus Consultants International Limited	England & Wales	Shaw Group UK Holdings	Common Shares	1.000000	100.000000
Lummus Consultants International, Inc.	Louisiana	CB&I Stone & Webster, Inc.	Common Shares	1.000000	100.000000

Lummus Gasification Services Company	Delaware	Lummus Technology Inc.	Common Shares	1,000.000000	100.000000
Lummus Gasification Technology Licensing Company	Delaware	Lummus Technology Inc.	Common Shares	1,000.000000	100.000000
Lummus International Corporation	Delaware	Lummus Technology Inc.	Common Shares	100.000000	100.000000
Lummus Novolen Technology GmbH	GERMANY	CB&I Lummus GmbH	Capitalization in Euros	25,000.000000	100.000000
Lummus Overseas Corporation	Delaware	Lummus Technology Inc.	Common Shares	100.000000	100.000000
Lummus Technology B.V.	The Netherlands	Lummus Technology Inc.	Common Shares	200.000000	100.000000
Lummus Technology Heat Transfer B.V.	The Netherlands	CB&I Oil & Gas Europe B.V.	Common Shares	4,538.000000	100.000000
Lummus Technology Inc.	Delaware	Chicago Bridge & Iron Company	Common Shares	61,160.000000	100.000000
Lutech Resources Australia Pty Ltd	W. Australia	Chicago Bridge & Iron Company B.V.	Ordinary	1.000000	100.000000
Lutech Resources B.V.	The Netherlands	CB&I Oil & Gas Europe B.V.	Common Shares	180.000000	100.000000
Lutech Resources Canada Ltd.	Alberta	Chicago Bridge & Iron Company B.V.	Common Shares	100.000000	100.000000
Lutech Resources Czech Republic s.r.o.	Czech Republic	CB&I Nederland B.V.	Percentage Ownership Interest	10.000000	10.000000
Lutech Resources Czech Republic s.r.o.	Czech Republic	CB&I Oil & Gas Europe B.V.	Percentage Ownership Interest	90.000000	90.000000
Lutech Resources Inc.	Delaware	Chicago Bridge & Iron Company	Common Shares	1,000.000000	100.000000
Lutech Resources India Private Limited	India	CB&I Oil & Gas Europe B.V.	Registered Shares	402,143.000000	98.992214
Lutech Resources India Private Limited	India	Chicago Bridge & Iron Company B.V.	Registered Shares	4,094.000000	1.007786
Lutech Resources Limited	London	CB&I Oil & Gas Europe B.V.	Common Shares	1,000.000000	100.000000
Manufacturas Shaw South America, C.A.	Venezuela	CB&I International, Inc.	Percentage Ownership Interest	100.000000	100.000000
Matrix Engineering, Ltd. (MANAGED BY HOWE-BAKER INTERNATIONAL MANAGEMENT, L.L.C.)	Texas	Howe-Baker Holdings, L.L.C.	Percentage Ownership Interest	99.900000	99.900000
Matrix Engineering, Ltd. (MANAGED BY HOWE-BAKER INTERNATIONAL MANAGEMENT, L.L.C.)	Texas	Howe-Baker International Management, LLC	Percentage Ownership Interest	0.100000	0.100000
Matrix Management Services, L.L.C.	Delaware	Matrix Engineering, Ltd. (MANAGED BY HOWE-BAKER INTERNATIONAL MANAGEMENT, L.L.C.)	Percentage Ownership Interest	100.000000	100.000000
Millstone River Wetland Services, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Mississippi Space Services	Unknown	CB&I Federal Services LLC	Percentage Ownership Interest	45.000000	45.000000
Mississippi Space Services	Unknown	Computer Sciences Corporation	Percentage Ownership Interest	55.000000	55.000000
NET Power, LLC	Delaware	Lummus Technology Inc.	Percentage Ownership Interest	50.000000	50.000000
NET Power, LLC	Delaware	NET Power Holdings, LLC	Percentage Ownership Interest	50.000000	50.000000
Netherlands Operating Company B.V.	The Netherlands	CB&I Oil & Gas Europe B.V.	Common Shares	182.000000	100.000000
Northeast Plaza Venture I, LLC	Delaware	17th Street Associates, LLC	Percentage Ownership Interest	50.000000	50.000000

Northeast Plaza Venture I, LLC	Delaware	LandBank Properties, L.L.C.	Percentage Ownership Interest	50.000000	50.000000
Norwood Venture I, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Nuclear Energy Holdings, L.L.C.	Delaware	The Shaw Group Inc.	Percentage Ownership Interest	100.000000	100.000000
Oasis Supply Company Anstalt	Vaduz, Liechtenstein	CBI Eastern Anstalt	Common Shares	1.000000	100.000000
Oasis Supply Company, Ltd.	Cayman Islands	Chicago Bridge & Iron Company	Common Shares	2.000000	100.000000
Oceanic Contractors, Inc.	Delaware	Chicago Bridge & Iron Company	Common Shares	45,720.000000	100.000000
OOO Lummus Technology	Moscow	CB&I Oil & Gas Europe B.V.	Common Shares	1.000000	100.000000
Otay Mesa Ventures II, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Oxford Metal Supply Limited	United Kingdom	CB&I Constructors Limited	Common Shares	99.000000	99.000000
P.T. Chicago Bridge & Iron	Indonesia	Chicago Bridge & Iron Company B.V.	Common Shares	1,656.000000	100.000000
Pacific Contingency Services, LLC	Delaware	AECOM Government Services, Inc.	Percentage Ownership Interest	60.000000	60.000000
Pacific Contingency Services, LLC	Delaware	CB&I Federal Services LLC	Percentage Ownership Interest	40.000000	40.000000
Pacific Rim Material Supply Company, Ltd.	Cayman Islands	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	2.000000	100.000000
Pacific Support Group LLC	Hawaii	All Star Services Corporation	Percentage Ownership Interest	25.000000	25.000000
Pacific Support Group LLC	Hawaii	Shaw California, L.L.C.	Percentage Ownership Interest	75.000000	75.000000
Paducah Remediation Services, LLC	Kentucky	CB&I Federal Services LLC	Percentage Ownership Interest	49.000000	49.000000
Paducah Remediation Services, LLC	Kentucky	Portage, Inc.	Percentage Ownership Interest	51.000000	51.000000
Pike Properties II, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Pipework Engineering and Developments Limited	England & Wales	Shaw Group UK Holdings	Common Shares	10,000.000000	100.000000
Plattsburg Venture, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Prospect Industries (Holdings) Inc.	Delaware	Shaw Power Services, LLC	Common Shares	341.000000	100.000000
PT Stone & Webster Indonesia	Jakarta-Indonesia	CB&I Stone & Webster Asia, Inc.	Common Shares	30.000000	75.000000
PT Stone & Webster Indonesia	Jakarta-Indonesia	Yunawati PT	Common Shares	10.000000	25.000000
Raritan Venture I, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Ridge Top Ranch, LLC	Delaware	Benicia North Gateway II, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
S C Woods, L.L.C.	Delaware	CB&I Stone & Webster, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Alaska, Inc.	Alaska	Shaw Home Louisiana, Inc.	Common Shares	1,000.000000	100.000000
Shaw Alloy Piping Products, LLC	Louisiana	CB&I Fabrication, LLC	Percentage Ownership Interest	100.000000	100.000000
Shaw APP Tubeline, L.L.C.	New Jersey	Shaw Alloy Piping Products, LLC	Percentage Ownership Interest	100.000000	100.000000

Shaw Arabia Co. Ltd.	Saudi Arabia	Pan Environmental Services Co. Ltd.	Percentage Ownership Interest	55.000000	55.000000
Shaw Arabia Co. Ltd.	Saudi Arabia	Projects International Equities, L.L.C.	Percentage Ownership Interest	5.000000	5.000000
Shaw Arabia Co. Ltd.	Saudi Arabia	Shaw E & I International Ltd.	Percentage Ownership Interest	40.000000	40.000000
Shaw Asia Company, Limited	Thailand	CB&I International, Inc.	Percentage Ownership Interest	50.000000	50.000000
Shaw Asia Company, Limited	Thailand	Other Owners	Percentage Ownership Interest	50.000000	50.000000
Shaw Beale Housing, L.L.C.	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Beneco, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw California, L.L.C.	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Capital, LLC	Louisiana	Shaw Home Louisiana, Inc.	Membership Units	1,000.000000	100.000000
Shaw CENTCOM Services, L.L.C.	Louisiana	Al-Khudairy Group	Percentage Ownership Interest	17.000000	17.000000
Shaw CENTCOM Services, L.L.C.	Louisiana	Kharafi National	Percentage Ownership Interest	17.000000	17.000000
Shaw CENTCOM Services, L.L.C.	Louisiana	NESMA	Percentage Ownership Interest	6.000000	6.000000
Shaw CENTCOM Services, L.L.C.	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	60.000000	60.000000
Shaw Chile Servicios Limitada	Chile	GHG Solutions, LLC	Percentage Ownership Interest	99.830000	99.830000
Shaw Chile Servicios Limitada	Chile	Shaw GBB, LLC	Percentage Ownership Interest	0.170000	0.170000
Shaw Connex, Inc.	Delaware	Prospect Industries (Holdings) Inc.	Common Shares	1,000.000000	100.000000
Shaw Constructors Two, LLC	Louisiana	CB&I Contractors, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Dunn Limited	England & Wales	Shaw Group UK Holdings	Common Shares	2.000000	100.000000
Shaw E & I International Ltd.	Cayman Islands	CB&I International, Inc.	Common Shares	50,000.000000	100.000000
Shaw Emirates Pipes Manufacturing Limited Liability Company	United Arab Emirates	Al Khatri, Ghalib Salem Humaid D.	Common Shares	51.000000	51.000000
Shaw Emirates Pipes Manufacturing Limited Liability Company	United Arab Emirates	Shaw SKE&C Middle East Ltd.	Common Shares	49.000000	49.000000
Shaw Energy Services, Inc.	Louisiana	Shaw Transmission & Distribution Services, Inc.	Common Shares	1,000.000000	100.000000
Shaw Engineering of North Carolina, P.C.	North Carolina	Mayila, Agnes	Common Shares	26.000000	26.000000
Shaw Engineering of North Carolina, P.C.	North Carolina	Sparrow, Howard	Common Shares	50.000000	50.000000
Shaw Engineering of North Carolina, P.C.	North Carolina	Stempkowski, Tony	Common Shares	24.000000	24.000000
Shaw Environmental & Infrastructure Engineering of New York, P.C.	New York	Burd, Peter	Common Shares	750.000000	25.000000
Shaw Environmental & Infrastructure Engineering of New York, P.C.	New York	Doton, Gerald R.	Common Shares	750.000000	25.000000

Shaw Environmental & Infrastructure Engineering of New York, P.C.	New York	Pierro, Thomas P	Common Shares	750.000000	25.000000
Shaw Environmental & Infrastructure International, LLC	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Environmental International, Inc.	Louisiana	CB&I Environmental & Infrastructure, Inc.	Common Shares	1,000.000000	100.000000
Shaw Fabricators, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Facilities, Inc.	Louisiana	CB&I Government Solutions, Inc.	Common Shares	1,000.000000	100.000000
Shaw Far East Services, LLC	Louisiana	S C Woods, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Shaw GBB International, LLC	Alabama	Shaw GBB, LLC	Percentage Ownership Interest	100.000000	100.000000
Shaw GBB Maintenance, Inc.	Alabama	CB&I Government Solutions, Inc.	Common Shares	1,000.000000	100.000000
Shaw GBB, LLC	Alabama	CB&I Government Solutions, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Global Services, LLC	Louisiana	Shaw Far East Services, LLC	Percentage Ownership Interest	100.000000	100.000000
Shaw Group UK Holdings	England & Wales	CB&I Global, L.L.C.	Common Shares	8,850,002.000000	100.000000
Shaw Group UK Limited	England & Wales	Shaw Group UK Holdings	Common Shares	5,350,002.000000	100.000000
Shaw GRP of California	California	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Heat Treating Service, C.A.	Venezuela	Gomez, Jaime	Percentage Ownership Interest	0.100000	0.100000
Shaw Heat Treating Service, C.A.	Venezuela	Manufacturas Shaw South America, C.A.	Percentage Ownership Interest	99.900000	99.900000
Shaw Home Louisiana, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Intellectual Property Holdings, LLC	Louisiana	CB&I Environmental & Infrastructure, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw International Management Services Two, Inc.	Louisiana	CB&I International, Inc.	Common Shares	1,000.000000	100.000000
Shaw International, Ltd.	Cayman Islands	CB&I International, Inc.	Ordinary Shares	1,000.000000	100.000000
Shaw JV Holdings, L.L.C.	Louisiana	The Shaw Group Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Kuwait, W.L.L.	Kuwait	Harbor Equity Partners Company LLC	Common Shares	25.000000	5.000000
Shaw Kuwait, W.L.L.	Kuwait	Shaw E & I International Ltd.	Common Shares	200.000000	40.000000
Shaw Kuwait, W.L.L.	Kuwait	Wazzan Environmental Services Company	Common Shares	275.000000	55.000000
Shaw Lancas, C.A.	Venezuela	CB&I International, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Liquid Solutions LLC	Louisiana	CB&I Government Solutions, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Managed Services, LLC	Louisiana	CB&I Fabrication, LLC	Percentage Ownership Interest	100.000000	100.000000
Shaw Management Services One, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Morgan City Terminal, LLC	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Nass Middle East, W.L.L.	South Alba - Baharain	Abdulla Ahmed Nass Contracting Company, W.L.L.	Percentage Ownership Interest	51.000000	51.000000
Shaw Nass Middle East, W.L.L.	South Alba - Baharain	Shaw Overseas (Middle East) Ltd.	Percentage Ownership Interest	49.000000	49.000000

Shaw NC Company, Inc.	North Carolina	Shaw Transmission & Distribution Services, Inc.	Common Shares	100.000000	100.000000
Shaw Nuclear Energy Holdings (UK), Inc.	Louisiana	Shaw Transmission & Distribution Services, Inc.	Common Shares	1,000.000000	100.000000
Shaw Nuclear Services, Inc.	Louisiana	CB&I Power, Inc.	Common Shares	1,000.000000	100.000000
Shaw Overseas (Far East) Ltd.	Cayman Islands	CB&I International, Inc.	Common Shares	100.000000	100.000000
Shaw Overseas (Middle East) Ltd.	Cayman Islands	CB&I International, Inc.	Common Shares	100.000000	100.000000
Shaw Pacific Pte. Ltd.	Singapore	CB&I International, Inc.	Common Shares	1.000000	100.000000
Shaw Power Arabia (A Limited Liability Company)	Saudi Arabia	CB&I Power Limited	Percentage Ownership Interest	10.000000	10.000000
Shaw Power Arabia (A Limited Liability Company)	Saudi Arabia	Shaw Group UK Holdings	Percentage Ownership Interest	90.000000	90.000000
Shaw Power Delivery Systems, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Power Services Group, L.L.C.	Louisiana	The Shaw Group Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Power Services, LLC	Louisiana	CB&I Fabrication, LLC	Percentage Ownership Interest	100.000000	100.000000
Shaw Power Technologies, Inc.	Louisiana	Lummus Consultants International, Inc.	Common Shares	1,000.000000	100.000000
Shaw Process Fabricators, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Property Holdings, LLC	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Remediation Services, L.L.C.	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Services, L.L.C.	Louisiana	The Shaw Group Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw SKE&C Middle East Ltd.	Cayman Islands	CB&I Middle East Holding, Inc.	Common Shares	26,499.000000	52.999060
Shaw SKE&C Middle East Ltd.	Cayman Islands	Shaw Nass Middle East, W.L.L.	Common Shares	3,000.000000	6.000120
Shaw SKE&C Middle East Ltd.	Cayman Islands	SK Engineering & Construction Co. Ltd.	Common Shares	20,500.000000	41.000820
Shaw SSS Fabricators, Inc.	Louisiana	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw Stone & Webster Arabia Co., Ltd.	Saudi Arabia	Shaw International, Ltd.	Common Shares	1,600.000000	80.000000
Shaw Stone & Webster Arabia Co., Ltd.	Saudi Arabia	Z Holding Company (or Z Holding Ltd.)	Common Shares	400.000000	20.000000
Shaw Stone & Webster International, LLC	Louisiana	CB&I International, Inc.	Percentage Ownership Interest	100.000000	100.000000
Shaw Transmission & Distribution Services International, Inc.	Delaware	Shaw Transmission & Distribution Services, Inc.	Common Shares	1.000000	100.000000
Shaw Transmission & Distribution Services, Inc.	Louisiana	Shaw Power Delivery Systems, Inc.	Common Shares	1,000.000000	100.000000
Shaw Tulsa Fabricators, Inc.	Oklahoma	The Shaw Group Inc.	Common Shares	1,000.000000	100.000000
Shaw/Baker/Ganett Fleming J.V.	Unknown	Baker Engineering NY, Inc.	Percentage Ownership Interest	32.600000	32.600000
Shaw/Baker/Ganett Fleming J.V.	Unknown	Gannett Fleming Engineers and Architects, PC	Percentage Ownership Interest	32.600000	32.600000
Shaw/Baker/Ganett Fleming J.V.	Unknown	Shaw Environmental & Infrastructure Engineering of New York, P.C.	Percentage Ownership Interest	34.800000	34.800000
SHAW-AIM, JV	Unknown	AIM Partners, PLC	Percentage Ownership Interest	50.000000	50.000000

SHAW-AIM, JV	Unknown	CB&I Environmental & Infrastructure, Inc.	Percentage Ownership Interest	50.000000	50.000000
Shaw-Versar, LLC	Delaware	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	60.000000	60.000000
Shaw-Versar, LLC	Delaware	Versar, Inc.	Percentage Ownership Interest	40.000000	40.000000
So-Glen Gas Co., LLC	Ohio	EMCON/OWT, Inc.	Percentage Ownership Interest	100.000000	100.000000
Southern Tropic Material Supply Company, Ltd.	Cayman Islands	Chicago Bridge & Iron (Antilles) N. V.	Common Shares	2.000000	100.000000
Space Coast Launch Services LLC	Nevada	CB&I Federal Services LLC	Percentage Ownership Interest	35.000000	35.000000
Space Coast Launch Services LLC	Nevada	CSC Applied Technologies LLC	Percentage Ownership Interest	65.000000	65.000000
Space Gateway Support LLC	Delaware	Northrop Grumman Technical Services, Inc.	Percentage Ownership Interest	54.000000	54.000000
Space Gateway Support LLC	Delaware	The IT Group, Inc.	Percentage Ownership Interest	23.000000	23.000000
Space Gateway Support LLC	Delaware	Wackenhut Services, Incorporated	Percentage Ownership Interest	23.000000	23.000000
Stone & Webster Construction Services, L.L.C.	Louisiana	CB&I Stone & Webster Construction, Inc.	Percentage Ownership Interest	100.000000	100.000000
Stone & Webster Construction Two, LLC	Louisiana	CB&I Stone & Webster Construction, Inc.	Percentage Ownership Interest	100.000000	100.000000
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	CB&I Power International, Inc.	Common Shares	73,497.000000	48.998000
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Chinitz, Leonard A.	Common Shares	1.000000	0.000667
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Chungsiriwat, Siriwan	Common Shares	2.000000	0.001333
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Gill, Richard F.	Common Shares	1.000000	0.000667
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Graphia, Gary P.	Common Shares	1.000000	0.000667
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Jakkuprasart, Pongsan	Common Shares	1.000000	0.000667
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Sathienrapabayut, Rungtip	Common Shares	1.000000	0.000667
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Simma, Vitoon	Common Shares	2.000000	0.001333
Stone & Webster Engineering (Thailand) Ltd.	Bangkok Metropolis, Thailand	Tong Saam Limited	Common Shares	76,494.000000	50.996000
Stone & Webster Services, L.L.C.	Louisiana	CB&I Stone & Webster, Inc.	Percentage Ownership Interest	100.000000	100.000000
Stone & Webster/Fluor Daniel JV	Unknown	CB&I Stone & Webster, Inc.	Percentage Ownership Interest	50.000000	50.000000
Stone & Webster/Fluor Daniel JV	Unknown	Fluor Corporation	Percentage Ownership Interest	50.000000	50.000000
TerraVista Lakes, LLC	Texas	Aylesbury, Ltd.	Percentage Ownership Interest	33.330000	33.330000

TerraVista Lakes, LLC	Texas	LandBank Properties, L.L.C.	Percentage Ownership Interest	33.330000	33.330000
TerraVista Lakes, LLC	Texas	Meritage Homes of Texas Joint Venture Holding Company, L.L.C.	Percentage Ownership Interest	33.330000	33.330000
The LandBank Group, Inc.	Louisiana	Shaw Home Louisiana, Inc.	Common Shares	1,000.000000	100.000000
The NASCENT Group, JV	Unknown	Native American Services Corporation	Percentage Ownership Interest	51.000000	51.000000
The NASCENT Group, JV	Unknown	Shaw Beneco, Inc.	Percentage Ownership Interest	49.000000	49.000000
The Shaw Group Inc.	Louisiana	Chicago Bridge & Iron Company	Common Shares	84,961,999.000000	100.000000
The Shaw Group UK 1997 Pension Scheme Limited	England & Wales	Shaw Group UK Limited	Common Shares	2.000000	100.000000
The Shaw Group UK 2001 Pension Plan Limited	England & Wales	Shaw Group UK Limited	Common Shares	2.000000	100.000000
The Shaw Group UK Pension Plan Limited	England & Wales	Shaw Group UK Limited	Common Shares	1.000000	100.000000
TIYA Group, LLC	Louisiana	Keta Group, L.L.C.	Percentage Ownership Interest	51.000000	51.000000
TIYA Group, LLC	Louisiana	Shaw Home Louisiana, Inc.	Percentage Ownership Interest	49.000000	49.000000
Toshiba Nuclear Energy Holdings (UK) Limited	England	IHI Corporation (f/k/a Ishikawajima-Harima Heavy Industries Co., Ltd.)	Common Shares	46.500000	3.000000
Toshiba Nuclear Energy Holdings (UK) Limited	England	National Atomic Company Kazatomprom CJSC	Common Shares	155.000000	10.000000
Toshiba Nuclear Energy Holdings (UK) Limited	England	Nuclear Energy Holdings, L.L.C.	Common Shares	310.000000	20.000000
Toshiba Nuclear Energy Holdings (UK) Limited	England	TSB Nuclear Energy Investment US Inc.	Common Shares	1,038.500000	67.000000
Toshiba Nuclear Energy Holdings (US) Inc.	Delaware	IHI Corporation (f/k/a Ishikawajima-Harima Heavy Industries Co., Ltd.)	Common Shares	132.000000	3.000000
Toshiba Nuclear Energy Holdings (US) Inc.	Delaware	National Atomic Company Kazatomprom CJSC	Common Shares	440.000000	10.000000
Toshiba Nuclear Energy Holdings (US) Inc.	Delaware	Nuclear Energy Holdings, L.L.C.	Common Shares	880.000000	20.000000
Toshiba Nuclear Energy Holdings (US) Inc.	Delaware	TSB Nuclear Energy Investment US Inc.	Common Shares	2,948.000000	67.000000
TVL Lender II, Inc.	Delaware	The Shaw Group Inc.	Common Shares	99.000000	100.000000
VS2, LLC	Delaware	CB&I Federal Services LLC	Percentage Ownership Interest	49.000000	49.000000
VS2, LLC	Delaware	VSE Corporation	Percentage Ownership Interest	51.000000	51.000000
Westinghouse Electric UK Limited	Unknown	Toshiba Nuclear Energy Holdings (UK) Limited	Percentage Ownership Interest	100.000000	100.000000
Whessoe Piping Systems Limited	England & Wales	Shaw Group UK Limited	Common Shares	1.000000	100.000000
Whippany Venture I, L.L.C.	Louisiana	LandBank Properties, L.L.C.	Percentage Ownership Interest	100.000000	100.000000
Woodlands International Insurance Company	Ireland	Chicago Bridge & Iron Company B.V.	Ordinary	860,000.000000	100.000000

SCHEDULE 5.09
PENSIONS AND POST-RETIREMENT PLANS

Amount (in $000s)
USA	$(56,950)
Germany *	$(55,440)
UK	$(13,070)
Netherlands – Insured Plan **	$(87,900)
Canada	$(400)
Total	$(213,760)

*Unfunded in accordance with local law
**Annual premiums paid by Company to an insurance
company, which bears the pension obligation

SCHEDULE 5.17
ENVIRONMENTAL MATTERS
(a) (iii) A subsidiary of the Company is subject to a consent order at its former facility in New Castle, Delaware.
Other matters disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014 and Form 10-Q for the first quarter of 2015.
(a) (iv) The Company and its subsidiaries have operated for many years at many facilities at which there are or may have been landfills, waste piles, underground storage tanks, aboveground storage tanks, surface impoundments and hazardous waste storage facilities of all kinds, polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment or asbestos containing materials.
(a) (v) A subsidiary of the Company was a minority shareholder in a company which owned or operated wood treating facilities at sites in the United States, some of which are currently under investigation, monitoring or remediation under various environmental laws. With respect to some of these sites, the subsidiary has been named a potentially responsible party (“PRP”) under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) and similar state laws. Without admitting any liability, the subsidiary has entered into a consent decree with the federal government regarding one of these sites and has had an administrative order issued against it with respect to another. Without admitting any liability, the subsidiary has reached settlements at most sites, which require the other PRP’s to perform the environmental clean-up. In July, 1996, a judgment in favor of the subsidiary was entered in the suit Aluminum Company of America v. Beazer East, Inc. v. Chicago Bridge & Iron Company, instituted in January 1991, before the U.S. District Court for the Western District of Pennsylvania. On September 2, 1997, the United States Court of Appeals for the Third Circuit affirmed the judgment in favor of the Subsidiary. There were no further appeals.
(a) (vi) In December 2008, Trinity Industries, Inc, the current owner of the Greenville, PA facilities previously owned the Company, filed suit against the Company seeking apportionment of clean up costs of the property to be expended. On April 4, 2012 the Federal Judge granted our Motion for Summary Judgment. Trinity filed an appeal to the United States Court of Appeals for the Third Circuit. On June 28, 2012 Trinity filed a Pennsylvania state court action against the Company seeking apportionment of clean up costs under state law. Trinity filed an Amended Complaint on January 7, 2013. On August 8, 2013 the United States Court of Appeals issued its Opinion in which the Court affirmed in part (as to the dismissal of Trinity’s RCRA claim for injunctive relief), reversed in part (as to Trinity’s contribution claim pursuant to CERCLA), and declined to make any decision on Trinity’s remaining CERCLA cost recovery claim. The matter was returned to the U.S. District Court for further handling. The Federal Court will hear Trinity’s state law actions. The matter is set for trial to begin July 13, 2015.
The Company has agreed to indemnify parties to whom it has sold facilities for certain environmental liabilities arising from acts occurring before the dates those facilities were transferred.
Other matters disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, and 2014 and Form 10-Q for the first quarter of 2015.
Environmental Matters—Our operations are subject to extensive and changing U.S. federal, state and local laws and regulations, as well as the laws of other countries, that establish health and environmental quality standards. These standards, among others, relate to air and water pollutants and the management and disposal of hazardous substances and wastes. We are exposed to potential liability for personal injury or property damage caused by any release, spill, exposure or other accident involving such pollutants, substances or wastes.
In connection with the historical operation of our facilities, including those associated with the acquired Shaw operations, substances which currently are or might be considered hazardous were used or disposed of at some sites that will or may require us to make expenditures for remediation. In addition, we have agreed to indemnify parties from whom we have purchased or to whom we have sold facilities, for certain environmental liabilities arising from acts occurring before the dates those facilities were transferred.
We believe that we are in compliance, in all material respects, with all environmental laws and regulations and maintain insurance coverage to mitigate our exposure to environmental liabilities. We do not believe that any environmental matters will have a material adverse effect on our future results of operations, financial position or cash flow. We do not anticipate that we will incur material capital expenditures for environmental controls or for the investigation or remediation of environmental conditions during the remainder of 2015.

SCHEDULE 7.01
PERMITTED EXISTING INDEBTEDNESS

Section (a) - Borrowed Money
Company	Party	Amount (in $000s)
Chicago Bridge & Iron Company	Existing Term Loan Credit Agreement	$775,000
Chicago Bridge & Iron Company	NPA Notes	$800,000
Chicago Bridge & Iron Company	Existing Revolving Credit Agreement ($1.35B)	$276,000
Chicago Bridge & Iron Company	Existing Revolving Credit Agreement ($800M)	$300,000
Section (b) - Deferred Purchase Price		$—
Section (c) - Lien Obligations		$41,180
Section (d) - Notes		$—
Section (e) - Capitalized Leases		$0
Section (f) - Contingent Obligations		Refer to Schedule 7.05
Section (g) - Letters of Credit		See attached
Section (h) - Off-Balance Sheet Liabilities
Sale and Leaseback of Plainfield Facility		$0
Section (i) - Disqualified Stock		$—

GUARANTEE NUMBER	ISSUING BANK	PURPOSE	AMOUNT IN USD (000's)
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11134	Abu Dhabi International Bank Inc.	Performance	18,086.7
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SBLC4707329NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	2.0
SBLC5707525NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	2.8
SBLC4707350NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	4.4
SBLC4707154NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	8.5
SBLC5707402NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	9.1
SBLC4707215NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	13.6
SBLC4707298NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	17.5
SBLC4707330NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	29.5
SBLC4707117NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	32.7
SBLC4707159NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	62.0
SBLC4707244NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	71.0
SBLC4707116NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	76.3
SBLC4707331NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	81.9
SBLC4707115NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	98.1
SBLC5707410NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	98.4
SBLC4707138NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	126.5
SBLC4707351NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	132.7
SBLC4707114NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	145.0
SBLC4707095NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	176.0
SBLC5707545NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	200.5
SBLC4707365NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	277.6
SBLC5707700NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	322.1
SBLC5707459NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	772.4
SBLC4707071NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,159.0
SBLC5707425NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,288.5
SBLC4707019NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,363.9
SBLC4707020NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,648.9
SBLC4707021NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,648.9
SBLC4707076NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	2,520.7
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OGU1647GWS	Bank of Nova Scotia	Performance	312.5
OSB15573GWS	Bank of Nova Scotia	Performance	2,000.0
OSB15574GWS	Bank of Nova Scotia	Performance	4,400.0
S502426N	Bank of Tokyo Mitsubishi	Performance	40,829.3
S500831N	Bank of Tokyo Mitsubishi	Performance	61,250.0
S500588N	Bank of Tokyo Mitsubishi	Performance	153,157.5
BMCH470432OS	BMO Harris Bank N.A.	Performance	1,303.5
BMCH468852OS	BMO Harris Bank N.A.	Performance	1,368.7
HACH401446OS	BMO Harris Bank N.A.	Performance	2,363.3
IGB1401995	BNP Paribas S.A.	Performance	41.4
IGB1500095	BNP Paribas S.A.	Performance	165.5
IGB1404669	BNP Paribas S.A.	Performance	207.5
IGB1402491	BNP Paribas S.A.	Performance	222.4

IGB1501186	BNP Paribas S.A.	Performance	346.9
IGB1402822	BNP Paribas S.A.	Performance	467.4
IGB1501188	BNP Paribas S.A.	Performance	820.7
IGB1501189	BNP Paribas S.A.	Performance	838.0
IGB1501187	BNP Paribas S.A.	Performance	1,080.0
IGB1303272	BNP Paribas S.A.	Performance	1,650.0
4130103	BNP Paribas USA	Performance	14.3
4125463	BNP Paribas USA	Performance	24.6
4130239	BNP Paribas USA	Performance	32.2
4130076	BNP Paribas USA	Performance	36.0
4119684	BNP Paribas USA	Performance	45.9
4125455	BNP Paribas USA	Performance	54.2
4121828	BNP Paribas USA	Performance	64.5
4127435	BNP Paribas USA	Performance	73.3
4127591	BNP Paribas USA	Performance	118.2
4121697	BNP Paribas USA	Performance	250.0
91909337	BNP Paribas USA	Performance	252.5
4124974	BNP Paribas USA	Performance	282.6
4127880	BNP Paribas USA	Performance	383.6
4119596	BNP Paribas USA	Performance	415.3
91912121	BNP Paribas USA	Performance	488.2
4122692	BNP Paribas USA	Performance	686.0
4127875	BNP Paribas USA	Performance	757.5
4123114	BNP Paribas USA	Performance	872.0
4120798	BNP Paribas USA	Performance	1,073.8
4125888	BNP Paribas USA	Performance	1,080.0
4121354	BNP Paribas USA	Performance	1,267.5
4122391	BNP Paribas USA	Performance	1,575.0
4131983	BNP Paribas USA	Performance	1,609.0
4131986	BNP Paribas USA	Performance	1,609.0
4125109	BNP Paribas USA	Performance	1,699.4
4126615	BNP Paribas USA	Performance	1,746.0
4105543	BNP Paribas USA	Performance	2,434.1
4128096	BNP Paribas USA	Performance	3,459.3
4126291	BNP Paribas USA	Performance	6,213.0
4121117	BNP Paribas USA	Performance	7,000.0
4105546	BNP Paribas USA	Performance	10,215.7
4126292	BNP Paribas USA	Performance	12,426.0
4126289	BNP Paribas USA	Performance	12,426.0
4126290	BNP Paribas USA	Performance	12,426.0
4126288	BNP Paribas USA	Performance	61,556.9
5870007969	Citibank N.A.	Performance	5.4
5870007964	Citibank N.A.	Performance	6.8
5870007970	Citibank N.A.	Performance	8.2
5870007971	Citibank N.A.	Performance	11.4
5870007966	Citibank N.A.	Performance	13.6
5870007967	Citibank N.A.	Performance	13.6
FRWAV70365200201	Commerzbank AG	Performance	130.9
FRWAV70305030201	Commerzbank AG	Performance	181.9
FRWAV70390880201	Commerzbank AG	Performance	250.5
FRWAV70335300201	Commerzbank AG	Performance	398.0
FRWAV70379960201	Commerzbank AG	Performance	434.3

FRWAV70346200201	Commerzbank AG	Performance	501.0
FRWAV70359400201	Commerzbank AG	Performance	723.9
FRWAV70358950201	Commerzbank AG	Performance	764.3
FRWAV70365420201	Commerzbank AG	Performance	815.0
FRWAV70365160201	Commerzbank AG	Performance	973.8
FRWAV70358980201	Commerzbank AG	Performance	1,528.6
511837005	Credit Agricole CIB	Performance	81.7
428937011	Credit Agricole CIB	Performance	2,732.8
19637008	Credit Agricole CIB	Performance	120,000.0
416937012	Credit Agricole CIB	Performance	129,852.3
504BGA1407110	Deutsche Bank AG	Performance	642.7
504BGA1205026	Deutsche Bank AG	Performance	2,378.2
1001IML201500008	Europe Arab Bank	Performance	3.4
1001CLG201500067	Europe Arab Bank	Performance	237.5
1501ML201500006	Europe Arab Bank	Performance	270.0
1001CLG201500053	Europe Arab Bank	Performance	400.0
PEBPTH150392	HSBC Bank Australia Limited	Performance	65.4
PEBPTH150395	HSBC Bank Australia Limited	Performance	65.4
REBPTH121346	HSBC Bank Australia Limited	Performance	102.8
PEBPTH142794	HSBC Bank Australia Limited	Performance	105.5
FNGPTH116948	HSBC Bank Australia Limited	Performance	117.5
PEBPTH123868	HSBC Bank Australia Limited	Performance	117.7
PEBPTH142808	HSBC Bank Australia Limited	Performance	192.0
PEBPTH150517	HSBC Bank Australia Limited	Performance	327.2
TEBPTH150678	HSBC Bank Australia Limited	Performance	385.4
PEBGWT120256	HSBC Bank Australia Limited	Performance	50,095.5
SDNGWT140240	HSBC Bank Australia Limited	Performance	52,875.1
PEBDUB028571	HSBC Bank Middle East Limited	Performance	40.0
PEBDUB026152	HSBC Bank Middle East Limited	Performance	61.3
PEBDUB768880	HSBC Bank Middle East Limited	Performance	82.5
PEBDUB768878	HSBC Bank Middle East Limited	Performance	88.1
APGDUB049377	HSBC Bank Middle East Limited	Performance	125.0
PEBDUB049390	HSBC Bank Middle East Limited	Performance	125.0
PEBDEI783690	HSBC Bank Middle East Limited	Performance	125.0
PEBDUB043461	HSBC Bank Middle East Limited	Performance	128.5
APGDUB768867	HSBC Bank Middle East Limited	Performance	165.0
PEBDUB026153	HSBC Bank Middle East Limited	Performance	212.5
PEBDUB042369	HSBC Bank Middle East Limited	Performance	223.0
REBDUB040775	HSBC Bank Middle East Limited	Performance	317.4
PEBDUB768876	HSBC Bank Middle East Limited	Performance	1,670.3
PEBDUB025214	HSBC Bank Middle East Limited	Performance	1,700.0
REBDUB041493	HSBC Bank Middle East Limited	Performance	1,913.9
PEBDUB036573	HSBC Bank Middle East Limited	Performance	2,737.8
PEBDUB040346	HSBC Bank Middle East Limited	Performance	4,322.6
APGDUB049178	HSBC Bank Middle East Limited	Performance	5,986.0
PEBDUB049179	HSBC Bank Middle East Limited	Performance	5,986.0
SDCMTN567195	HSBC Bank USA N.A.	Performance	28,010.0
DTNLES507311	ING Bank N.V.	Performance	7.5
DTNLES507314	ING Bank N.V.	Performance	67.2
DTNLES507312	ING Bank N.V.	Performance	104.4
DTNLES507308	ING Bank N.V.	Performance	227.6
K682144	ING Bank N.V.	Performance	245.0

K624895	ING Bank N.V.	Performance	267.5
DTNLFS600720	ING Bank N.V.	Performance	284.0
K677530	ING Bank N.V.	Performance	535.0
DTNLES506780	ING Bank N.V.	Performance	672.4
DTNLFS600719	ING Bank N.V.	Performance	716.0
DTNLES507310	ING Bank N.V.	Performance	742.0
K663265	ING Bank N.V.	Performance	1,003.1
DTNLES506783	ING Bank N.V.	Performance	1,398.0
K672931	ING Bank N.V.	Performance	1,550.0
K677529	ING Bank N.V.	Performance	,605.0
K672932	ING Bank N.V.	Performance	1,700.0
K678646	ING Bank N.V.	Performance	2,110.0
K672930	ING Bank N.V.	Performance	2,520.0
K681056	ING Bank N.V.	Performance	3,180.5
153052-793	Intesa Sanpaolo-New York	Performance	64.8
123236-793	Intesa Sanpaolo-New York	Performance	320.5
133058-793	Intesa Sanpaolo-New York	Performance	320.5
NYSB2015054	Lloyds TSB Bank plc	Performance	1,389.8
NYSB2014008	Lloyds TSB Bank plc	Performance	15,506.7
NYSB2014153	Lloyds TSB Bank plc	Performance	61,250.0
032LGLB123155633	Mashreq Bank P.S.C.	Performance	0.8
032LGLB123156118	Mashreq Bank P.S.C.	Performance	0.8
032LGLB123157736	Mashreq Bank P.S.C.	Performance	0.8
032LGLB123158379	Mashreq Bank P.S.C.	Performance	1.6
032LGLB140080001	Mashreq Bank P.S.C.	Performance	1.6
032LGLB141190001	Mashreq Bank P.S.C.	Performance	1.6
032LGLB141480001	Mashreq Bank P.S.C.	Performance	1.6
032LGLB123156713	Mashreq Bank P.S.C.	Performance	2.5
032LGLB123157220	Mashreq Bank P.S.C.	Performance	2.5
032LGLB123157325	Mashreq Bank P.S.C.	Performance	4.1
032LGLB151110002	Mashreq Bank P.S.C.	Performance	4.1
032LGLB123154287	Mashreq Bank P.S.C.	Performance	4.9
032LGLB123157121	Mashreq Bank P.S.C.	Performance	4.9
032LGLB123157902	Mashreq Bank P.S.C.	Performance	4.9
032LGLB150670001	Mashreq Bank P.S.C.	Performance	4.9
032LGLB123154353	Mashreq Bank P.S.C.	Performance	5.7
032LGLB123155015	Mashreq Bank P.S.C.	Performance	7.4
032LGLB123157737	Mashreq Bank P.S.C.	Performance	7.4
032LGLB123157177	Mashreq Bank P.S.C.	Performance	11.4
032LGLB150120002	Mashreq Bank P.S.C.	Performance	12.3
032LGLB123155012	Mashreq Bank P.S.C.	Performance	13.6
032LGLB123158002	Mashreq Bank P.S.C.	Performance	13.6
032LGTL123150221	Mashreq Bank P.S.C.	Performance	13.6
032LGTL123150234	Mashreq Bank P.S.C.	Performance	13.6
032LGTL123150238	Mashreq Bank P.S.C.	Performance	13.6
032LGTL151660001	Mashreq Bank P.S.C.	Performance	13.6
032LGLB143640002	Mashreq Bank P.S.C.	Performance	13.9
032LGLB143220001	Mashreq Bank P.S.C.	Performance	14.7
032LGLB143350001	Mashreq Bank P.S.C.	Performance	14.7
032LGLB150280001	Mashreq Bank P.S.C.	Performance	16.3
032LGLB123158014	Mashreq Bank P.S.C.	Performance	20.4
032LGLB123154372	Mashreq Bank P.S.C.	Performance	27.2

032LGPB151530001	Mashreq Bank P.S.C.	Performance	33.1
032LGLB123155661	Mashreq Bank P.S.C.	Performance	40.8
032LGLB123154984	Mashreq Bank P.S.C.	Performance	81.7
032LGAP150840003	Mashreq Bank P.S.C.	Performance	300.0
032LGAP132260001	Mashreq Bank P.S.C.	Performance	748.7
032LGPB132260004	Mashreq Bank P.S.C.	Performance	748.7
032LGPB142640005	Mashreq Bank P.S.C.	Performance	1,604.8
032LGPB142640006	Mashreq Bank P.S.C.	Performance	1,694.3
032LGBB150290003	Mashreq Bank P.S.C.	Performance	2,482.4
032LGPB123155504	Mashreq Bank P.S.C.	Performance	3,436.8
032LGPB123155632	Mashreq Bank P.S.C.	Performance	7,330.9
032LGPB123155405	Mashreq Bank P.S.C.	Performance	8,151.4
032LGAP141320004	Mashreq Bank P.S.C.	Performance	34,048.0
5754505	MIZUHO BANK, LTD.	Performance	4,814.5
5754492	MIZUHO BANK, LTD.	Performance	5,086.6
S730850	National Bank Of Kuwait S.A.K.	Performance	82.7
S730710	National Bank Of Kuwait S.A.K.	Performance	1,081.0
S730711	National Bank Of Kuwait S.A.K.	Performance	1,081.0
G977	Qatar National Bank SAQ	Performance	1,800.0
HOU/S/06623	Riyad Bank, Houston Agency	Performance	170.0
HOU/S/07890	Riyad Bank, Houston Agency	Performance	399.7
HOU/S/07915	Riyad Bank, Houston Agency	Performance	399.7
HOU/S/07151	Riyad Bank, Houston Agency	Performance	745.2
HOU/S/07891	Riyad Bank, Houston Agency	Performance	799.3
HOU/S/07786	Riyad Bank, Houston Agency	Performance	1,731.4
HOU/S/07552	Riyad Bank, Houston Agency	Performance	2,438.5
HOU/S/07423	Riyad Bank, Houston Agency	Performance	3,087.3
HOU/S/07791	Riyad Bank, Houston Agency	Performance	3,243.6
HOU/S/07479	Riyad Bank, Houston Agency	Performance	3,726.4
HOU/S/07422	Riyad Bank, Houston Agency	Performance	5,080.4
HOU/S/07790	Riyad Bank, Houston Agency	Performance	6,487.2
HOU/S/07150	Riyad Bank, Houston Agency	Performance	6,961.8
HOU/S/07482	Riyad Bank, Houston Agency	Performance	7,801.3
HOU/S/07152	Riyad Bank, Houston Agency	Performance	13,366.8
3000310209	SAMBA Financial Group	Performance	12.6
3000310155	SAMBA Financial Group	Performance	14.8
3000310336	SAMBA Financial Group	Performance	18.0
3000310173	SAMBA Financial Group	Performance	23.1
3000310338	SAMBA Financial Group	Performance	27.0
3000310344	SAMBA Financial Group	Performance	27.1
3000310074	SAMBA Financial Group	Performance	59.4
3000310337	SAMBA Financial Group	Performance	66.8
3000310357	SAMBA Financial Group	Performance	88.0
3000399991	SAMBA Financial Group	Performance	94.5
3000310317	SAMBA Financial Group	Performance	98.9
3000399687	SAMBA Financial Group	Performance	105.0
3000399688	SAMBA Financial Group	Performance	105.0
3000310073	SAMBA Financial Group	Performance	143.6
3000394383	SAMBA Financial Group	Performance	166.4
3000310030	SAMBA Financial Group	Performance	241.8
3000399686	SAMBA Financial Group	Performance	314.9
3000399671	SAMBA Financial Group	Performance	319.9

3000398691	SAMBA Financial Group	Performance	428.4
3000397192	SAMBA Financial Group	Performance	441.2
3000398980	SAMBA Financial Group	Performance	444.0
3000399626	SAMBA Financial Group	Performance	449.9
3000399629	SAMBA Financial Group	Performance	449.9
3000398665	SAMBA Financial Group	Performance	458.3
3000399934	SAMBA Financial Group	Performance	464.8
3000399935	SAMBA Financial Group	Performance	464.8
3000394388	SAMBA Financial Group	Performance	567.9
3000396510	SAMBA Financial Group	Performance	632.1
3000396511	SAMBA Financial Group	Performance	632.1
3000310382	SAMBA Financial Group	Performance	650.0
3000310383	SAMBA Financial Group	Performance	650.0
3000392592	SAMBA Financial Group	Performance	704.4
3000399004	SAMBA Financial Group	Performance	730.0
3000399533	SAMBA Financial Group	Performance	841.1
3000398981	SAMBA Financial Group	Performance	1,185.3
3000399003	SAMBA Financial Group	Performance	1,460.0
3000399845	SAMBA Financial Group	Performance	1,580.0
3000399803	SAMBA Financial Group	Performance	1,630.0
3000393358	SAMBA Financial Group	Performance	1,746.2
3000310156	SAMBA Financial Group	Performance	2,370.0
3000399901	SAMBA Financial Group	Performance	2,370.0
3000394032	SAMBA Financial Group	Performance	2,691.7
3000399846	SAMBA Financial Group	Performance	3,160.0
3000310012	SAMBA Financial Group	Performance	3,268.2
3000310013	SAMBA Financial Group	Performance	3,268.2
3000399804	SAMBA Financial Group	Performance	4,401.0
7759	Santander	Performance	1,588.5
7829	Santander	Performance	5,000.0
777020069980-L	Standard Chartered Bank	Performance	15.0
123020068580	Standard Chartered Bank	Performance	27.2
777020075704-L	Standard Chartered Bank	Performance	45.0
777020070629-L	Standard Chartered Bank	Performance	80.0
777020021996-L	Standard Chartered Bank	Performance	98.5
777020069276-L	Standard Chartered Bank	Performance	140.0
777020067438-L	Standard Chartered Bank	Performance	149.9
123020500764	Standard Chartered Bank	Performance	250.0
777020050197-L	Standard Chartered Bank	Performance	291.1
777020072011-L	Standard Chartered Bank	Performance	402.0
777020029408-L	Standard Chartered Bank	Performance	560.0
777020072057-L	Standard Chartered Bank	Performance	712.9
779-02-0053968-I	Standard Chartered Bank	Performance	785.6
777020022085-L	Standard Chartered Bank	Performance	854.1
777020034303-L	Standard Chartered Bank	Performance	858.4
777020069025-L	Standard Chartered Bank	Performance	972.0
777020072048-l	Standard Chartered Bank	Performance	979.5
777020076730-L	Standard Chartered Bank	Performance	998.2
777020044436-L	Standard Chartered Bank	Performance	1,034.7
777020032350-L	Standard Chartered Bank	Performance	1,054.0
777020030245-L	Standard Chartered Bank	Performance	1,104.3
777020057984-L	Standard Chartered Bank	Performance	1,452.0

777020067401-L	Standard Chartered Bank	Performance	1,468.0
777020036515-L	Standard Chartered Bank	Performance	1,800.0
777020028221-L	Standard Chartered Bank	Performance	1,854.2
777020070870-L	Standard Chartered Bank	Performance	2,215.8
777020063094-L	Standard Chartered Bank	Performance	3,134.1
777020063076-L	Standard Chartered Bank	Performance	3,917.7
777020067777-L	Standard Chartered Bank	Performance	5,000.0
123020068731	Standard Chartered Bank	Performance	7,183.4
777020044409-L	Standard Chartered Bank	Performance	18,312.2
T407672	The Royal Bank of Scotland N.V.	Performance	0.0
MEAE1AE07G501131	The Royal Bank of Scotland N.V.	Performance	0.8
MEAE2AE07G501851	The Royal Bank of Scotland N.V.	Performance	0.8
MEAE2AE07G501853	The Royal Bank of Scotland N.V.	Performance	6.5
NLNL1NL14G840269	The Royal Bank of Scotland N.V.	Performance	7.6
T411003	The Royal Bank of Scotland N.V.	Performance	10.9
MEAE2AE07G501847	The Royal Bank of Scotland N.V.	Performance	13.6
MEAE2AE07G501849	The Royal Bank of Scotland N.V.	Performance	13.6
MEAE2AE07G501854	The Royal Bank of Scotland N.V.	Performance	20.4
T411036	The Royal Bank of Scotland N.V.	Performance	26.5
T410369	The Royal Bank of Scotland N.V.	Performance	72.0
T410368	The Royal Bank of Scotland N.V.	Performance	95.7
G14/4996	The Royal Bank of Scotland N.V.	Performance	117.1
NLNL1NL14G840477	The Royal Bank of Scotland N.V.	Performance	161.1
NLNL1NL09G830181	The Royal Bank of Scotland N.V.	Performance	749.0
T410470	The Royal Bank of Scotland N.V.	Performance	966.3
NLNL1NL14G839918	The Royal Bank of Scotland N.V.	Performance	1,297.9
T410471	The Royal Bank of Scotland N.V.	Performance	1,504.9
NLNL1NL14G839757	The Royal Bank of Scotland N.V.	Performance	1,850.0
NLNL1NL14G839758	The Royal Bank of Scotland N.V.	Performance	1,850.0
NLNL1NL12G837706	The Royal Bank of Scotland N.V.	Performance	23,982.8
SLCPPDX05105	U.S. Bank N.A.	Performance	70,000.0
29070196-A	Australian And New Zealand Banking Group Limited	Financial	1.7
21197	Australian And New Zealand Banking Group Limited	Financial	11.9
93033/80085	Bank of Nova Scotia	Financial	57,389.2
IGB1301451	BNP Paribas S.A.	Financial	2,926.1
4119584	BNP Paribas USA	Financial	25.4
4119591	BNP Paribas USA	Financial	1,915.9
4119582	BNP Paribas USA	Financial	2,050.0
FHGAV08077000200	Commerzbank AG	Financial	138.5
FNGPTH141138	HSBC Bank Australia Limited	Financial	26.5
FNGPTH141567	HSBC Bank Australia Limited	Financial	153.4
FNGPTH130624	HSBC Bank Australia Limited	Financial	198.2
FNGPTH116956	HSBC Bank Australia Limited	Financial	267.1
FNGPTH122092	HSBC Bank Australia Limited	Financial	307.1
FNGPTH116949	HSBC Bank Australia Limited	Financial	462.4
FNGPTH141045	HSBC Bank Australia Limited	Financial	482.2
FNGPTH151302	HSBC Bank Australia Limited	Financial	1,090.2
SDCMTN563275	HSBC Bank USA N.A.	Financial	100.0

SDCMTN567955	HSBC Bank USA N.A.	Financial	258.7
SDCMTN564216	HSBC Bank USA N.A.	Financial	283.7
SDCMTN563985	HSBC Bank USA N.A.	Financial	445.0
SDCMTN564121	HSBC Bank USA N.A.	Financial	2,723.7
SDCMTN563273	HSBC Bank USA N.A.	Financial	4,200.0
SDCMTN563274	HSBC Bank USA N.A.	Financial	12,610.8
NYSB2015003	Lloyds TSB Bank plc	Financial	500.0
NYSB2013303	Lloyds TSB Bank plc	Financial	4,436.8
032LGFN123150846	Mashreq Bank P.S.C.	Financial	8.2
032LGPP143370003	Mashreq Bank P.S.C.	Financial	27.5
032LGFN123150791	Mashreq Bank P.S.C.	Financial	43.6
032LGFN123150766	Mashreq Bank P.S.C.	Financial	54.5
032LGOT123151728	Mashreq Bank P.S.C.	Financial	61.8
032LGPP142580002	Mashreq Bank P.S.C.	Financial	114.0
032LGFN123150877	Mashreq Bank P.S.C.	Financial	136.2
032LGFN123150556	Mashreq Bank P.S.C.	Financial	163.4
032LGFN123150769	Mashreq Bank P.S.C.	Financial	171.5
3000368994	SAMBA Financial Group	Financial	18.7
777020052872-L	Standard Chartered Bank	Financial	22.3
777020063888-l	Standard Chartered Bank	Financial	44.5
359020594301	Standard Chartered Bank (Thai) PCL	Financial	59.2
MEAE1AE07G501121	The Royal Bank of Scotland N.V.	Financial	13.6
MEAE2AE07G502994	The Royal Bank of Scotland N.V.	Financial	13.6
SLCPPDX06471	U.S. Bank N.A.	Financial	2,000.0
	Letter of Credit & Bank Guarantee Utilization		1,426,854.0
	Revolver Foreign Currency Adjustment		1,908.0
	Total Utilization		1,428,762.0

SCHEDULE 7.03
PERMITTED EXISTING LIENS
Lien Description and Amount:

Bigge 2012 MODEL HLD-125D        $41,180,748.84

SCHEDULE 7.04
PERMITTED EXISTING INVESTMENTS
The Company has investments in the following list of entities:
Arabian CBI Ltd.
Arabian CBI Tank Manufacturing Company Limited
CBI (Malaysia)Sdn. Bhd.
Chicago Bridge & Iron Company (Egypt) LLC
Horton CBI, Limited
CBI (Philippines) Inc.
CBI (Thailand) Limited
Chicago Bridge & Iron Company LLC
CBI Clough JV Pte. Ltd
Chevron Lummus Global (CLG)
Net Power LLC
CBI Kentz JV
CB&I Areva MOX Services, LLC
Shaw Nass Middle East, W.L.L.
Kings Bay Support Services LLC
Shaw Emirates Pipes Manufacturing LLC
High Desert Support Services, LLC
CC JV
CCZ JV

SCHEDULE 7.05
PERMITTED EXISTING CONTINGENT OBLIGATIONS
See attached.

GUARANTEE NUMBER	ISSUING BANK	PURPOSE	AMOUNT IN USD (000's)
10111	Abu Dhabi International Bank Inc.	Performance	464.5
9963	Abu Dhabi International Bank Inc.	Performance	933.0
11134	Abu Dhabi International Bank Inc.	Performance	18,086.7
SO93378200	Australian And New Zealand Banking Group Limited	Performance	1,604.8
SO94978200	Australian And New Zealand Banking Group Limited	Performance	16,377.4
SBLC4707329NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	2.0
SBLC5707525NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	2.8
SBLC4707350NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	4.4
SBLC4707154NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	8.5
SBLC5707402NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	9.1
SBLC4707215NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	13.6
SBLC4707298NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	17.5
SBLC4707330NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	29.5
SBLC4707117NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	32.7
SBLC4707159NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	62.0
SBLC4707244NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	71.0
SBLC4707116NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	76.3
SBLC4707331NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	81.9
SBLC4707115NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	98.1
SBLC5707410NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	98.4
SBLC4707138NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	126.5
SBLC4707351NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	132.7
SBLC4707114NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	145.0
SBLC4707095NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	176.0
SBLC5707545NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	200.5
SBLC4707365NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	277.6
SBLC5707700NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	322.1
SBLC5707459NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	772.4
SBLC4707071NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,159.0
SBLC5707425NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,288.5
SBLC4707019NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,363.9
SBLC4707020NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,648.9
SBLC4707021NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	1,648.9
SBLC4707076NY	Banco Bilbao Vizcaya Argentaria S.A.	Performance	2,520.7
3131284	Bank of America N.A.	Performance	62.9
BMTO449928OS	Bank of Montreal TFO	Performance	434.7
BMTO425120OS	Bank of Montreal TFO	Performance	4,921.3
OGU1647GWS	Bank of Nova Scotia	Performance	312.5
OSB15573GWS	Bank of Nova Scotia	Performance	2,000.0
OSB15574GWS	Bank of Nova Scotia	Performance	4,400.0
S502426N	Bank of Tokyo Mitsubishi	Performance	40,829.3
S500831N	Bank of Tokyo Mitsubishi	Performance	61,250.0
S500588N	Bank of Tokyo Mitsubishi	Performance	153,157.5
BMCH470432OS	BMO Harris Bank N.A.	Performance	1,303.5
BMCH468852OS	BMO Harris Bank N.A.	Performance	1,368.7
HACH401446OS	BMO Harris Bank N.A.	Performance	2,363.3
IGB1401995	BNP Paribas S.A.	Performance	41.4
IGB1500095	BNP Paribas S.A.	Performance	165.5
IGB1404669	BNP Paribas S.A.	Performance	207.5
IGB1402491	BNP Paribas S.A.	Performance	222.4

IGB1501186	BNP Paribas S.A.	Performance	346.9
IGB1402822	BNP Paribas S.A.	Performance	467.4
IGB1501188	BNP Paribas S.A.	Performance	820.7
IGB1501189	BNP Paribas S.A.	Performance	838.0
IGB1501187	BNP Paribas S.A.	Performance	1,080.0
IGB1303272	BNP Paribas S.A.	Performance	1,650.0
4130103	BNP Paribas USA	Performance	14.3
4125463	BNP Paribas USA	Performance	24.6
4130239	BNP Paribas USA	Performance	32.2
4130076	BNP Paribas USA	Performance	36.0
4119684	BNP Paribas USA	Performance	45.9
4125455	BNP Paribas USA	Performance	54.2
4121828	BNP Paribas USA	Performance	64.5
4127435	BNP Paribas USA	Performance	73.3
4127591	BNP Paribas USA	Performance	118.2
4121697	BNP Paribas USA	Performance	250.0
91909337	BNP Paribas USA	Performance	252.5
4124974	BNP Paribas USA	Performance	282.6
4127880	BNP Paribas USA	Performance	383.6
4119596	BNP Paribas USA	Performance	415.3
91912121	BNP Paribas USA	Performance	488.2
4122692	BNP Paribas USA	Performance	686.0
4127875	BNP Paribas USA	Performance	757.5
4123114	BNP Paribas USA	Performance	872.0
4120798	BNP Paribas USA	Performance	1,073.8
4125888	BNP Paribas USA	Performance	1,080.0
4121354	BNP Paribas USA	Performance	1,267.5
4122391	BNP Paribas USA	Performance	1,575.0
4131983	BNP Paribas USA	Performance	1,609.0
4131986	BNP Paribas USA	Performance	1,609.0
4125109	BNP Paribas USA	Performance	1,699.4
4126615	BNP Paribas USA	Performance	1,746.0
4105543	BNP Paribas USA	Performance	2,434.1
4128096	BNP Paribas USA	Performance	3,459.3
4126291	BNP Paribas USA	Performance	6,213.0
4121117	BNP Paribas USA	Performance	7,000.0
4105546	BNP Paribas USA	Performance	10,215.7
4126292	BNP Paribas USA	Performance	12,426.0
4126289	BNP Paribas USA	Performance	12,426.0
4126290	BNP Paribas USA	Performance	12,426.0
4126288	BNP Paribas USA	Performance	61,556.9
5870007969	Citibank N.A.	Performance	5.4
5870007964	Citibank N.A.	Performance	6.8
5870007970	Citibank N.A.	Performance	8.2
5870007971	Citibank N.A.	Performance	11.4
5870007966	Citibank N.A.	Performance	13.6
5870007967	Citibank N.A.	Performance	13.6
FRWAV70365200201	Commerzbank AG	Performance	130.9
FRWAV70305030201	Commerzbank AG	Performance	181.9
FRWAV70390880201	Commerzbank AG	Performance	250.5
FRWAV70335300201	Commerzbank AG	Performance	398.0
FRWAV70379960201	Commerzbank AG	Performance	434.3

FRWAV70346200201	Commerzbank AG	Performance	501.0
FRWAV70359400201	Commerzbank AG	Performance	723.9
FRWAV70358950201	Commerzbank AG	Performance	764.3
FRWAV70365420201	Commerzbank AG	Performance	815.0
FRWAV70365160201	Commerzbank AG	Performance	973.8
FRWAV70358980201	Commerzbank AG	Performance	1,528.6
511837005	Credit Agricole CIB	Performance	81.7
428937011	Credit Agricole CIB	Performance	2,732.8
19637008	Credit Agricole CIB	Performance	120,000.0
416937012	Credit Agricole CIB	Performance	129,852.3
504BGA1407110	Deutsche Bank AG	Performance	642.7
504BGA1205026	Deutsche Bank AG	Performance	2,378.2
1001IML201500008	Europe Arab Bank	Performance	3.4
1001CLG201500067	Europe Arab Bank	Performance	237.5
1501ML201500006	Europe Arab Bank	Performance	270.0
1001CLG201500053	Europe Arab Bank	Performance	400.0
PEBPTH150392	HSBC Bank Australia Limited	Performance	65.4
PEBPTH150395	HSBC Bank Australia Limited	Performance	65.4
REBPTH121346	HSBC Bank Australia Limited	Performance	102.8
PEBPTH142794	HSBC Bank Australia Limited	Performance	105.5
FNGPTH116948	HSBC Bank Australia Limited	Performance	117.5
PEBPTH123868	HSBC Bank Australia Limited	Performance	117.7
PEBPTH142808	HSBC Bank Australia Limited	Performance	192.0
PEBPTH150517	HSBC Bank Australia Limited	Performance	327.2
TEBPTH150678	HSBC Bank Australia Limited	Performance	385.4
PEBGWT120256	HSBC Bank Australia Limited	Performance	50,095.5
SDNGWT140240	HSBC Bank Australia Limited	Performance	52,875.1
PEBDUB028571	HSBC Bank Middle East Limited	Performance	40.0
PEBDUB026152	HSBC Bank Middle East Limited	Performance	61.3
PEBDUB768880	HSBC Bank Middle East Limited	Performance	82.5
PEBDUB768878	HSBC Bank Middle East Limited	Performance	88.1
APGDUB049377	HSBC Bank Middle East Limited	Performance	125.0
PEBDUB049390	HSBC Bank Middle East Limited	Performance	125.0
PEBDEI783690	HSBC Bank Middle East Limited	Performance	125.0
PEBDUB043461	HSBC Bank Middle East Limited	Performance	128.5
APGDUB768867	HSBC Bank Middle East Limited	Performance	165.0
PEBDUB026153	HSBC Bank Middle East Limited	Performance	212.5
PEBDUB042369	HSBC Bank Middle East Limited	Performance	223.0
REBDUB040775	HSBC Bank Middle East Limited	Performance	317.4
PEBDUB768876	HSBC Bank Middle East Limited	Performance	1,670.3
PEBDUB025214	HSBC Bank Middle East Limited	Performance	1,700.0
REBDUB041493	HSBC Bank Middle East Limited	Performance	1,913.9
PEBDUB036573	HSBC Bank Middle East Limited	Performance	2,737.8
PEBDUB040346	HSBC Bank Middle East Limited	Performance	4,322.6
APGDUB049178	HSBC Bank Middle East Limited	Performance	5,986.0
PEBDUB049179	HSBC Bank Middle East Limited	Performance	5,986.0
SDCMTN567195	HSBC Bank USA N.A.	Performance	28,010.0
DTNLES507311	ING Bank N.V.	Performance	7.5
DTNLES507314	ING Bank N.V.	Performance	67.2
DTNLES507312	ING Bank N.V.	Performance	104.4
DTNLES507308	ING Bank N.V.	Performance	227.6
K682144	ING Bank N.V.	Performance	245.0

K624895	ING Bank N.V.	Performance	267.5
DTNLFS600720	ING Bank N.V.	Performance	284.0
K677530	ING Bank N.V.	Performance	535.0
DTNLES506780	ING Bank N.V.	Performance	672.4
DTNLFS600719	ING Bank N.V.	Performance	716.0
DTNLES507310	ING Bank N.V.	Performance	742.0
K663265	ING Bank N.V.	Performance	1,003.1
DTNLES506783	ING Bank N.V.	Performance	1,398.0
K672931	ING Bank N.V.	Performance	1,550.0
K677529	ING Bank N.V.	Performance	,605.0
K672932	ING Bank N.V.	Performance	1,700.0
K678646	ING Bank N.V.	Performance	2,110.0
K672930	ING Bank N.V.	Performance	2,520.0
K681056	ING Bank N.V.	Performance	3,180.5
153052-793	Intesa Sanpaolo-New York	Performance	64.8
123236-793	Intesa Sanpaolo-New York	Performance	320.5
133058-793	Intesa Sanpaolo-New York	Performance	320.5
NYSB2015054	Lloyds TSB Bank plc	Performance	1,389.8
NYSB2014008	Lloyds TSB Bank plc	Performance	15,506.7
NYSB2014153	Lloyds TSB Bank plc	Performance	61,250.0
032LGLB123155633	Mashreq Bank P.S.C.	Performance	0.8
032LGLB123156118	Mashreq Bank P.S.C.	Performance	0.8
032LGLB123157736	Mashreq Bank P.S.C.	Performance	0.8
032LGLB123158379	Mashreq Bank P.S.C.	Performance	1.6
032LGLB140080001	Mashreq Bank P.S.C.	Performance	1.6
032LGLB141190001	Mashreq Bank P.S.C.	Performance	1.6
032LGLB141480001	Mashreq Bank P.S.C.	Performance	1.6
032LGLB123156713	Mashreq Bank P.S.C.	Performance	2.5
032LGLB123157220	Mashreq Bank P.S.C.	Performance	2.5
032LGLB123157325	Mashreq Bank P.S.C.	Performance	4.1
032LGLB151110002	Mashreq Bank P.S.C.	Performance	4.1
032LGLB123154287	Mashreq Bank P.S.C.	Performance	4.9
032LGLB123157121	Mashreq Bank P.S.C.	Performance	4.9
032LGLB123157902	Mashreq Bank P.S.C.	Performance	4.9
032LGLB150670001	Mashreq Bank P.S.C.	Performance	4.9
032LGLB123154353	Mashreq Bank P.S.C.	Performance	5.7
032LGLB123155015	Mashreq Bank P.S.C.	Performance	7.4
032LGLB123157737	Mashreq Bank P.S.C.	Performance	7.4
032LGLB123157177	Mashreq Bank P.S.C.	Performance	11.4
032LGLB150120002	Mashreq Bank P.S.C.	Performance	12.3
032LGLB123155012	Mashreq Bank P.S.C.	Performance	13.6
032LGLB123158002	Mashreq Bank P.S.C.	Performance	13.6
032LGTL123150221	Mashreq Bank P.S.C.	Performance	13.6
032LGTL123150234	Mashreq Bank P.S.C.	Performance	13.6
032LGTL123150238	Mashreq Bank P.S.C.	Performance	13.6
032LGTL151660001	Mashreq Bank P.S.C.	Performance	13.6
032LGLB143640002	Mashreq Bank P.S.C.	Performance	13.9
032LGLB143220001	Mashreq Bank P.S.C.	Performance	14.7
032LGLB143350001	Mashreq Bank P.S.C.	Performance	14.7
032LGLB150280001	Mashreq Bank P.S.C.	Performance	16.3
032LGLB123158014	Mashreq Bank P.S.C.	Performance	20.4
032LGLB123154372	Mashreq Bank P.S.C.	Performance	27.2

032LGPB151530001	Mashreq Bank P.S.C.	Performance	33.1
032LGLB123155661	Mashreq Bank P.S.C.	Performance	40.8
032LGLB123154984	Mashreq Bank P.S.C.	Performance	81.7
032LGAP150840003	Mashreq Bank P.S.C.	Performance	300.0
032LGAP132260001	Mashreq Bank P.S.C.	Performance	748.7
032LGPB132260004	Mashreq Bank P.S.C.	Performance	748.7
032LGPB142640005	Mashreq Bank P.S.C.	Performance	1,604.8
032LGPB142640006	Mashreq Bank P.S.C.	Performance	1,694.3
032LGBB150290003	Mashreq Bank P.S.C.	Performance	2,482.4
032LGPB123155504	Mashreq Bank P.S.C.	Performance	3,436.8
032LGPB123155632	Mashreq Bank P.S.C.	Performance	7,330.9
032LGPB123155405	Mashreq Bank P.S.C.	Performance	8,151.4
032LGAP141320004	Mashreq Bank P.S.C.	Performance	34,048.0
5754505	MIZUHO BANK, LTD.	Performance	4,814.5
5754492	MIZUHO BANK, LTD.	Performance	5,086.6
S730850	National Bank Of Kuwait S.A.K.	Performance	82.7
S730710	National Bank Of Kuwait S.A.K.	Performance	1,081.0
S730711	National Bank Of Kuwait S.A.K.	Performance	1,081.0
G977	Qatar National Bank SAQ	Performance	1,800.0
HOU/S/06623	Riyad Bank, Houston Agency	Performance	170.0
HOU/S/07890	Riyad Bank, Houston Agency	Performance	399.7
HOU/S/07915	Riyad Bank, Houston Agency	Performance	399.7
HOU/S/07151	Riyad Bank, Houston Agency	Performance	745.2
HOU/S/07891	Riyad Bank, Houston Agency	Performance	799.3
HOU/S/07786	Riyad Bank, Houston Agency	Performance	1,731.4
HOU/S/07552	Riyad Bank, Houston Agency	Performance	2,438.5
HOU/S/07423	Riyad Bank, Houston Agency	Performance	3,087.3
HOU/S/07791	Riyad Bank, Houston Agency	Performance	3,243.6
HOU/S/07479	Riyad Bank, Houston Agency	Performance	3,726.4
HOU/S/07422	Riyad Bank, Houston Agency	Performance	5,080.4
HOU/S/07790	Riyad Bank, Houston Agency	Performance	6,487.2
HOU/S/07150	Riyad Bank, Houston Agency	Performance	6,961.8
HOU/S/07482	Riyad Bank, Houston Agency	Performance	7,801.3
HOU/S/07152	Riyad Bank, Houston Agency	Performance	13,366.8
3000310209	SAMBA Financial Group	Performance	12.6
3000310155	SAMBA Financial Group	Performance	14.8
3000310336	SAMBA Financial Group	Performance	18.0
3000310173	SAMBA Financial Group	Performance	23.1
3000310338	SAMBA Financial Group	Performance	27.0
3000310344	SAMBA Financial Group	Performance	27.1
3000310074	SAMBA Financial Group	Performance	59.4
3000310337	SAMBA Financial Group	Performance	66.8
3000310357	SAMBA Financial Group	Performance	88.0
3000399991	SAMBA Financial Group	Performance	94.5
3000310317	SAMBA Financial Group	Performance	98.9
3000399687	SAMBA Financial Group	Performance	105.0
3000399688	SAMBA Financial Group	Performance	105.0
3000310073	SAMBA Financial Group	Performance	143.6
3000394383	SAMBA Financial Group	Performance	166.4
3000310030	SAMBA Financial Group	Performance	241.8
3000399686	SAMBA Financial Group	Performance	314.9
3000399671	SAMBA Financial Group	Performance	319.9

3000398691	SAMBA Financial Group	Performance	428.4
3000397192	SAMBA Financial Group	Performance	441.2
3000398980	SAMBA Financial Group	Performance	444.0
3000399626	SAMBA Financial Group	Performance	449.9
3000399629	SAMBA Financial Group	Performance	449.9
3000398665	SAMBA Financial Group	Performance	458.3
3000399934	SAMBA Financial Group	Performance	464.8
3000399935	SAMBA Financial Group	Performance	464.8
3000394388	SAMBA Financial Group	Performance	567.9
3000396510	SAMBA Financial Group	Performance	632.1
3000396511	SAMBA Financial Group	Performance	632.1
3000310382	SAMBA Financial Group	Performance	650.0
3000310383	SAMBA Financial Group	Performance	650.0
3000392592	SAMBA Financial Group	Performance	704.4
3000399004	SAMBA Financial Group	Performance	730.0
3000399533	SAMBA Financial Group	Performance	841.1
3000398981	SAMBA Financial Group	Performance	1,185.3
3000399003	SAMBA Financial Group	Performance	1,460.0
3000399845	SAMBA Financial Group	Performance	1,580.0
3000399803	SAMBA Financial Group	Performance	1,630.0
3000393358	SAMBA Financial Group	Performance	1,746.2
3000310156	SAMBA Financial Group	Performance	2,370.0
3000399901	SAMBA Financial Group	Performance	2,370.0
3000394032	SAMBA Financial Group	Performance	2,691.7
3000399846	SAMBA Financial Group	Performance	3,160.0
3000310012	SAMBA Financial Group	Performance	3,268.2
3000310013	SAMBA Financial Group	Performance	3,268.2
3000399804	SAMBA Financial Group	Performance	4,401.0
7759	Santander	Performance	1,588.5
7829	Santander	Performance	5,000.0
777020069980-L	Standard Chartered Bank	Performance	15.0
123020068580	Standard Chartered Bank	Performance	27.2
777020075704-L	Standard Chartered Bank	Performance	45.0
777020070629-L	Standard Chartered Bank	Performance	80.0
777020021996-L	Standard Chartered Bank	Performance	98.5
777020069276-L	Standard Chartered Bank	Performance	140.0
777020067438-L	Standard Chartered Bank	Performance	149.9
123020500764	Standard Chartered Bank	Performance	250.0
777020050197-L	Standard Chartered Bank	Performance	291.1
777020072011-L	Standard Chartered Bank	Performance	402.0
777020029408-L	Standard Chartered Bank	Performance	560.0
777020072057-L	Standard Chartered Bank	Performance	712.9
779-02-0053968-I	Standard Chartered Bank	Performance	785.6
777020022085-L	Standard Chartered Bank	Performance	854.1
777020034303-L	Standard Chartered Bank	Performance	858.4
777020069025-L	Standard Chartered Bank	Performance	972.0
777020072048-l	Standard Chartered Bank	Performance	979.5
777020076730-L	Standard Chartered Bank	Performance	998.2
777020044436-L	Standard Chartered Bank	Performance	1,034.7
777020032350-L	Standard Chartered Bank	Performance	1,054.0
777020030245-L	Standard Chartered Bank	Performance	1,104.3
777020057984-L	Standard Chartered Bank	Performance	1,452.0

777020067401-L	Standard Chartered Bank	Performance	1,468.0
777020036515-L	Standard Chartered Bank	Performance	1,800.0
777020028221-L	Standard Chartered Bank	Performance	1,854.2
777020070870-L	Standard Chartered Bank	Performance	2,215.8
777020063094-L	Standard Chartered Bank	Performance	3,134.1
777020063076-L	Standard Chartered Bank	Performance	3,917.7
777020067777-L	Standard Chartered Bank	Performance	5,000.0
123020068731	Standard Chartered Bank	Performance	7,183.4
777020044409-L	Standard Chartered Bank	Performance	18,312.2
T407672	The Royal Bank of Scotland N.V.	Performance	0.0
MEAE1AE07G501131	The Royal Bank of Scotland N.V.	Performance	0.8
MEAE2AE07G501851	The Royal Bank of Scotland N.V.	Performance	0.8
MEAE2AE07G501853	The Royal Bank of Scotland N.V.	Performance	6.5
NLNL1NL14G840269	The Royal Bank of Scotland N.V.	Performance	7.6
T411003	The Royal Bank of Scotland N.V.	Performance	10.9
MEAE2AE07G501847	The Royal Bank of Scotland N.V.	Performance	13.6
MEAE2AE07G501849	The Royal Bank of Scotland N.V.	Performance	13.6
MEAE2AE07G501854	The Royal Bank of Scotland N.V.	Performance	20.4
T411036	The Royal Bank of Scotland N.V.	Performance	26.5
T410369	The Royal Bank of Scotland N.V.	Performance	72.0
T410368	The Royal Bank of Scotland N.V.	Performance	95.7
G14/4996	The Royal Bank of Scotland N.V.	Performance	117.1
NLNL1NL14G840477	The Royal Bank of Scotland N.V.	Performance	161.1
NLNL1NL09G830181	The Royal Bank of Scotland N.V.	Performance	749.0
T410470	The Royal Bank of Scotland N.V.	Performance	966.3
NLNL1NL14G839918	The Royal Bank of Scotland N.V.	Performance	1,297.9
T410471	The Royal Bank of Scotland N.V.	Performance	1,504.9
NLNL1NL14G839757	The Royal Bank of Scotland N.V.	Performance	1,850.0
NLNL1NL14G839758	The Royal Bank of Scotland N.V.	Performance	1,850.0
NLNL1NL12G837706	The Royal Bank of Scotland N.V.	Performance	23,982.8
SLCPPDX05105	U.S. Bank N.A.	Performance	70,000.0
29070196-A	Australian And New Zealand Banking Group Limited	Financial	1.7
21197	Australian And New Zealand Banking Group Limited	Financial	11.9
93033/80085	Bank of Nova Scotia	Financial	57,389.2
IGB1301451	BNP Paribas S.A.	Financial	2,926.1
4119584	BNP Paribas USA	Financial	25.4
4119591	BNP Paribas USA	Financial	1,915.9
4119582	BNP Paribas USA	Financial	2,050.0
FHGAV08077000200	Commerzbank AG	Financial	138.5
FNGPTH141138	HSBC Bank Australia Limited	Financial	26.5
FNGPTH141567	HSBC Bank Australia Limited	Financial	153.4
FNGPTH130624	HSBC Bank Australia Limited	Financial	198.2
FNGPTH116956	HSBC Bank Australia Limited	Financial	267.1
FNGPTH122092	HSBC Bank Australia Limited	Financial	307.1
FNGPTH116949	HSBC Bank Australia Limited	Financial	462.4
FNGPTH141045	HSBC Bank Australia Limited	Financial	482.2
FNGPTH151302	HSBC Bank Australia Limited	Financial	1,090.2
SDCMTN563275	HSBC Bank USA N.A.	Financial	100.0
SDCMTN567955	HSBC Bank USA N.A.	Financial	258.7
SDCMTN564216	HSBC Bank USA N.A.	Financial	283.7
SDCMTN563985	HSBC Bank USA N.A.	Financial	445.0
SDCMTN564121	HSBC Bank USA N.A.	Financial	2,723.7

SDCMTN563273	HSBC Bank USA N.A.	Financial	4,200.0
SDCMTN563274	HSBC Bank USA N.A.	Financial	12,610.8
NYSB2015003	Lloyds TSB Bank plc	Financial	500.0
NYSB2013303	Lloyds TSB Bank plc	Financial	4,436.8
032LGFN123150846	Mashreq Bank P.S.C.	Financial	8.2
032LGPP143370003	Mashreq Bank P.S.C.	Financial	27.5
032LGFN123150791	Mashreq Bank P.S.C.	Financial	43.6
032LGFN123150766	Mashreq Bank P.S.C.	Financial	54.5
032LGOT123151728	Mashreq Bank P.S.C.	Financial	61.8
032LGPP142580002	Mashreq Bank P.S.C.	Financial	114.0
032LGFN123150877	Mashreq Bank P.S.C.	Financial	136.2
032LGFN123150556	Mashreq Bank P.S.C.	Financial	163.4
032LGFN123150769	Mashreq Bank P.S.C.	Financial	171.5
3000368994	SAMBA Financial Group	Financial	18.7
777020052872-L	Standard Chartered Bank	Financial	22.3
777020063888-l	Standard Chartered Bank	Financial	44.5
359020594301	Standard Chartered Bank (Thai) PCL	Financial	59.2
MEAE1AE07G501121	The Royal Bank of Scotland N.V.	Financial	13.6
MEAE2AE07G502994	The Royal Bank of Scotland N.V.	Financial	13.6
SLCPPDX06471	U.S. Bank N.A.	Financial	2,000.0
	Letter of Credit & Bank Guarantee Utilization		1,426,854.0
	Revolver Foreign Currency Adjustment		1,908.0
	Total Utilization		1,428,762.0

SCHEDULE 7.12
SUBSIDIARY COVENANTS

None.

SCHEDULE 7.17
PERMITTED RESTRICTED PAYMENTS
None.

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
COMPANY AND BORROWERS:
Chicago Bridge & Iron Company N.V.
Chicago Bridge & Iron Company (Delaware)
CB&I Inc.
CBI Services, Inc.
Chicago Bridge & Iron Company B.V.
Chicago Bridge & Iron Company
One CB&I Plaza
2103 Research Forest Drive
The Woodlands, Texas 77380
Attention: Michael S. Taff, Chief Financial Officer
Telephone: 832-513-1000
Facsimile: 800- 513-1092
Website Address: www.cbi.com

ADMINISTRATIVE AGENT:
Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.
One Independence Center
101 N. Tryon Street, 5th Floor
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention:  Charles D. Hensley
Telephone:  980-388-3225
Facsimile: 704-719-5362
Electronic Mail:  charles.hensley@baml.com
Account No.:  1366212250600
ABA #026009593
Attn: Corporate Credit Services
Ref:  Chicago Bridge & Iron Company

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103-1399
Attention:  Bridgett J. Manduk
Telephone:  415-436-1097
Facsimile:   415-503-5011
Electronic Mail:  bridgett.manduk@baml.com